                                   PROSPECTUS
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                             The Chubb Series Trust
                             ----------------------

                               One Granite Place
                          Concord, New Hampshire 03301
                                 (603) 226-5000
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     The Chubb Series Trust, is an open-end diversified management investment company organized as a Delaware Business Trust (the "Trust"), effective as of October 28, 1994. The Trust is composed of five separate Portfolios which operate as distinct investment vehicles. The names and investment objectives of the Portfolios are as follows:

The RESOLUTE TREASURY MONEY MARKET PORTFOLIO seeks to provide current income, maintain a high level of liquidity and preserve capital.

The RESOLUTE BOND PORTFOLIO seeks to provide a high total return consistent with moderate risk of capital and maintenance of liquidity.

The RESOLUTE EQUITY PORTFOLIO seeks to provide a high total return from a portfolio comprised of selected equity securities.

The RESOLUTE SMALL COMPANY PORTFOLIO seeks to provide a high total return from a portfolio of equity securities of small companies.

The RESOLUTE INTERNATIONAL EQUITY PORTFOLIO seeks to provide a high total return from a portfolio of equity securities of foreign corporations.



     This Prospectus sets forth concisely the information about the Trust and its Portfolios that a prospective investor should know before investing. This Prospectus should be retained for future reference. A Statement of Additional Information for the Trust, dated August 1, 1995, has been filed with the Securities and Exchange Commission and incorporated herein by reference. The Statement of Additional Information is available without charge upon request from the Trust at the address or telephone number above, or by calling 1-800-997-4499. Inquiries about the Trust should be directed to the Trust at the same address or telephone number.



     AN INVESTMENT IN THE RESOLUTE TREASURY MONEY MARKET PORTFOLIO IS NEITHER INSURED NOR GUARANTEED BY THE UNITED STATES GOVERNMENT. INVESTMENTS IN THE PORTFOLIOS ARE NOT BANK DEPOSITS AND ARE NOT INSURED BY, GUARANTEED BY, OBLIGATIONS OF, OR OTHERWISE SUPPORTED BY THE FDIC OR ANY BANK. AN INVESTMENT IN ANY OF THE PORTFOLIOS IS SUBJECT TO RISK THAT MAY CAUSE THE VALUE OF THE INVESTMENT TO FLUCTUATE, AND WHEN THE INVESTMENT IS REDEEMED, THE VALUE MAY BE HIGHER OR LOWER THAN THE AMOUNT ORIGINALLY INVESTED BY THE INVESTOR.

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     The Resolute Equity, Small Company and International Equity Portfolios
permit investments in any nation, and investments in these Portfolios involve special considerations and risks.

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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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         THE DATE OF THIS PROSPECTUS IS      , 1995

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

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
Performance and Yield Information ........................................ 5
Portfolios ............................................................... 5
Investment Objectives and Policies ....................................... 6
     The Resolute Treasury Money Market Portfolio ........................ 6
          Investment Objective ........................................... 6
          Investment Policies ............................................ 7
          Risk Factors ................................................... 7
     The Resolute Bond Portfolio ......................................... 7
          Investment Objective ........................................... 7
          Investment Policies ............................................ 7
          Risk Factors ...................................................11
     The Resolute Equity Portfolio .......................................11
          Investment Objective ...........................................11
          Investment Policies ............................................11
          Risk Factors ...................................................13
     The Resolute Small Company Portfolio ................................13
          Investment Objective ...........................................13
          Investment Policies ............................................13
          Risk Factors ...................................................14
     The Resolute International Equity Portfolio .........................14
          Investment Objective ...........................................14
          Investment Policies ............................................14
          Risk Factors ...................................................16
Additional Investment Information ........................................16
     Convertible Securities for the Resolute Bond,
      Equity, Small Company and International
      Equity Portfolios ..................................................16
     When-Issued and Delayed Delivery Securities .........................16
     Repurchase Agreements ...............................................17
     Loans and Portfolio Securities.......................................17
     Reverse Repurchase Agreements .......................................18
     Mortgage Dollar Roll Transactions ...................................18
     Foreign Investment Information for the Resolute
      Bond, Equity, Small Company and International
      Equity Portfolios ..................................................18
     Foreign Currency Exchange Transactions for
      the Resolute Equity, Small Company and
      International Equity Portfolios ....................................20
     Illiquid Investments; Privately Placed and Other
      Unregistered Securities ............................................22
     Futures and Options Transactions for the Resolute
      Bond, Equity, Small Company and International
      Equity Portfolios ..................................................22
     Money Market Instruments for the Resolute Equity,
      Small Company and International Equity Portfolios ..................22
Investment Restrictions ..................................................23
Management of the Trust and Portfolios....................................23
Capital Shares ...........................................................26
Taxes and Dividends ......................................................27

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

Offering and Redemption of Shares ........................................28
Other Information ........................................................30
Appendix .................................................................31

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN IN ANY STATE IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO PERSON IS AUTHORIZED TO MAKE ANY REPRESENTATIONS IN CONNECTIONS WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THE PROSPECTUS.

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

                              FINANCIAL HIGHLIGHTS

  The following tables include selected unaudited data for a share of capital stock outstanding for each fund through out the period indicated and other performance information derived from the unaudited financial statements. The related financial statements are included in the Statement of Additional Information.

For a share outstanding for the semiannual period ended June 30, 1995:

CHUBB SERIES TRUST
FINANCIAL HIGHLIGHTS

For a share outstanding throughout the period from January 3, 1995 (Commencement of Operations) to June 30, 1995

                                                           Resolute
                                                           Treasury                                     Resolute        Resolute
                                                             Money         Resolute       Resolute        Small      International
                                                            Market           Bond          Equity        Company         Equity
                                                           Portfolio       Portfolio      Portfolio     Portfolio      Portfolio
                                                          -----------     -----------    -----------   -----------   -------------
Net asset value, beginning of
  period...........................................       $     10.00     $     10.00    $     10.00   $     10.00    $     10.00
Income From Investment
 Operations
  Net investment income............................              0.22            0.31           0.04          0.06           0.06
  Net gains and losses
    on securities (both
    realized and unrealized).......................              0.03            0.69           1.90          1.70           0.23
                                                          -----------     -----------    -----------   -----------    -----------
  Total from investment
    operations.....................................              0.25            1.00           1.94          1.76           0.29
Net asset value, end of period.....................       $     10.25     $     11.00    $     11.94   $     11.76    $     10.29
                                                          ===========     ===========    ===========   ===========    ===========
Total Return (A)...................................              2.49%          10.03%         19.38%        17.58%          2.29%
Ratios to Average Net Assets:
  (Annualized)
  Expenses.........................................              0.60%           0.75%          0.90%         1.15%          1.20%
  Net investment income............................              5.03%           6.43%          1.88%         1.14%          2.05%
Portfolio Turnover Rate............................                N/A         179.85%         27.68%        45.93%         49.98%
Net Assets, At End of Period.......................       $ 1,174,320     $ 1,254,740    $ 3,709,454   $ 2,450,739    $ 3,718,733

(A) Total return assumes reinvestment of all dividends during the period and does not reflect deduction of account fees and charges. Investment returns and principal values will fluctuate and shares, when redeemed, may be worth more or less than the original cost. Total returns for periods of less than one year have not been annualized.

PERFORMANCE AND YIELD INFORMATION

     From time to time the Trust may advertise the yield and/or the average annual total return of some or all of its five investment portfolios. These figures are based on historical earnings and are not intended to indicate future performance. Shares of the portfolios are presently offered only to corresponding divisions of separate accounts established by Chubb Life Insurance Company of America ("Chubb Life"), or its affiliated insurance companies to fund flexible premium life insurance policies. None of these performance figures reflect fees and charges imposed under such flexible premium life insurance policies, which fees and charges will reduce the yield and total return to policyowners; therefore, these performance figures may be of limited use for comparative purposes.

     The Resolute Treasury Money Market Portfolio's yield quotations represent the Portfolio's investment income, less expenses, expressed as a percentage of assets on an annualized basis for a seven-day period. The yield is expressed as both a simple annualized yield and a compounded effective yield. The yield for the non-money market portfolios is calculated by dividing the portfolio's net investment income per share during a recent 30-day period by the maximum offering price per share of that Portfolio (which is the net asset value of that Portfolio) on the last day of the period.

     The average annual total return quotations of the non-money market portfolios are determined by computing the average annual percentage change in value of a $100,000 investment, made at the maximum public offering price (which is net asset value) for certain specified periods. This computation assumes reinvestment of all dividends and distributions.

                                  PORTFOLIOS
                                  ----------

     The Trust currently consists of five investment portfolios: the Resolute Treasury Money Market Portfolio, the Resolute Bond Portfolio, the Resolute Equity Portfolio, the Resolute Small Company Portfolio, and the Resolute International Equity Portfolio (the "Portfolios").

     The separate accounts established by Chubb Life or its affiliated insurance companies are used for the purpose of funding Flexible Premium Variable Life Insurance Policies (the "Policies") issued by Chubb Life, its affiliated insurance companies and their successors and assigns. The owner of a Policy may allocate among the Portfolios the amounts available for investment under the Policy. Chubb Life is a wholly-owned subsidiary of The Chubb Corporation, a New Jersey corporation.

     In the future, subject to receipt of an exemptive order by the Securities and Exchange Commission, the Trust may sell its shares to other separate accounts, funding variable annuities and varaiable life policies, established by Chubb Life, its successors or assigns, or by other insurance companies with which Chubb Life is affiliated. The Trust may also add or delete Portfolios.

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

     Shares of each Portfolio are both offered and redeemed at their net asset value without the addition of any sales load or redemption charge. See "OFFERING AND REDEMPTION OF SHARES."

     The investment manager to the Trust is Chubb Investment Advisory Corporation ("Chubb Investment Advisory" or the "Investment Manager"), a wholly-owned subsidiary of Chubb Life. Chubb Investment Advisory and the Trust have contracted with Morgan Guaranty Trust Company of New York ("Morgan" or the "Sub-Adviser") to act as sub-investment adviser to the Portfolios. Morgan is a wholly-owned subsidiary of J.P. Morgan and Co. Incorporated.

                      INVESTMENT OBJECTIVES AND POLICIES
                      ----------------------------------

     The investment objectives and policies of each Portfolio are described below. The investment objectives of a Portfolio, and certain investment restrictions discussed in the Statement of Additional Information, may be changed only with the approval of the shareholders of each Portfolio that are affected by such change. The investment policies of a Portfolio, used in furtherance of the Portfolio's objectives, may be changed by the Trust's Board of Trustees (the "Board") without the approval of the Portfolio's shareholders.

     Because investment involves both opportunities for gain and risks of loss, no assurance can be given that the Portfolios will achieve their objectives. The difference in objectives and policies among the various Portfolios can be expected to affect each Portfolio's investment return as well as the degree of market and financial risks to which each Portfolio is subject. Prospective purchasers of Policies should carefully review the objectives and policies of the Portfolios and consider their ability to assume the risks involved before allocating amounts thereunder to particular Divisions.

THE RESOLUTE TREASURY MONEY MARKET PORTFOLIO

INVESTMENT OBJECTIVE: The Resolute Treasury Money Market Portfolio's investment objective is to provide current income, maintain a high level of liquidity, and preserve capital.

     The Portfolio seeks to achieve its investment objective by investing in direct obligations of the United States (U.S.) Treasury and engaging in repurchase agreement transactions with respect to those obligations. The Portfolio maintains a dollar- weighted average portfolio maturity of not more than 90 days and invests in the following securities which have effective maturities of not more than thirteen months.

INVESTMENT POLICIES: TREASURY SECURITIES. The Portfolio will invest in Treasury Bills, Notes, and Bonds, all of which are backed as to principal and interest payments by the full faith and credit of the United States of America ("Treasury Securities"). Each such obligation must have a remaining maturity of thirteen months or less at the time of purchase by the Portfolio. Treasury Bills have initial maturities of one year or less; Treasury Notes

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

have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of greater than ten years. The Portfolio will not invest in obligations of U.S. Government Agencies ("U.S. Government Agency Obligations").

     The Portfolio also may purchase Treasury Securities on a when-issued or delayed delivery basis, loan its portfolio securities and may engage in repurchase and reverse repurchase agreement transactions involving Treasury Securities. For a discussion of these transactions, see "ADDITIONAL INVESTMENT INFORMATION."

RISK FACTORS: Obligations of the U.S. Treasury are guaranteed by the U.S. Government as to the timely payment of principal and interest, but the market value of such obligations is not guaranteed and may rise and fall in response to changes in interest rates. Neither the shares of the Trust nor the interests in the Portfolio are guaranteed or insured by the U.S. Government.

THE RESOLUTE BOND PORTFOLIO

INVESTMENT OBJECTIVE: The Resolute Bond Portfolio's investment objective is to provide a high total return consistent with moderate risk of capital and maintenance of liquidity. Total return will consist of income plus realized and unrealized capital gains and losses. Although the net asset value of the Portfolio will fluctuate, the Portfolio attempts to preserve the value of its investments to the extent consistent with its objective.

     The Resolute Bond Portfolio is designed for investors who seek a total return over time that is higher than that generally available from a portfolio of short-term obligations while acknowledging the greater price fluctuation of longer-term instruments.

INVESTMENT POLICIES: The Sub-Adviser actively manages the Portfolio's duration, the allocation of securities across market sectors, and the selection of specific securities within sectors. Based on fundamental, economic and capital markets research, the Sub-Adviser adjusts the duration of the Portfolio in light of market conditions and the Sub-Adviser's interest rate outlook. For example, if interest rates are expected to fall, the duration may be lengthened to take advantage of the expected associated increase in bond prices. The Sub-Adviser also actively allocates the Portfolio's assets among the broad sectors of the fixed income market including, but not limited to, U.S. Government Agency Obligations, corporate securities, private placements, asset-backed and mortgage-related securities. Specific securities which the Sub-Adviser believes to be undervalued are selected for purchase within the sectors using advanced quantitative tools, analysis of credit risk, the expertise of a dedicated trading desk, and the judgment of fixed income portfolio managers and analysts. Under normal market conditions, the Sub-Adviser intends to keep the Portfolio essentially fully invested with at least 65% of the Portfolio's assets invested in bonds.

     Duration is a measure of the weighted average maturity of the bonds held in the Portfolio and can be used as a measure of the sensitivity of the Portfolio's market value to changes in interest rates. Under normal market conditions the Portfolio's duration will range between one year shorter and one year longer than the duration of the U.S. investment grade fixed income universe. However, the maturities of the individual securities in the Portfolio may vary widely.

     The Sub-Adviser intends to manage the portfolio actively in pursuit of its investment objective. Portfolio transactions are undertaken principally to accomplish the Portfolio's objective in relation to expected movements in the general level of interest rates, but the Portfolio may also engage in short-term trading consistent with its objective. To the extent the Portfolio engages in short term trading, it may incur increased transaction costs.

     CORPORATE BONDS, ETC. The Portfolio may invest in a broad range of U.S. dollar-denominated debt securities of domestic and foreign issuers. These include debt securities of various types and maturities, e.g. debentures, notes, mortgage securities, equipment trust certificates and other collateralized securities and zero coupon securities. Collateralized securities are backed by a pool of assets such as loans or receivables which generate cash flow to cover the payments due on the securities. Collateralized securities are subject to certain risks, including a decline in the value of the collateral backing the security, failure of the collateral to generate the anticipated cash flow or in certain cases more rapid prepayment because of events affecting the collateral, such as accelerated prepayment of mortgages or other loans backing these securities or destruction of equipment subject to equipment trust certificates. In the event of any such prepayment the Portfolio will be required to reinvest the proceeds of prepayments at interest rates prevailing at the time of reinvestment, which may be lower than at time of purchase. In addition, the value of zero coupon securities which do not pay interest is more volatile than that of interest bearing debt securities with the same maturity. The Portfolio does not intend to invest in common stock but may invest to a limited extent in convertible debt or preferred stock. The Portfolio does not expect to invest more than 25% of its assets in securities of foreign issuers. See "ADDITIONAL INVESTMENT INFORMATION" for further information on foreign investment and convertible securities.

     GOVERNMENT OBLIGATIONS, ETC. The Portfolio may invest in obligations issued or guaranteed by the U.S. Government and backed by the full faith and credit of the U.S. Government. These securities include Treasury securities, obligations of the Government National Mortgage Association ("GNMA"), the Farmers Home Administration and the Export Import Bank. GNMA Certificates are mortgage-backed securities which evidence an undivided interest in mortgage pools. These securities are subject to more rapid repayment than their stated maturity would indicate because prepayments of principal on mortgages in the pool are passed through to the holder of the securities. During periods of declining interest rates, prepayments of mortgages in the pool can be expected to increase. The pass-through of these prepayments would have the effect of reducing the Portfolio's positions in these securities and requiring the Portfolio to reinvest the prepayments at interest rates prevailing at the time of reinvestment. The Portfolio may also invest in obligations issued or guaranteed by U.S. Government agencies or instrumentalities where the Portfolio must look principally to the issuing or guaranteeing agency for ultimate repayment; some examples of agencies or instrumentalities issuing these obligations are the Federal Farm Credit System, the Federal Home Loan Banks and the Federal National Mortgage Association. Although these governmental issuers are responsible for payments on their obligations, they do not guarantee their market value. The Portfolio may also invest in municipal obligations which may be general obligations of the issuer or payable only from specific revenue sources. However, the Portfolio will invest only in municipal obligations that have been issued on a taxable basis or have an attractive yield excluding tax considerations. In addition, the Portfolio may invest in debt securities of foreign governments and governmental entities denominated, in all cases, in U.S. dollars. See "ADDITIONAL INVESTMENT INFORMATION" for further information on foreign investments.

     MONEY MARKET INSTRUMENTS. The Resolute Bond Portfolio may invest in various types of money market instruments subject to the quality requirements of the Resolute Bond Portfolio. See "Quality Information" below and "MONEY MARKET INSTRUMENTS" in the Statement of Additional Information. Under normal circumstances, the Portfolio will purchase these securities to invest temporary cash balances or to maintain liquidity to meet redemptions. However, the Portfolio may also invest in money market instruments as a temporary defensive measure taken during, or in anticipation of, adverse market conditions.

     United States Government Obligations. See "Government Obligations, etc." above.

     Bank Obligations. The Portfolio may invest in high quality U.S. dollar-denominated negotiable certificates of deposit, time deposits and bankers' acceptances of (i) banks, savings and loan associations and savings banks which have more than $2 billion in total assets and are organized under U.S. federal or state law, (ii) foreign branches of these banks or of foreign banks of equivalent size (Euros) and (iii) U.S. branches of foreign banks of equivalent size (Yankees). The Portfolio may also invest in obligations of international banking institutions designated or supported by national governments to promote economic reconstruction, development or trade between nations (e.g., the European Investment Bank, the Inter-American Development Bank, or the World
Bank). These obligations may be supported by appropriated but unpaid commitments of their member countries, and there is no assurance these commitments will be undertaken or met in the future.

     Commercial Paper; Bonds. The Portfolio may invest in high quality commercial paper and corporate bonds issued by U.S. corporations. The Portfolio may also invest in bonds and commercial paper of foreign issuers if the obligation is U.S. dollar-denominated and is not subject to foreign withholding tax.

     Asset-Backed Securities. The Portfolio may also invest in securities generally referred to as asset-backed securities, which directly or indirectly represent a participation interest in, or are secured by and payable from, a stream of payments generated by particular assets such as motor vehicle or credit card receivables. Asset-backed securities provide periodic payments that generally consist of both interest and principal payments. Consequently, the life of an asset-backed security varies with the prepayment experience of the underlying debt instruments.

     QUALITY INFORMATION. It is a current policy of the Resolute Bond Portfolio that under normal circumstances at least 65% of its total assets will consist of securities that are rated at least A by Moody's Investor Services ("Moody's") or Standard & Poor's Corporation ("Standard & Poors") or that are unrated and in the Sub-Adviser's opinion are of comparable quality. In the case of 30% of the Portfolio's investments, the Portfolio may purchase debt securities that are rated Baa or better by Moody's or BBB or better by Standard & Poor's or are unrated and in the Sub-Adviser's opinion are of comparable quality. The remaining 5% or less of the Portfolio's assets may be invested in debt securities rated Ba or better by Moody's or BB or better by Standard & Poor's or are unrated and in the Sub-Adviser's opinion are of comparable quality. Securities rated Baa by Moody's or BBB by Standard & Poor's are considered investment grade, but have some speculative characteristics. Securities rated Ba by Moody's or BB by Standard & Poor's are below investment grade (commonly known as "junk bonds") and considered to be speculative with regard to payment of interest and principal. These standards must be satisfied at the time an investment is made. If the quality of the investment later declines below the quality required for purchase, the Portfolio may continue to hold the investment. See "APPENDIX A" in the Statement of Additional Information for more detailed information on these ratings, and "High Yield/High Risk Bonds" in the Statement of Additional Information for a discussion of risks associated with the 5% or less of total assets that may be invested in junk bonds.

     The Portfolio may also purchase obligations on a when-issued or delayed delivery basis, enter into repurchase and reverse repurchase agreements, loan its portfolio securities, purchase certain privately placed securities and may use options on securities and securities indexes, futures contracts and options on futures contracts for hedging and risk management purposes. For a discussion of these investments and investment techniques, see "ADDITIONAL INVESTMENT INFORMATION."

RISK FACTORS: If the Resolute Bond Portfolio disposes of an obligation prior to maturity, it may realize a loss or a gain. An increase in interest rates will generally reduce the value of portfolio investments, and a decline in interest rates will generally increase the value of portfolio investments. As a result, the level of income under such circumstances may vary. In addition, portfolio investments (other than Treasury securities) are dependent upon the ability of the issuer to make scheduled payments of principal and income.

THE RESOLUTE EQUITY PORTFOLIO

INVESTMENT OBJECTIVE: The Resolute Equity Portfolio's investment objective is to provide a high total return from a portfolio comprised of selected equity securities. Total return will consist of realized and unrealized capital gains and losses plus income less expenses. The Portfolio invests primarily in the common stock of large and medium-sized U.S. corporations with market capitalizations above $1.5 billion.

     The Resolute Equity Portfolio is designed for investors who want an actively managed portfolio of selected equity securities that seeks to outperform the S&P 500 Index.

INVESTMENT POLICIES: The Sub-Adviser seeks to enhance the Portfolio's total return relative to that of the universe of large and medium-sized U.S. corporations, typically represented by the S&P 500 Index, through fundamental analysis, systematic stock valuation and disciplined portfolio construction. Based on internal fundamental research, the Sub-Adviser uses a systematic stock selection process to rank companies within economic sectors according to their relative value. From the universe of securities this model shows as undervalued, the Sub-Adviser selects stocks for the Portfolio based on a variety of criteria including the company's managerial strength, prospects for growth and competitive position. The Sub-Adviser may under or over-weight selected economic sectors against the S&P 500 Index's sector weightings to seek to enhance the Portfolio's total return or reduce the fluctuation in its market value relative to the Index.

     The Portfolio intends to manage its portfolio actively in pursuit of its investment objective. The Portfolio does not intend to respond to short-term market fluctuations or to acquire securities for the purpose of short-term trading; however, it may take advantage of short-term trading opportunities that are consistent with its objective. To the extent the Portfolio engages in short term trading it may incur increased transaction costs.

     EQUITY INVESTMENTS. During ordinary market conditions, the Sub-Adviser intends to keep the Portfolio essentially fully invested with at least 65% of the Portfolio's assets invested in equity securities consisting of common stocks and other securities with equity characteristics such as preferred stocks, warrants, rights and convertible securities. The Portfolio's primary equity investments are the common stocks of large and medium-sized U.S. corporations and similar securities of foreign corporations. The common stock in which the Portfolio may invest includes the common stock of any class or series or any similar equity interest, such as trust or limited partnership interests. These equity investments may or may not pay dividends and may or may not carry voting rights. The Portfolio invests in securities listed on a securities exchange or traded in an over-the-counter market, and may invest in certain restricted or unlisted securities.

     FOREIGN INVESTMENTS. The Portfolio may invest in equity securities of foreign corporations which may include American Depository Receipts ("ADRs"). However, the Portfolio does not expect to invest more than 30% of its assets at the time of purchase in securities of foreign issuers, nor does it expect more than 10% to be in securities of foreign issuers not listed on a national securities exchange or not denominated or principally traded in U.S. dollars. For further information on foreign investments and foreign currency exchange transactions, see "ADDITIONAL INVESTMENT INFORMATION."

     The Portfolio also may invest in securities on a when-issued or delayed delivery basis, enter into repurchase and reverse repurchase agreements, loan its portfolio securities, purchase certain privately placed securities and money market instruments (see "Money Market Instruments for the Resolute Equity, Small Company and International Equity Portfolios" for more information concerning the types of money market instruments that the Resolute Equity Portfolio may invest
in), and may use options on securities and securities indexes, futures contracts and options on futures contracts for hedging and risk management purposes. For a discussion of these investments and investment techniques, see "ADDITIONAL INVESTMENT INFORMATION."

RISK FACTORS: The foreign securities and ADRs in which the Portfolio may invest involve special considerations and risks. See "ADDITIONAL INVESTMENT INFORMATION" below. The prices of the types of securities usually purchased by the Resolute Equity Portfolio will tend to fluctuate more than the prices of securities purchased by the Resolute Treasury Money Market and Bond Portfolios. As a result, the net asset value of the Resolute Equity Portfolio may experience greater short-term and long-term variations than Portfolios that invest primarily in fixed income securities.

THE RESOLUTE SMALL COMPANY PORTFOLIO

INVESTMENT OBJECTIVE: The Resolute Small Company Portfolio's investment objective is to provide a high total return from a portfolio of equity securities of small companies. Total return will consist of realized and unrealized capital gains and losses plus income less expenses. The Portfolio invests at least 65% of the value of its total assets in the common stock of small U.S. companies primarily with market capitalizations less than $1.5 billion.

     The Resolute Small Company Portfolio is designed for investors who are willing to assume the somewhat higher risk of investing in small companies in order to seek a higher return over time than might be expected from a portfolio of stocks of large companies.

INVESTMENT POLICIES: The Sub-Adviser seeks to enhance the Portfolio's total return relative to that of the U.S. small company universe. To do so, the Sub-Adviser uses fundamental research, systematic stock valuation and a disciplined portfolio construction process. The Sub-Adviser continually screens the universe of small capitalization companies to identify for further analysis those companies which exhibit favorable characteristics such as significant and predictable cash flow and high quality management. Based on this investment process, as well as fundamental research, the Sub-Adviser ranks these companies within economic sectors according to their relative value. The Sub-Adviser then selects for purchase the most attractive companies within each economic sector.

     The Sub-Adviser uses a disciplined portfolio construction process to seek to enhance returns and reduce volatility in the market value of the Portfolio relative to that of the U.S. small company universe, typically represented by the Russell 2500 Index. The disciplined portfolio construction process involves continuously screening the small company universe and consists of three basic steps: first, calculating each company's internal rate of return ("IRR") based on projected cash flow; second, sorting those companies within fifteen economic sectors by IRR quintile rank; third, concentrating purchases in the top two quintiles of each sector and selling fourth and fifth quintiles. Variance in industry weights from the Russell 2500 are minimized to ensure that stock selection is the principal source of excess return.

     The Sub-Adviser believes that under normal market conditions, the Portfolio will have sector weightings comparable to that of the U.S. small company universe, although it may under or over-weight selected economic sectors. In addition, as a company moves out of the market capitalization range the small company universe, it generally becomes a candidate for sale by the Portfolio.

     The Portfolio intends to manage its investments actively to accomplish its investment objective. Since the Portfolio has a long-term investment perspective, it does not intend to respond to short-term market fluctuations or to acquire securities for the purpose of short-term trading; however, it may take advantage of short-term trading opportunities that are consistent with its objective. To the extent the Portfolio engages in short term trading it may incur increased transaction costs.

PERMISSIBLE INVESTMENTS. The Portfolio may invest in the same types of securities and use the same investment techniques, subject to the same limitations, as permitted for the Resolute Equity Portfolio.

RISK FACTORS: The risk factors discussed above in connection with the Resolute Equity Portfolio also apply to the Resolute Small Company Portfolio. The price of the securities purchased by the Resolute Small Company Portfolio will tend to fluctuate more than the prices of securities purchased by the Resolute Bond and Treasury Money Market Portfolios.

THE RESOLUTE INTERNATIONAL EQUITY PORTFOLIO

INVESTMENT OBJECTIVE: The Resolute International Equity Portfolio's investment objective is to provide a high total return from a portfolio of equity securities of foreign corporations. Total return will consist of realized and unrealized capital gains and losses plus income.

     The Resolute International Equity Portfolio is designed for investors with a long-term investment horizon who want to diversify their investments by adding international equities and take advantage of investment opportunities outside the U.S.

INVESTMENT POLICIES: The Portfolio seeks to achieve its investment objective through country allocation and stock valuation and selection. Based on fundamental research, quantitative valuation techniques, and experienced judgment, the Sub-Adviser uses a structured decision-making process to allocate the Portfolio primarily across the developed countries of the world outside the United States. This universe is typically represented by the Morgan Stanley Capital International Europe, Australia and Far East ("EAFE")

 Index.

     As a general matter, the Portfolio will be invested in a minimum of five different foreign countries at all times. However, this minimum is reduced to four when foreign country investments comprise less than 80% of the Portfolio's net asset value; to three when less than 60% of such value; to two when less than 40%; and to one when less than 20%.

     Using a systematic stock selection process and analysts' industry expertise, securities within each country are ranked within economic sectors according to their relative value. Based on this valuation, the Sub-Adviser selects the securities which appear the most attractive for the Portfolio. The Sub-Adviser believes that under normal market conditions, economic sector weightings generally will be similar to those of one or more relevant equity indexes.

     Finally, the Sub-Adviser actively manages currency exposure, in conjunction with country and stock allocation, in an attempt to protect and possibly enhance the Portfolio's market value. Through the use of forward foreign currency exchange contracts, the Sub-Adviser will adjust the Portfolio's foreign currency weightings to reduce its exposure to currencies deemed unattractive and, in certain circumstances, increase exposure to currencies deemed attractive, as market conditions warrant, based on fundamental research, technical factors, and the judgement of a team of experienced currency managers. For further information on foreign currency exchange transactions, see "ADDITIONAL INVESTMENT INFORMATION."

     The Portfolio intends to manage its portfolio actively in pursuit of its investment objective. The Portfolio does not expect to trade in securities for short-term profits; however, when circumstances warrant, securities may be sold without regard to the length of time held. To the extent the Portfolio engages in short term trading it may incur increased transaction costs.

     EQUITY INVESTMENTS. Under normal market conditions, the Sub-Adviser intends to keep the Portfolio essentially fully invested with at least 65% of the value of its total assets in equity securities of foreign issuers, consisting of common stocks and other securities with equity characteristics such as preferred stock, warrants, rights and convertible securities which may be held through ADRs. The Portfolio's primary equity investments are the common stock of established companies based in developed countries outside the U.S. Such investments will be made in at least three foreign countries. The common stock in which the Portfolio may invest includes the common stock of any class or series or any similar equity interest such as trust or limited partnership interests. The Portfolio may also invest in securities of issuers located in developing countries. See "ADDITIONAL INVESTMENT INFORMATION." The Portfolio invests in securities listed on the foreign or domestic securities exchanges and securities traded in foreign or domestic over-the-counter markets, and may invest in certain restricted or unlisted securities.

     The Portfolio may also invest in dollar and non-dollar denominated money market instruments (see "Money Market Instruments for the Resolute Equity, Small company and International Equity Portfolios" for more information concerning the types of money market instruments that the Resolute International Equity Portfolio may invest in) and securities on a when-issued or delayed delivery basis, enter into repurchase and reverse repurchase agreements, loan its portfolio securities, purchase certain privately placed securities and enter into certain hedging transactions, including options on equity securities, options on foreign stock indexes and forward foreign currency exchange contracts. For a discussion of these investments and investment techniques, see "ADDITIONAL INVESTMENT INFORMATION."

RISK FACTORS: The risk factors discussed above in connection with the Resolute Equity Portfolio also apply to the Resolute International Equity Portfolio. All or a significant portion of this Portfolio may be invested in foreign securities and ADRs, and investors should understand the special considerations and risks related to such an investment emphasis, including foreign currency risks. See "ADDITIONAL INVESTMENT INFORMATION."

                       ADDITIONAL INVESTMENT INFORMATION
                       ---------------------------------

CONVERTIBLE SECURITIES FOR THE RESOLUTE BOND, EQUITY, SMALL COMPANY AND INTERNATIONAL EQUITY PORTFOLIOS. The Resolute Bond, Equity, Small Company, and International Equity Portfolios may invest in convertible securities of domestic and, subject to each Portfolio's restrictions, foreign issuers. The convertible securities in which the Portfolios may invest include any debt securities or preferred stock which may be converted into common stock or which carry the right to purchase common stock. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time.

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. Each of the Portfolios may purchase securities on a when-issued or delayed delivery basis. Delivery of and payment for these securities may take as long as a month or more after the date of the purchase commitment. The value of these securities is subject to market fluctuation during this period and no interest or income accrues to the Portfolio until settlement. At the time of settlement a when-issued security may be valued at less than its purchase price. Each Portfolio maintains with the custodian of the Trust ("Custodian") a separate account with a segregated portfolio of securities in an amount at least equal to these commitments. For more information concerning the Custodian for the Trust see "INVESTMENT ADVISORY AND OTHER SERVICES" in the Statement of Additional Information. When entering into a when-issued or delayed delivery transaction, the Portfolio will rely on the other party to consummate the transaction; if the other party fails to do so, the Portfolio may be disadvantaged. It is the current policy of each Portfolio not to enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Portfolio's total assets less liabilities other than the obligations created by these commitments.

REPURCHASE AGREEMENTS. Each of the Portfolios may engage in repurchase agreement transactions with brokers, dealers or banks that meet the credit guidelines established by the Trustees. The Resolute Treasury Money Market Portfolio will only enter into repurchase agreements involving U.S. Treasury securities. In a repurchase agreement, a Portfolio buys a security from a seller that has agreed to repurchase it at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. The term of these agreements is usually from overnight to one week. A repurchase agreement may be viewed as a fully collateralized loan of money by a Portfolio to the seller. The Portfolio always receives securities as collateral with a market value at least equal to the purchase price plus accrued interest and this value is maintained during the term of the agreement. If the seller defaults and the collateral value declines, the Portfolio might incur a loss. If bankruptcy proceedings are commenced with respect to the seller, the Portfolio's realization upon the disposition of collateral may be delayed or limited. Investments in certain repurchase agreements and certain other investments which may be considered illiquid are limited. See "Illiquid Investments; Privately Placed and Other Unregistered Securities" below.

LOANS OF PORTFOLIO SECURITIES. Subject to applicable investment restrictions, each of the Portfolios is permitted to lend its securities. Each of the Portfolios may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by a Portfolio in the normal settlement time, generally five business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan is for the account of the relevant Portfolio and its respective shareholders. The Portfolios may pay reasonable finders' and custodial fees in connection with a loan. In addition, the Portfolios will consider all facts and circumstances including the creditworthiness of the borrowing financial institution, and the Portfolios will not make any loans in excess of one year. The Portfolios will not lend their securities to any officer, Trustee, Director, employee, or affiliate of the Trust, or the Adviser, Sub-Adviser, Administrator or Distributor, unless otherwise permitted by applicable law.

REVERSE REPURCHASE AGREEMENTS. Each of the Portfolios is permitted to enter into reverse repurchase agreements. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase it at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. It may also be viewed as the borrowing of money by the Portfolio and, therefore, is a form of leverage. Leverage may cause any gains or losses of the Portfolio to be magnified.

MORTGAGE DOLLAR ROLL TRANSACTIONS. The Resolute Bond Portfolio may engage in mortgage dollar roll transactions with respect to mortgage securities issued by certain federal government agencies. In a mortgage dollar roll transaction the Portfolio sells a mortgage backed security and simultaneously agrees to purchase a substantially similar security on a specified date at an agreed upon price. Compensation is derived from the difference of the sales price and the lower price for the future repurchase as well as by the interest earned on the reinvestment of the sales proceeds, and in some cases by a commitment fee.

FOREIGN INVESTMENT INFORMATION FOR THE RESOLUTE BOND, EQUITY, SMALL COMPANY,
AND INTERNATIONAL EQUITY PORTFOLIOS. The Resolute Bond, Equity and the Small Company Portfolios may invest in certain securities of foreign issuers. The Resolute International Equity Portfolio invests primarily in securities of foreign issuers. Investment in securities of foreign issuers and in obligations of foreign branches of domestic banks involves somewhat different investment risks from those affecting securities of U.S. domestic issuers. There may be limited publicly available information with respect to foreign issuers, and foreign issuers are not generally subject to uniform accounting, auditing and financial standards and requirements comparable to those applicable to domestic companies. Dividends and interest paid by foreign issuers may be subject to withholding and other foreign taxes which may decrease the net return on foreign investments as compared to dividends and interest paid to these Portfolios by domestic companies.

     Investors should realize that the value of each Portfolio's investments in foreign securities may be adversely affected by changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, nationalization, limitation on the removal of funds or assets, or imposition of (or change in) exchange control or tax regulations in those foreign countries. In addition, changes in government administrations or economic or monetary policies in the U.S. or abroad could result in appreciation or depreciation of portfolio securities and could favorably or unfavorably affect the Portfolio's operations. Furthermore, the economies of individual foreign nations may differ from the U.S. economy, whether favorably or unfavorably, in areas such as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position; it may also be more difficult to obtain and enforce a judgment against a foreign issuer. Any foreign investments made by the Portfolios must be made in compliance with the U.S. and foreign currency restrictions and tax laws restricting the amounts and types of foreign investments.

     In addition, while the volume of transactions effected on foreign stock exchanges has increased in recent years, in most cases it remains appreciably below that of domestic security exchanges. Accordingly, a Portfolio's foreign investments may be less liquid and their prices may be more volatile than comparable investments in securities of the U.S. companies. Moreover, the settlement periods for foreign securities, which are often longer than those for securities of the U.S. issuers, may affect portfolio liquidity. In buying and selling securities on foreign exchanges, purchasers normally pay fixed commissions that are generally higher than the negotiated commissions charged in the U.S. In addition, there is generally less government supervision and regulation of securities exchanges, brokers and issuers located in foreign countries than in the U.S.

     Although the Resolute International Equity Portfolio invests primarily in securities of established companies based in developed countries, it may also invest in securities of issuers in "emerging markets." Emerging markets include any country which in the opinion of the Sub-Adviser is generally considered to be an emerging or developing country by the international financial community. These countries generally include every country in the world except the U.S., Canada, Japan, Australia, New Zealand and most countries in Western Europe. Investments in securities of emerging markets countries entails a high degree of risk. Investment in securities of issuers in emerging markets carry all of the risks of investing in securities of foreign issuers outlined in this section to a heightened degree. These heightened risks include (i) greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability; (ii) the small current size of the markets for securities of emerging markets issuers and the currently low or non-existent volume of trading, resulting in lack of liquidity and in price volatility; (iii) certain national policies which may restrict the Portfolio's investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interests; and (iv) the absence of developed legal structures governing private or foreign investment and private property.

     Each of the Portfolios, other than the Resolute Treasury Money Market Portfolio, may invest in securities of foreign issuers directly or in the form of ADRs, European Depository Receipts ("EDRs") or other similar securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities they represent. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying foreign securities. Certain such institutions issuing ADRs may not be sponsored by the issuer of the underlying foreign securities. A non-sponsored depository may not provide the same shareholder information that a sponsored depository is required to provide under its contractual arrangements with the issuer of the underlying foreign securities. EDRs are receipts issued by a European financial institution evidencing a similar arrangement. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets, and EDRs, in bearer form, are designed for use in European securities markets.

     In the case of the Resolute Equity, Small Company and International Equity Portfolios, since investments in foreign securities involve foreign currencies, the value of their assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and in exchange control regulations, including currency blockage. See "Foreign Currency Exchange Transactions for the Resolute Equity, Small Company and International Equity Portfolios" below.

FOREIGN CURRENCY EXCHANGE TRANSACTIONS FOR THE RESOLUTE EQUITY, SMALL COMPANY AND INTERNATIONAL EQUITY PORTFOLIOS. Because the Resolute Equity, Small Company and International Equity Portfolios buy and sell securities denominated in currencies other than the U.S. dollar, and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Resolute Equity and Small Company Portfolios may, and the Resolute International Equity Portfolio will, enter from time to time into foreign currency exchange transactions. The Portfolios either enter into these transactions on a spot (i.e. cash) basis at the spot rate prevailing in the foreign currency exchange market, or use forward contracts to purchase or sell foreign currencies. The cost of a Portfolio's currency exchange transactions will generally be the difference between the bid and offer spot rate of the currency being purchased or sold.

     A forward foreign currency exchange contract is an obligation by the Portfolio to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract. Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are entered into in the interbank market directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement, and is traded at a net price without commission. The Portfolios will not enter into forward contracts for speculative purposes. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the Portfolio's securities, or prevent loss if the prices of these securities should decline.

     Each of these Portfolios may enter into foreign currency exchange transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or anticipated securities transactions. The Portfolios may also enter into forward contracts to protect against a change in foreign currency exchange rates that would cause a decline in the value of existing investments denominated or principally traded in a foreign currency. To do this, a Portfolio would enter into a forward contract to sell the foreign currency in which the investment is denominated, or principally traded, in exchange for U.S. dollars or in exchange for another foreign currency. A Portfolio will only enter into forward contracts to sell a foreign currency in exchange for another foreign currency if the Sub-Adviser expects the foreign currency purchased to appreciate against the U.S. dollar more than the foreign currency exchanged.

     Although these transactions are intended to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. In addition, forward contracts that convert a foreign currency into another foreign currency will cause the Portfolio to assume the risk of fluctuations in the value of the currency purchased vis-a-vis the hedged currency and the U.S. dollar. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

ILLIQUID INVESTMENTS; PRIVATELY PLACED AND OTHER UNREGISTERED SECURITIES. Subject to the limitations described below, each of the Portfolios may acquire investments that are illiquid or have limited liquidity, such as investments that are not registered under the Securities Act of 1933 (the "1933 Act") and cannot be offered for public sale in the U.S. without first being registered under the 1933 Act. An illiquid investment is any investment that cannot be disposed of within seven days in the normal course of business at approximately the amount at which it is valued by the Portfolio. The price the Portfolio pays for illiquid securities or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. Accordingly, the valuation of these securities will reflect any limitations on their liquidity.

     Acquisitions of illiquid investments by the Portfolios is subject to the following non-fundamental policies. The Resolute Treasury Money Market Portfolio may not acquire any illiquid securities if, as a result thereof, more than 10% of the market value of the Portfolio's total assets would be in illiquid investments. The Resolute Bond, Equity, Small Company and International Equity Portfolios may not invest in illiquid securities if, as a result more than 15% of the market value of its total assets would be invested in illiquid securities. Each of the Portfolios may also purchase Rule 144A securities sold to institutional investors without registration under the 1933 Act. These securities may be determined to be liquid in accordance with guidelines established by the Sub-Adviser and approved by the Trustees. The Trustees will monitor the Sub-Adviser's implementation of these guidelines on a periodic basis.

FUTURES AND OPTIONS TRANSACTIONS FOR THE RESOLUTE BOND, EQUITY, SMALL COMPANY AND INTERNATIONAL EQUITY PORTFOLIOS. Each of these Portfolios is permitted to enter into the futures and options transactions described in the "APPENDIX" to this Prospectus for both hedging and risk management purposes, although not for speculation. For more detailed information about these transactions, see the "APPENDIX" to this Prospectus and "OPTIONS AND FUTURES TRANSACTIONS" in the Statement of Additional Information.

MONEY MARKET INSTRUMENTS FOR THE RESOLUTE BOND, EQUITY, SMALL COMPANY AND INTERNATIONAL EQUITY PORTFOLIOS. The Resolute Bond, Equity, Small Company and International Equity Portfolios are permitted to invest in money market instruments, although each of these Portfolios intends to stay invested in equity securities (or in the case of the Resolute Bond Portfolio, long-term fixed income securities), to the extent practical in light of its objectives and long-term investment perspective. These Portfolios may make money market investments pending other investment or settlement, for liquidity or in adverse market conditions. The money market investments permitted for these Portfolios are the same as for the Resolute Bond Portfolio and include obligations of the U.S. Government and its agencies and instrumentalities, other debt securities, commercial paper, bank obligations and repurchase agreements, (see "THE RESOLUTE BOND PORTFOLIO-Money Market Instruments"). The Portfolio for the Resolute International Equity Portfolio may also invest in short-term obligations of sovereign foreign governments, their agencies, instrumentalities and political subdivisions. For more detailed information about these money market instruments, see "INVESTMENT OBJECTIVES AND POLICIES" in the Statement of Additional Information.

                           INVESTMENT RESTRICTIONS
                           -----------------------

     Investments of the Portfolios are further restricted by certain policies that may not be changed without the approval of the holders of the outstanding shares of each Portfolio. See "INVESTMENT RESTRICTIONS" in the Statement of Additional Information.

                  MANAGEMENT OF THE TRUST AND THE PORTFOLIOS
                  ------------------------------------------

     The Board is responsible for the administration of the affairs of the Trust. Pursuant to the Declarations of Trust for the Trust, the Trustees of the Trust ("Trustees") decide upon matters of general policy and review the actions of the Investment Manager, Sub-Adviser and other service providers.

     The Trust's investment manager is Chubb Investment Advisory, a registered investment adviser, which is a wholly owned subsidiary of Chubb Life. Its address is One Granite Place, Concord, NH 03301. It provides supervisory investment advice, acts as transfer and dividend disbursing agent for the Trust and provides certain administrative services for all the Trust's Portfolios.
Its investment advisory services include, among other things, recommending and overseeing the activities if the Sub- Adviser and reviewing practices of broker-dealers selected by the Sub-adviser. The cost of such services is included in the investment management fee described below. Chubb Investment Advisory also acts as investment manager and administrator to other open-end management investment companies.

     As noted above, Chubb Investment Advisory acts as transfer agent and dividend paying agent for the Trust and assumes a number of administrative functions in addition to its investment management services. For example, Chubb Investment Advisory prepares and distributes Proxy statements, Prospectuses, Statements of Additional Information, Reports and other communications with stockholders; schedules, plans the agenda for, and conducts the meetings of the Board and shareholders; and prepares and files tax returns and reports which federal, state, local or foreign laws may require. The cost of preparing, printing and distributing all materials and holding such meetings is borne by the Trust. The Trust also pays certain other expenses which are described under the heading "INVESTMENT ADVISORY AND OTHER SERVICES" in the Statement of Additional Information.

     The Sub-Adviser for the Portfolios is Morgan Guaranty Trust Company of of New York, a New York trust company which conducts a general banking and trust business, and maintains its principal office at 60 Wall Street, New York, New York 10260. Morgan is a wholly owned subsidiary of J.P. Morgan & Co. Incorporated, a bank holding company organized under the laws of Delaware. Through offices in New York City and abroad Morgan and its affiliates offer a wide range of services to governmental, institutional, corporate and individual customers and acts as investment adviser to individual and institutional clients. As of December 31, 19xx Morgan and its affiliates had total combined assets under management of approximately $xxx billion, (of which Morgan advises over $xx billion).

     Morgan provides investment advice and portfolio management services to each Portfolio. Subject to the supervision of the Trustees and the Investment Manager, Morgan makes each Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages each Portfolio's investments.

     Morgan uses a sophisticated, disciplined, collaborative process for managing all asset classes. The following persons are primarily responsible for the day-to-day management and implementation of Morgan's process for the respective Portfolios (the inception date of each person's responsibility for a Portfolio and their business experience for the past 5 years are indicated parenthetically): the Resolute Treasury Money Market Portfolio: James A. Hayes, Vice President (since November, 1993, employed by Morgan since prior to 1988) and Robert R. Johnson, Vice President (since November, 1993, employed by Morgan since 1988); the Resolute Bond Portfolio: William G. Tenille, Vice President (since January, 1994, employed by the Morgan since March, 1992, previously Managing Director, Manufacturers Hanover Trust Company) and Connie J. Plaehn, Vice President (since January, 1994, employed by Morgan since prior to 1989); the Resolute Equity Portfolio: William B. Petersen, Managing Director (since November, 1993, employed by Morgan since prior to 1988) and William M. Riegel, Jr., Vice President (since November, 1993, employed by Morgan since prior to
1988); the Resolute Small Company Portfolio: James B. Otness, Managing Director (since November, 1993, employed by Morgan since prior to 1988) and Fred W. Kittler, Vice President (since November, 1993, employed by Morgan since prior to
1988); and the Resolute International Equity Portfolio: Paul A Quinsee, Vice President (since November, 1993, employed by Morgan since February, 1992, previously Vice President, Citibank) and Thomas P. Madsen, Managing Director (since November, 1993, employed by Morgan since prior to 1988).

     Investment management fees are paid by the Trust to Chubb Investment Advisory monthly at an annual rate based on a percentage of the average daily net asset value of the each Portfolio. The compensation to the Sub-Adviser is paid directly from the investment management fees by Chubb Investment Advisory. The fees of Chubb Investment Advisory and the Sub-Adviser are set forth in the table below as an annual percentage of the average daily net asset value of each
Portfolio:

                                         Investment
                                           Manager     Sub-Adviser     Total
                                       -----------------------------------------

The Resolute Treasury
Money Market Portfolio                     .40%           .20%           .40%

The Resolute Bond
Portfolio                                  .50%           .30%           .50%

The Resolute Equity
Portfolio                                  .60%           .40%           .60%

The Resolute Small
Company Portfolio                          .80%           .60%           .80%

The Resolute Inter-
national Equity Portfolio                  .80%           .60%           .80%

     Chubb Life and Morgan have agreed that for the first two years of the Trust's existence they will each assume fifty percent of the expenses of each Portfolio of the Trust in excess of .60%, .75%, .90%, 1.15% and 1.20% of the average daily net asset value respectively of the Resolute Treasury Money Market, Bond, Equity, Small Company and International Equity Portfolios.

     For more information concerning the payment of expenses of the Trust, see "INVESTMENT ADVISORY AND OTHER SERVICES" in the Statement of Additional Information.

                                 CAPITAL SHARES

     The Trust issues a separate series of shares of beneficial interest for each Portfolio. Each share issued with respect to a Portfolio has a pro rata interest in all the assets of that Portfolio. Each share is entitled to one vote on all matters submitted to a vote of all shareholders of the Trust, and fractional shares are entitled to a corresponding fractional vote. Shares of a Portfolio will be voted separately from shares of other Portfolios on matters affecting only that Portfolio, including approval of the investment management agreement, the sub-investment advisory agreement, and changes in fundamental investment policies of that Portfolio. The assets of each Portfolio are charged with the liabilities of that Portfolio and a proportionate share of the general liabilities of the Trust. All shares may be redeemed at any time.

     As a Delaware Business Trust, the Trust is not required to hold regular annual shareholder meetings and, in the normal course, does not expect to hold such meetings. The Trust is, however, required to hold shareholder meetings for such purposes as, for example: (i) approving certain agreements as required by the 1940 Act; (ii) changing fundamental investment objectives and restrictions of the Portfolios; and (iii) filling vacancies on the Board in the event that less than a majority of the Trustees were elected by shareholders. The Trust expects that there will be no meetings of shareholders for the purpose of electing trustees unless and until such time as less than a majority of the trustees holding office have been elected by shareholders. At such time, the trustees then in office will call a shareholder meeting for the election of trustees. In addition, holders of record of not less than two-thirds of the outstanding shares of the Trust may remove a Trustee from office by a vote cast in person or by proxy at a shareholder meeting called for that purpose at the request of holders of 10% or more of the outstanding shares of the Trust. The Trust has the obligation to assist in any such shareholder communications. Except as set forth above, Trustees will continue in office and may appoint successor Trustees.

     Chubb Life purchased 100,000 shares of each of the Resolute Bond, Resolute Equity, Small Company and International Equity Portfolios for its general account. The purchase price of each share was $10.00. All other shares are being offered only to corresponding divisions of separate accounts established by Chubb Life or its affiliated insurance companies. Chubb Life's ownership of greater than 25% of these Portfolios may result in Chubb Life being deemed to be a controlling entity of them. The shares held in a separate account which are attributable to Policies will be voted by Chubb

Life or its affiliated insurance companies in accordance with instructions received from the owners of Policies. The shares held by Chubb Life or its affiliated insurance companies, including shares for which no voting instructions have been received, shares held in the separate account representing charges imposed by Chubb Life or its affiliated insurance companies against the separate account and shares held by Chubb Life or its affiliated insurance companies that are not otherwise attributable to Policies, will also be voted by Chubb Life or its affiliated insurance companies in proportion to instructions received from the owners of Policies. Chubb Life and its affiliated insurance companies reserve the right to vote any or all such shares at their discretion to the extent consistent with then current interpretations of the Investment Company Act of 1940 and rules thereunder.

                              TAXES AND DIVIDENDS

     Each Portfolio intends to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code (the "Code"). It is the Trust's policy to comply with the provisions of the Code regarding distribution of investment income. Under those provisions, a Portfolio will not be subject to federal income tax on that portion of its ordinary income and net capital gains distributed to shareholders.

     The Trust expects that each Portfolio will declare and distribute by the end of each calendar year all or substantially all ordinary income and net capital gains, if any, from the sale of investments. Failure to distribute substantially all ordinary and net capital gains, as described, may subject the Trust to an excise tax.

     Dividends from ordinary income will be declared and distributed with respect to each Portfolio at least once each year. Ordinary income of each Portfolio is the investment company taxable income as defined in Section 852(b) of the Code determined (1) without excluding the amount of net capital gain, if any, (2) without allowance of the deduction for dividends paid, (3) without taking into account any gain or loss from the sale or exchange of a capital asset, and (4) by treating the calendar year as each Portfolio's taxable year. All dividends and distributions will be automatically reinvested in additional shares of the Portfolio with respect to which dividends have been declared, at net asset value, as of the ex-dividend date of such dividends.

     Section 817(h) of the Code and regulations thereunder set standards for diversification of the investments underlying variable life insurance policies in order for such policies to be treated as life insurance. These requirements, which are in addition to diversification requirements applicable to the Portfolios under Subchapter M and the Investment Company Act of 1940, may affect the composition of a Portfolio's investments. Since the shares of the Trust are currently sold to segregated asset accounts underlying such variable life insurance policies, the Trust intends to comply with the diversification requirements as set forth in the regulations.

     The Secretary of the Treasury may in the future issue additional regulations or revenue rulings that will prescribe the circumstances in which a policyowner's control of the investments of a separate account may cause the policyowner, rather than the insurance company, to be treated as the owner of assets of the separate account. Failure to comply with Section 817(h) of the Code or any regulation thereunder, or with any regulations or revenue rulings on policyowner control, if promulgated, would cause earnings regarding a policyowner's interest in the separate account to be includible in the policyowner's gross income in the year earned.

                       OFFERING AND REDEMPTION OF SHARES

     Shares of each Portfolio are currently offered only to a corresponding division of a separate account to which premiums have been allocated by the owner of a Policy. Shares are sold and redeemed at their net asset value as next determined following receipt by the separate account of premium payments, surrender requests under Policies, loan payments, transfer requests, and similar or related transactions through the separate account.

     Although neither Chubb Life, its affiliates or the Trust currently foresees any disadvantages to offering the Trust's shares to additional separate accounts, funding variable annuities and variable life insurance policies, established by Chubb Life or its affiliated insurance companies, there is a possibility that a material conflict may arise between the interests of the different separate accounts. Remedial action may include withdrawal by a separate account from participation in the Trust. The Board intends to monitor events in order to identify any material conflicts and to determine what action, if any, should be taken in response thereto.

     Net asset value is normally determined as of the close of regular trading on the New York Stock Exchange (presently 4:00 p.m.) on each day during which the New York Stock Exchange is open for trading.

     An equity security listed on a stock exchange is valued at the closing sale price on the exchange on which such security is principally traded. If no sale took place, the mean of the bid and asked prices at the close of trading is used. A security not listed on a stock exchange is valued at the closing sale price as reported on a readily available market quotation system, or, if no sales took place, the mean of the bid and asked prices at the close of trading in the over-the-counter market. Quotations of foreign securities in foreign currencies are converted to U.S. dollar equivalents using appropriately translated foreign market closing prices.

     Trading in securities on exchanges in European and Far Eastern countries, and in over-the-counter markets in such other nations, is normally completed well before the close of trading on the New York Stock Exchange. Trading of European and Far Eastern securities, either generally or in a particular country or countries, may not take place on every day on which the New York Stock Exchange is open. Furthermore, trading takes place in Japanese markets on certain Saturdays, and in various foreign markets on days which are not business days in New York and on which the Trust's net asset value is not normally calculated. The calculation of the net asset value of those Portfolios which do such trading, therefore, may not take place contemporaneously with the determination of the prices of many of the securities of each such Portfolio which are used in making the calculation of net asset value. Occasionally, events affecting the values of such securities may occur between the times at which they are determined and the close of the New York Stock Exchange, which events may not be reflected in the computation of a Portfolio's net asset value. If, during such periods, events occur which materially affect the value of the securities of a Portfolio, and during such periods either shares are tendered for redemption or a purchase or sale order is received by the Trust, such securities will be valued at fair value as determined in good faith by the Board.

     Debt securities having remaining maturities of 60 days or less are valued on a amortized cost basis unless the Board determines that such method does not represent fair value. This procedure values a purchased instrument at cost on the date of purchase. It thereafter assumes a constant rate of amortization of any discount or premium and of accrual of interest income, regardless of any intervening change in general interest rates or the market value of the instrument.

     Options and convertible preferred stocks listed on a national securities exchange are valued as of their last sale price or, if there is no sale, at the current bid price. Futures contracts are valued as of their last sale price or, if there is no sale, at the latest available bid price.

     All other securities and assets are valued at their fair value as determined in good faith by the Board.

     With the approval of the Board, the Trust may utilize a pricing service, a bank, or a broker-dealer experienced in such matters to perform any of the above-described valuation functions.

                               OTHER INFORMATION

     Shares of the Portfolios are presently offered only to corresponding divisions of separate accounts established by Chubb Life or its affiliated insurance companies in order to fund the Policies. In the future, however, the shares of the Portfolios may also be offered to separate accounts of Chubb Life or affiliates of Chubb Life in order to fund additional variable life insurance policies or variable annuity contracts offered by Chubb Life or its affiliates.

     A potential for certain conflicts exists between the interests of variable life insurance policyowners and variable annuity contract owners. In the event that shares of the Portfolios are offered to separate accounts funding variable annuity contracts, the Board intends to monitor events for the existence of any material conflict between the interests of variable life insurance policyowners and variable annuity contract owners and to determine what action, if any, should be taken in response thereto.

                                   APPENDIX

     The Resolute Bond Portfolio may (a) purchase and sell exchange traded and over the counter ("OTC") put and call options on fixed income securities and indexes of fixed income securities, (b) purchase and sell futures contracts on fixed income securities and indexes of fixed income securities and (c) purchase and sell put and call options on futures contracts on fixed income securities and indexes of fixed income securities.

     The Resolute Equity, Small Company and International Equity Portfolios may
(a) purchase and sell exchange traded and OTC put and call options on equity securities or indexes of equity securities, (b) purchase and sell futures contracts on indexes of equity securities, and (c) purchase and sell put and call options on futures contracts on indexes of equity securities.

     Each of these Portfolios may use futures contracts and options for hedging and risk management purposes. See "RISK MANAGEMENT" in the Statement of Additional Information. None of the Portfolios may use futures and options for speculation.

     Each of these Portfolios may utilize options and futures contracts to manage its exposure to changing interest rates and/or security prices. Some options and futures strategies, including selling futures contracts and buying puts, tend to hedge a Portfolio's investments against price fluctuations. Other strategies, including buying futures contracts, writing puts and calls, and buying calls, tend to increase market exposure. Options and futures contracts may be combined with each other or with forward contracts in order to adjust the risk and return characteristics of a Portfolio's overall strategy in a manner deemed appropriate to the Sub-Adviser and consistent with a Portfolio's objective and policies. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

     The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase a Portfolio's return. While the use of these instruments by a Portfolio may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks.
If the Sub-Adviser applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower a Portfolio's return. Certain strategies limit a Portfolio's possibilities to realize gains as well as limiting its exposure to losses. The Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments, or if it could not close out its positions because of an illiquid secondary market. In addition, a Portfolio will incur transaction costs, including trading commissions and option premiums, in connection with its futures and options transactions and these transactions could significantly increase the Portfolio's turnover rate.

     The Portfolios will not purchase or sell (write) futures contracts, options, or futures contracts or commodity options for risk management purposes if, as a result, the aggregate initial margin and options premiums required to establish these positions exceed 5% of the net asset value of such Portfolio.

OPTIONS

     PURCHASING PUT AND CALL OPTIONS. By purchasing a put option, a Portfolio obtains the right (but not the obligation) to sell the instrument underlying the option at a fixed strike price. In return for this right, the Portfolio pays the current market price for the option (known as the option premium). Options have various types of underlying instruments, including specific securities, indexes of securities, indexes of securities prices, and futures contracts. The Portfolio may terminate its position in a put option it has purchased by allowing it to expire or by exercising the option. The Portfolio may also close out a put option position by entering into an offsetting transaction, if a liquid market exists. If the option is allowed to expire, the Portfolio will lose the entire premium it paid. If the Portfolio exercises a put option on a security, it will sell the instrument underlying the option at the strike price. If the Portfolio exercises an option on an index, settlement is in cash and does not involve the actual sale or securities. If an option is American Style, it may be exercised on any day up to its expiration date. A European style option may be exercised only on its expiration date.

     The buyer of a typical put option can expect to realize a gain if the price of the underlying instrument falls substantially. However, if the price of the instrument underlying the option does not fall enough to offset the cost of purchasing the option, a put buyer can expect to suffer a loss (limited to the amount of the premium paid, plus related transaction costs).

          The features of call options are essentially the same as those of put options, except that the purchaser of a call option obtains the right to purchase, rather than sell, the instrument underlying the option at the option's strike price. A call buyer typically attempts to participate in potential price increases of the instrument underlying the option with risk limited to the cost of the option if security prices fall. At the same time, the buyer can expect to suffer a loss if security prices do not rise sufficiently to offset the cost of the option.


     SELLING (WRITING) PUT AND CALL OPTIONS. When a Portfolio writes a put option, it takes the opposite side of the transaction from the option's purchaser. In return for receipt of the premium, the Portfolio assumes the obligation to pay the strike price for the instrument underlying the option if the other party to the option chooses to exercise it. The Portfolio may seek to terminate its position in a put option it writes before exercise by purchasing an offsetting option in the market at its current price. However, if the market is not liquid for a put option the Portfolio has written, the Portfolio must continue to be prepared to pay the strike price while the option is outstanding, regardless of price changes, and must continue to post margin as discussed below.

     If the price of the underlying instrument rises, a put writer would generally expect to profit, although its gain would be limited to the amount of the premium it received. If security prices remain the same over time, it is likely that the writer will also profit, because it should be able to close out the option at a lower price. If security prices fall, the put writer would expect to suffer a loss. However, this loss should be less than the loss from purchasing and holding the underlying instrument directly, because the premium received for writing the option should offset a portion of the decline.

     Writing a call option obligates a Portfolio to sell or deliver the option's underlying instrument in return for the strike price upon exercise of the option. The characteristics of writing call options are similar to those of writing put options, except that writing calls generally is a profitable strategy if prices remain the same or fall. Through receipt of the option premium a call writer offsets part of the effect of a price decline. At the same time, because a call writer must be prepared to deliver the underlying instrument in return for the strike price, even if its current value is greater, a call writer gives up some ability to participate in security price increases.

     The writer of an exchange traded put or call option on a security, an index of securities or a futures contract is required to deposit cash or securities or a letter of credit as margin and to make mark to market payments of variation margin as the position becomes unprofitable.

     OPTIONS ON INDEXES. Each Portfolio permitted to enter into options transactions may purchase and sell (write) put and call options on any securities index based on securities in which the Portfolio may invest. Options on securities indexes are similar to options on securities, except that the exercise of securities index options are settled by cash payment and does not involve the actual purchase or sale of securities. In addition, these options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security. A Portfolio, in purchasing or selling index options, is subject to the risk that the value of its portfolio securities may not change as much as an index because the Portfolio's investments generally will not match the composition of an index.

     For a number of reasons, a liquid market may not exist and thus a Portfolio may not be able to close out an option position that it has previously entered into. When a Portfolio purchases an OTC option, it will be relying on its counterparty to perform its obligations, and a Portfolio may incur additional losses if the counterparty is unable to perform.

FUTURES CONTRACTS

     When a Portfolio purchases a futures contract, it agrees to purchase a specified quantity of an underlying instrument at a specified future date or to make a cash payment based on the value of a securities index. When a Portfolio sells a futures contract, it agrees to sell a specified quantity of the underlying instrument at a specified future date or to receive a cash payment based on the value of a securities index. The price at which the purchase and sale will take place is fixed when the Portfolio enters into the contract. Futures can be held until their delivery dates or the position can be (and normally is) closed out before then. There is no assurance, however, that a liquid market will exist when the Portfolio wishes to close out a particular position.

     When a Portfolio purchases a futures contract, the value of the futures contract tends to increase and decrease in tandem with the value of its underlying instrument. Therefore, purchasing futures contracts will tend to increase a Portfolio's exposure to positive and negative price fluctuations in the underlying instrument, much as if it had purchased the underlying instrument directly. When a Portfolio sells a futures contract, by contrast, the value of its futures position will tend to move in a direction contrary to the value of the underlying instrument. Selling futures contracts, therefore, will tend to offset both positive and negative market price changes, much as if the underlying instrument has been sold.

     The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, when a Portfolio buys or sells a futures contract it will be required to deposit "initial margin" with its custodian in a segregated account in the name of its futures broker, known as a futures commission merchant ("FCM"). Initial margin deposits are typically equal to a small percentage of the contract's value. If the value of either party's position declines, that party will be required to make additional "variation margin" payments equal to the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. A Portfolio may be obligated to make payments of variation margin at a time when it is disadvantageous to do so. Furthermore, it may not always be possible for a Portfolio to close out its futures positions. Until it closes out a futures position, a Portfolio will be obligated to continue to pay variation margin. Initial and variation margin payments do not constitute purchasing on margin for purposes of the Portfolio's investment restrictions. In the event of the bankruptcy of an FCM that holds margin on behalf of a Portfolio, the Portfolio may be entitled to return of margin owed to it only in proportion to the amount received by FCM's other customers, potentially resulting in losses to the Portfolio.

     Each Portfolio will segregate liquid, high quality assets in connection with its use of options and futures contracts to the extent required by the staff of the Securities and Exchange Commission ("SEC"). Securities held in a segregated account cannot be sold while the futures contract or option is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of a Portfolio's assets could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

     For further information about the Portfolio's use of futures and options and a more detailed discussion of associated risks, see "INVESTMENT OBJECTIVES AND POLICIES" in the Statement of Additional Information.

                            THE CHUBB SERIES TRUST
                             CROSS REFERENCE SHEET


Cross reference sheet showing location in the Statement of Additional Information by the Items in Part B of Form N-1A.

   Item         Heading in Statement of
   Number       Additional Information
   ------       -----------------------


     10         Cover Page
     11         Table of Contents
     12         Business History
     13         Investment Objectives and Policies - Investment
                 Restrictions
     14         Trustees and Officers
     15         Capital Shares
     16         Investment Advisory and Other Services
     17         Portfolio Transactions and Brokerage Allocations
     18         Capital Shares
     19         Offering and Redemption of Shares
     20         Taxes
     21         Offering and Redemption of Shares
     22         Performance and Yield Information
     23         *(Financial Statements)

-------------

*Indicates inapplicable or negative.

                            THE CHUBB SERIES TRUST
                               ONE GRANITE PLACE
                         CONCORD, NEW HAMPSHIRE 03301
                                (603) 226-5000

                              A SERIES TRUST WITH

                 THE RESOLUTE TREASURY MONEY MARKET PORTFOLIO
                          THE RESOLUTE BOND PORTFOLIO
                         THE RESOLUTE EQUITY PORTFOLIO
                     THE RESOLUTE SMALL COMPANY PORTFOLIO
                  THE RESOLUTE INTERNATIONAL EQUITY PORTFOLIO


                      STATEMENT OF ADDITIONAL INFORMATION


--------------------------------------------------------------------------------

          THIS STATEMENT OF ADDITIONAL INFORMATION IS NOT A PROSPECTUS BUT SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH THE PROSPECTUS OF THE TRUST. IT IS INCORPORATED BY REFERENCE INTO THE PROSPECTUS. A COPY OF THE PROSPECTUS MAY BE OBTAINED BY WRITING OR CALLING THE TRUST AT THE ADDRESS OR TELEPHONE NUMBER ABOVE.

--------------------------------------------------------------------------------

The date of the Prospectus to which this Statement of Additional Information
relates is       1995.

The date of this Statement of Additional Information is         , 1995.

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----
BUSINESS HISTORY ....................................................  4
INVESTMENT OBJECTIVES AND POLICIES ..................................  4
          The Resolute Treasury Money Market Portfolio ..............  4
          The Resolute Bond Portfolio ...............................  4
          The Resolute Equity Portfolio .............................  5
          The Resolute Small Company Portfolio ......................  5
          The Resolute International Equity Portfolio ...............  5
          Money Market Instruments ..................................  6
               U.S. Treasury Securities .............................  6
               Additional U.S. Government Obligations ...............  6
               Foreign Government Obligations .......................  6
               Bank Obligations .....................................  7
               Commercial Paper .....................................  7
               Repurchase Agreements ................................  8
          Corporate Bonds and Other Debt Securities .................  9
               High-Yield/High-Risk Bonds ...........................  9
               Asset Backed Securities .............................. 10
          Equity Investments ........................................ 10
               Equity Securities .................................... 10
          Foreign Investments ....................................... 11
          Additional Investments .................................... 12
               When Issued and Delayed Delivery Securities .......... 12
               Investment Company Securities ........................ 12
               Reverse Repurchase Agreements ........................ 13
               Mortgage Dollar Roll Transactions .................... 13
               Loans of Portfolio Securities ........................ 14
           Privately Placed and Certain Unregistered
                Securities .......................................... 14
          Quality and Diversification Requirements .................. 14
               Resolute Treasury Money Market Portfolio ............. 15
               Resolute Bond Portfolio .............................. 15
               Resolute Equity, Small Company and
                International Equity Portfolios ..................... 15
          Options and Futures Transactions .......................... 16
               Exchange Traded and Over the Counter Options ......... 16
               Futures Contracts and Options on Futures
                 Contracts .......................................... 16
               Combined Activities .................................. 17
               Correlation of Price Changes ......................... 17
               Liquidity of Options and Futures Contracts ........... 18
               Position Limits ...................................... 18
               Asset Coverage for Futures Contracts and
                Option Positions .................................... 19
          Risk Management ........................................... 19

INVESTMENT RESTRICTIONS ............................................. 19
          Fundamental Investment Restrictions ....................... 19
          Non-Fundamental Investment Restrictions ................... 21
               The Resolute Treasury Money Market
                Portfolio ........................................... 21
               The Resolute Bond, Equity, Small Company
                and International Equity Portfolios ................. 21
TRUSTEES AND OFFICERS ................................................25
INVESTMENT ADVISORY AND OTHER SERVICES ...............................25
          Investment Management Agreements and Sub-Advisory
            Agreements .............................................. 25
          Independent Auditors ...................................... 27
          Custodian ................................................. 27
          Payment of Expenses ....................................... 27
PORTFOLIO TRANSACTIONS AND BROKERAGE ALLOCATIONS .................... 28
CAPITAL SHARES ...................................................... 30
OFFERING AND REDEMPTION OF SHARES ................................... 31
DETERMINATION OF NET ASSET VALUE .................................... 32
TAXES ............................................................... 33
PERFORMANCE AND YIELD INFORMATION ................................... 35
          Money Market Portfolio .................................... 35
          Non-Money Market Portfolios ............................... 35
DELAWARE BUSINESS TRUST ............................................. 38
ADDITIONAL INFORMATION .............................................. 38
          Reports ................................................... 38
APPENDIX A .......................................................... 39
FINANCIAL STATEMENTS................................................. F-1

                               BUSINESS HISTORY

     The Chubb Series Trust, (the "Trust") a Delaware Business Trust is an open-end diversified management investment company established by Chubb Life Insurance Company of America ("Chubb Life") to provide for the investment of assets of separate accounts established by Chubb Life or its affiliated insurance companies. Such assets are acquired by the separate accounts pursuant to the sale of flexible premium variable life insurance policies (the "Policies"). The Trust has no business history prior to being organized in Delaware on October 28, 1993. In the future, the Trust may sell its shares to other separate accounts funding variable annuities and variable life insurance policies established by Chubb Life, its successors or assigns, or by other insurance companies with which Chubb Life is affiliated, and may add or delete Portfolios.

                      INVESTMENT OBJECTIVES AND POLICIES

THE RESOLUTE TREASURY MONEY MARKET PORTFOLIO is designed to be an economical and convenient means of making substantial investments in short-term direct obligations of the United States ("U.S.") Treasury. The Resolute Treasury Money Market Portfolio's investment objective is to provide current income, maintain a high level of liquidity, and preserve capital.

     The Portfolio attempts to achieve its investment objective by maintaining a dollar-weighted average portfolio maturity of not more than 90 days and by investing in U.S. Treasury securities described in the Prospectus and in this Statement of Additional Information that have effective maturities of not more than thirteen months.

THE RESOLUTE BOND PORTFOLIO is designed to be an economical and convenient means of making substantial investments in a broad range of U.S. dollar-denominated corporate and government debt obligations and related investments, subject to certain quality and other restrictions. The Resolute Bond Portfolio's investment objective is to provide a high total return consistent with moderate risk of capital and maintenance of liquidity. Although the net asset value of the Resolute Bond Portfolio will fluctuate, the Resolute Bond Portfolio attempts to conserve the value of its investments to the extent consistent with its objective.

     The Portfolio attempts to achieve its investment objective by investing primarily in U.S. dollar-denominated corporate and government debt obligations and related securities described in the Prospectus and this Statement of Additional Information. The Portfolio may purchase or sell financial futures contracts and options in order to attempt to reduce the volatility of its portfolio, manage market risk and minimize fluctuations in net asset value. For a discussion of these investments, see "OPTIONS AND FUTURES TRANSACTIONS."

THE RESOLUTE EQUITY PORTFOLIO is designed for investors who want an actively managed portfolio of selected equity securities that seeks to outperform the S&P 500 Index. The Resolute Equity Portfolio's investment objective is to provide a high total return from a portfolio comprised of selected equity securities.

     During ordinary market conditions, at least 65% of the Portfolio's net assets will be invested in equity securities consisting of common stocks and other securities with equity characteristics such as preferred stock, warrants, rights and convertible securities. The Portfolio's primary investments are the common stock of large and medium sized U.S. corporations.

THE RESOLUTE SMALL COMPANY PORTFOLIO is designed for investors who are willing to assume the somewhat higher risk of investing in small companies in order to seek a higher return over time than might be expected from a portfolio of stocks of large companies. The Resolute Small Company Portfolio's investment objective is to provide a high total return from a portfolio of equity securities of small companies.

     The Portfolio may invest in the same types of securities as permitted for the Resolute Equity Portfolio.

THE RESOLUTE INTERNATIONAL EQUITY PORTFOLIO is designed for investors with a long-term investment horizon who want to diversify their portfolios by adding international equities and take advantage of investment opportunities outside the U.S. The Resolute International Equity Portfolio's investment objective is to provide a high total return from a portfolio of equity securities of foreign corporations.

     The Portfolio seeks to achieve its investment objective by investing primarily in the equity securities of foreign corporations, consisting of common stock and other securities with equity characteristics such as preferred stock, warrants, rights and convertible securities. Under normal circumstances, the Portfolio expects to invest at least 65% of its total assets in such securities. The Portfolio does not intend to invest in U.S. securities (other than short-term instruments), except, temporarily, when extraordinary circumstances prevailing at the same time in a significant number of developed foreign countries render investments in such countries inadvisable.

     The following discussion supplements the information regarding the investment objective of each of the Portfolios and the policies to be employed to achieve their objectives as set forth above and in the Prospectus.

MONEY MARKET INSTRUMENTS

     As discussed in the Prospectus, each Portfolio may invest in money market instruments to the extent consistent with its investment objective and policies. A description of the various types of money market instruments that may be purchased by the Portfolios appears below. See "QUALITY AND DIVERSIFICATION REQUIREMENTS."

U.S. TREASURY SECURITIES. Each of the Portfolios may invest in direct obligations of the U.S. Treasury, including Treasury Bills, Notes and Bonds, all of which are backed as to principal and interest payments by the full faith and credit of the U.S.

ADDITIONAL U.S. GOVERNMENT OBLIGATIONS. Each of the Portfolios, except the Resolute Treasury Money Market Portfolio, may invest in obligations issued or guaranteed by U.S. Government agencies or instrumentalities. These obligations, may or may not be backed by the "full faith and credit" of the U.S. In the case of securities not backed by the full faith and credit of the U.S., each Portfolio must look principally to the federal agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the U.S. itself in the event the agency or instrumentality does not meet its commitments. Securities in which each Portfolio, except the Resolute Treasury Money Market Portfolio, may invest that are not backed by the full faith and credit of the U.S. include, but are not limited to, obligations of the Tennessee Valley Authority, the Federal National Mortgage Association, and the United States Postal Service, each of which has the right to borrow from the U.S. Treasury to meet its obligations, and obligations of the Federal Farm Credit System and the Federal Home Loan Banks, both of whose obligations may be satisfied only by the individual credits of each issuing agency. Securities which are backed by the full faith and credit of the U.S. include obligations of the Government National Mortgage Association, the Farmers Home Administration, and the Export-Import Bank.

FOREIGN GOVERNMENT OBLIGATIONS. Each of the Portfolios, except the Resolute Treasury Money Market Portfolio, subject to its applicable investment policies, may also invest in short-term obligations of foreign sovereign governments or of their agencies, instrumentalities, authorities or political subdivisions. These securities may be denominated in the U.S. dollar or, in the case of the Resolute Equity, Small Company or International Equity Portfolios, in another currency. See "FOREIGN INVESTMENTS."

BANK OBLIGATIONS. Each of the Portfolios, except the Resolute Treasury Money Market Portfolio, unless otherwise noted in the Prospectus or below, may invest in negotiable certificates of deposit, time deposits and bankers' acceptances of
(i) banks,
savings and loan associations and savings banks which have more than $2 billion in total assets (the "Asset Limitation") and are organized under the laws of the U.S. or any state, (ii) foreign branches of these banks or of foreign banks of equivalent size (Euros) and (iii) U.S. branches of foreign banks of equivalent size (Yankees). The Asset Limitation does not apply to the Resolute International Equity Portfolio. See "FOREIGN INVESTMENTS." The Portfolios will not invest in bank obligations for which the Sub- Adviser, or any of its affiliated persons, is the ultimate obligor or accepting bank. Each of the Portfolios other than the Resolute Treasury Money Market Portfolio, may also invest in obligations of international banking institutions designated or supported by national governments to promote economic reconstructions, development or trade between nations (e.g. the European Investment Bank, the Inter-American Development Bank, or the World Bank).

COMMERCIAL PAPER. Each of the Portfolios (except the Resolute Treasury Money Market Portfolio) may invest in commercial paper, including master demand obligations. Master demand obligations are obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. Master demand obligations are governed by agreements between the issuer and the Sub-Adviser of the Portfolios, acting as agent, for no additional fee. The monies loaned to the borrower come from accounts maintained with or managed by the Sub-Adviser or its affiliates, pursuant to arrangements with such accounts. Interest and principal payments are credited to such accounts. The Sub-Adviser, acting as a fiduciary on behalf of its clients, has the right to increase or decrease the amount provided to the borrower under an obligation. The borrower has the right to pay without penalty all or any part of the principal amount then outstanding on an obligation together with interest to the date of payment. Since these obligations typically provide that the interest rate is tied to the Federal Reserve Commercial Paper Composite Rate, the rate on master demand obligations is subject to change. Repayment of a master demand obligation to participating accounts depends on the ability of the borrower to pay the accrued interest and principal of the obligation on demand which is continuously monitored by the Portfolio's Sub-Adviser. Since master demand obligations typically are not rated by credit rating agencies, the Portfolios may invest in such unrated obligations only if at the time of an investment the obligation is determined by the Sub-Adviser to have a credit quality which satisfies the particular Portfolio's quality restrictions. See "QUALITY AND DIVERSIFICATION REQUIREMENTS." Although there is no secondary market for master demand obligations, such obligations are considered by the Portfolios to be liquid because they are payable upon demand. The Portfolios do not have any specific percentage limitation on investments in master demand obligations.

REPURCHASE AGREEMENTS. Each of the Portfolios may enter into repurchase agreements with brokers, dealers or banks that meet the credit guidelines approved by the Trust's Board of Trustees (the "Board"). In a repurchase agreement, a Portfolio buys a security from a seller that has agreed to repurchase the same security at a mutually agreed upon date and price. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. This interest rate is effective for the period of time the Portfolio is invested in the agreement and is not related to the coupon rate on the underlying security. A repurchase agreement may also be viewed as a fully collateralized loan of money by a Portfolio to the seller. The period of these repurchase agreements will usually be short, from overnight to one week, and at no time will the Portfolios invest in repurchase agreements for more than thirteen months. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of thirteen months from the effective date of the repurchase agreement. The Resolute Treasury Money Market Portfolio will only enter into repurchase agreements involving U.S. Treasury securities. The Portfolios will always receive securities as collateral whose market value is, and during the entire term of the agreement remains, at least equal to 100% of the dollar amount invested by the Portfolios in each agreement plus accrued interest, and the Portfolios will make payment for such securities only upon physical delivery or upon evidence of book entry transfer to the account of the custodian of the Portfolio. The Resolute Treasury Money Market Portfolio will be fully collateralized within the meaning of paragraph (a)(3) of Rule 2a-7 under the Act. If the seller defaults, a Portfolio might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by a Portfolio may be delayed or limited. See "INVESTMENT RESTRICTIONS."

     Each of the Portfolios (other than the Resolute Treasury Money Market Portfolio) may make investments in other debt securities with remaining effective maturities of not more than thirteen months, including without limitation corporate and bonds of foreign and domestic issuers, asset-backed securities and other obligations described in the Prospectus or this Statement of Additional Information.

CORPORATE BONDS AND OTHER DEBT SECURITIES

     As discussed in the Prospectus, the Resolute Bond Portfolio may invest in bonds and other debt securities of domestic and foreign issuers to the extent consistent with its investment objective and policies. A description of these investments appears in the Prospectus and below. See "QUALITY AND DIVERSIFICATION REQUIREMENTS." For information on short-term investments in these securities, see "MONEY MARKET INSTRUMENTS."

HIGH YIELD/HIGH RISK BONDS. High-yield/high risk, below investment grade securities (commonly known as "junk bonds") involve significant credit and liquidity concerns and fluctuating yields and are not suitable for for short-term investing. Lower rated bonds also involve the risk that the issuer will not make interest or principal payments when due. More careful analysis of the financial condition of each issuer of lower rated securities is therefore necessary. During an economic downturn or substantial period of rising interest rates, highly leveraged issuers may experience financial stress which would adversely affect their ability to service their principal and interest payment obligations, to meet projected business goals to obtain additional financing. The market prices of lower grade securities are generally less sensitive to interest rate changes than higher rated investments, but more sensitive to adverse economic or political changes or individual developments specific to the issuer. Periods of economic or political uncertainty and change can be expected to result in volatility of prices of these securities. Lower rated securities also may have less liquid markets than higher rated securities, and their liquidity as well as their value may be more severely affected by adverse economic conditions. Adverse publicity and investor perceptions as well as new proposed laws may also heve a greater negative impact on the market for lower rated bonds.

ASSET-BACKED SECURITIES. Asset-backed securities directly or indirectly represent a participation interest in, or are secured by and payable from, a stream of payments generated by particular assets such as motor vehicle or credit card receivables. Payments of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the entities issuing the securities. The asset-backed securities in which a Portfolio may invest are subject to the Portfolio's overall credit requirements. However, asset-backed securities, in general, are subject to certain risks. Most of these risks are related to limited interests in applicable collateral. For example, credit card debt receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts on credit card debt thereby reducing the balance due. Additionally, if the letter of credit is exhausted, holders of asset-backed securities may also experience delays in payments or losses if the full amounts due on underlying sales contracts are not realized. Because asset-backed securities are relatively new, the market experience in these securities is limited and the market's ability to sustain liquidity through all phases of the market cycle has not been tested.

EQUITY INVESTMENTS

     As discussed in the Prospectus, the Resolute Equity, Small Company and International Equity Portfolios invest primarily in equity securities consisting of common stock and other securities with equity characteristics. The securities in which the Portfolios invest include those listed on any domestic or foreign securities exchange or traded in the over-the-counter markets as well as certain restricted or unlisted securities. A discussion of the various types of equity investments which may be purchased by these Portfolios appears in the Prospectus and below. See "QUALITY AND DIVERSIFICATION REQUIREMENTS."

EQUITY SECURITIES. The common stocks in which the Portfolios may invest include the common stock of any class or series of domestic or foreign corporations or any similar equity interest, such as trust or partnership interests. The Portfolios equity investments may also include preferred stock, warrants, rights and convertible securities. These investments may or may not pay dividends and may or may not carry voting rights. Common stock occupies the most junior position in a company's capital structure.

     The convertible securities in which the Portfolios may invest include any debt securities or preferred stock which may be converted into common stock or which carry the right to purchase common stock. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time.

     The terms of any convertible security determine its ranking in a company's capital structure. In the case of subordinated convertible debentures, the holders' claims on assets and earnings are subordinated to the claims of other creditors, and are senior to the claims of preferred and common shareholders. In the case of convertible preferred stock, the holders' claims on assets and earnings are subordinated to the claims of all creditors and are senior to the claims of common shareholders.

FOREIGN INVESTMENTS

     The Resolute International Equity Portfolio makes substantial investments in foreign securities. The Resolute Bond, Equity and Small Company Portfolios may invest in certain foreign securities. The Resolute Bond, Equity and Small Company Portfolios do not expect to invest more than 25%, 30% and 30%, respectively, of their respective total assets at the time of purchase in securities of foreign issuers. All investments of the Resolute Bond Portfolio must be U.S. dollar-denominated. The Resolute Equity and Small Company Portfolios do not expect more than 10% of their respective foreign investments to be in securities which are not listed on a national securities exchange or which are not U.S. dollar-denominated. In the case of the Resolute Bond Portfolio, any foreign commercial paper must not be subject to foreign withholding tax at the time of purchase. Foreign investments may be made directly in securities of foreign issuers or in the form of American Depository Receipts ("ADRs") and European Depository Receipts ("EDRs").

     Generally, ADRs and EDRs are receipts issued by a bank or trust company that evidence ownership of underlying securities issued by a foreign corporation and that are designed for use in the domestic, in the case of ADRs, or European, in the case of EDRs, securities markets.

     Since investments in foreign securities may involve foreign currencies, the value of a Portfolio's assets as measured in U.S. dollars may be affected by changes in currency rates and in exchange control regulations, including currency blockage. The Resolute Equity, Small Company and International Equity Portfolios may enter into forward commitments for the purchase or sale of foreign currencies in connection with the settlement of foreign securities transactions or to hedge the underlying currency exposure related to foreign investments. The Portfolios will not enter into such commitments for speculative purposes. See "ADDITIONAL INVESTMENT INFORMATION" in the Prospectus.

     For a description of the risks associated with investing in foreign securities, see "ADDITIONAL INVESTMENT INFORMATION" in the Prospectus.

ADDITIONAL INVESTMENTS

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. Each of the Portfolios may purchase securities on a when-issued or delayed delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the purchase commitment. The purchase price and the interest rate payable, if any, on the securities are fixed on the purchase commitment date or at the time the settlement date is fixed. The value of such securities is subject to market fluctuation and no interest accrues to a Portfolio until settlement takes place. At the time a Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction, reflect the value each day of such securities in determining its net asset value and, if applicable, calculate the maturity for the purposes of average maturity from that date. At the time of settlement a when-issued security may be valued at less than the purchase price. To facilitate such acquisitions, each Portfolio will maintain with the Custodian a segregated account with liquid assets, consisting of cash, U.S. government securities or other appropriate securities, in an amount at least equal to such commitments. See "INVESTMENT ADVISORY AND OTHER

SERVICES" for more information concerning the Custodian to the Trust. On delivery dates for such transactions, each Portfolio will meet its obligations from maturities or sales of the securities held in the segregated account and/or from cash flow. If a Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. It is the current policy of each Portfolio not to enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Portfolio's total assets, less liabilities other than the obligations created by when-issued commitments.

INVESTMENT COMPANY SECURITIES. Securities of other investment companies may be acquired by each of the Portfolios to the extent permitted under the Investment Company Act of 1940 (the "Act"). These limits require that, as determined immediately after a purchase is made, (i) not more than 5% of the value of a Portfolio's total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by a Portfolio. As a shareholder of another investment company, a Portfolio would bear, along with other shareholders, its pro-rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that a Portfolio bears directly in connection with its own operations.

REVERSE REPURCHASE AGREEMENTS. Each of the Portfolios may enter into reverse repurchase agreements. In a reverse repurchase agreement, a Portfolio sells a security and agrees to repurchase the same security at a mutually agreed upon date and price (the Resolute Treasury Money Market Portfolio will only enter into reverse repurchase agreements involving Treasury securities). It may also be viewed as the borrowing of money by the Portfolio and, therefore, is a form of leverage. The Portfolios will invest the proceeds of borrowings under reverse repurchase agreements. In addition, the Portfolios will enter into a reverse repurchase agreement only when the interest income to be earned from the investment of the proceeds is greater than the interest expense of the transaction. The Portfolios will not invest the proceeds of a reverse repurchase agreement for a period which exceeds the duration of the reverse repurchase agreement. A Portfolio may not enter into reverse repurchase agreements exceeding in the aggregate one-third of the market value of its total assets less liabilities other than the obligations created by reverse repurchase agreements. Each Portfolio will establish and maintain with the Custodian a separate account with a segregated portfolio of securities in an amount at least equal to its purchase obligations under its reverse repurchase agreements.

MORTGAGE DOLLAR ROLL TRANSACTIONS. The Resolute Bond Portfolio may engage in mortgage dollar roll transactions with respect to mortgage securities issued by the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. In a mortgage dollar roll transaction, the Portfolio sells a mortgage backed security and simultaneously agrees to repurchase a substantially similar security on a specified future date at an agreed upon price. During the roll period, the Portfolio will not be entitled to receive any interest or principal paid on the securities sold. The Portfolio is compensated for the lost interest on the securities sold by the difference between the sales price and the lower price for the future repurchase as well as by the interest earned on the reinvestment of the sales proceeds. The Portfolio may also be compensated by receipt of a commitment fee. When the Portfolio enters into a mortgage dollar roll transaction, liquid assets in an amount sufficient to pay for the future repurchase are segregated with its custodian. Mortgage dollar roll transactions are considered reverse repurchase agreements for purposes of the Portfolio's investment restrictions.

LOANS OF PORTFOLIO SECURITIES. Each of the Portfolios may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Portfolio any income accruing thereon. Loans will be subject to termination by the Portfolios in the normal settlement time, currently five business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to a Portfolio and its respective shareholders. The Portfolio may pay reasonable finders' and custodial fees in connection with a loan. In addition, the Portfolios will consider all facts and circumstances including the creditworthiness of the borrowing financial institution, and the Portfolios will not make any loans in excess of one year. The Portfolios will not lend their securities to any officer, Trustee, Director, employee, or affiliate of the Portfolios, or the Investment Manager, Sub-Adviser, any administrator or distributor of the Trust, unless otherwise permitted by applicable law.

PRIVATELY PLACED AND CERTAIN UNREGISTERED SECURITIES. Each of the Portfolios (except the Resolute Treasury Money Market Portfolio) may invest in privately placed, restricted, Rule 144A or other unregistered securities as described in the Prospectus.

QUALITY AND DIVERSIFICATION REQUIREMENTS

     As diversified investment companies, 75% of the assets of each of the Portfolios is subject to the following fundamental limitations: (1) the Portfolio may not invest more than 5% of its total assets in the securities of any one issuer, except obligations of the U.S. Government, its agencies and instrumentalities, and (2) the Portfolio may not own more than 10% of the outstanding voting securities of any one issuer. As for the other 25% of a Portfolio's assets not subject to the limitation described above, there is no limitation on investment of these assets under the Act, so that all of such assets may be invested in securities of any one issuer, subject to the limitation of any applicable state securities laws, or with respect to the Resolute Treasury Money Market Portfolio, as described below. Investments not subject to the limitations described above could involve an increased risk to a Portfolio should an issuer, or a state or its related entities, be unable to make interest or principal payments or should the market value of such securities decline.

THE RESOLUTE TREASURY MONEY MARKET PORTFOLIO. In order to attain its investment objective, the Resolute Treasury Money Market Portfolio will limit its investments to direct obligations of the U.S. Treasury including Treasury Bills, Notes and Bonds with remaining maturities of thirteen months or less at the time of purchase and will maintain a dollar-weighted average portfolio maturity of not more than 90 days.

THE RESOLUTE BOND PORTFOLIO. The Resolute Bond Portfolio invests principally in a diversified portfolio of "high quality" and "investment grade securities." Investment grade debt is rated, on the date of investment, within the four highest ratings of Moody's Investors Services, Inc. ("Moody's"), currently Aaa, Aa, A and Baa or of Standard & Poor's Corporation ("Standard & Poor's"), currently AAA, AA, A and BBB, while high grade debt is rated on the date of the investment within the three highest of such ratings. The Portfolio may also invest up to 5% of its total assets in securities which are "below investment grade." Such securities must be rated, on the date of investment, Ba by Moody's or BB by Standard & Poor's. The Portfolio may invest in debt securities which are not rated or other debt securities to which these ratings are not applicable if, in the opinion of the Sub-Adviser, such securities are of comparable quality to the rated securities discussed above. In addition, at the time the Portfolio invests in any commercial paper, bank obligation or repurchase agreement, the issuer must have outstanding debt rated A or higher by Moody's or Standard & Poor's, the issuer's parent corporation, if any, must have outstanding commercial paper rated Prime-1 by Moody's or A-1 by Standard & Poor's, or if no such ratings are available, the investment must be of comparable quality in the Sub-Adviser's opinion.

THE RESOLUTE EQUITY, SMALL COMPANY AND INTERNATIONAL EQUITY PORTFOLIOS. The Resolute Equity, Small Company and International Equity Portfolios may invest in convertible debt securities, for which there are no specific quality requirements. In addition, at the time the Portfolio invests in any commercial paper, bank obligation or repurchase agreement, the issuer must have outstanding debt rated A or higher by Moody's or Standard & Poor's, the issuer's parent corporation, if any, must have outstanding commercial paper rated Prime-1 by Moody's or A-1 by Standard & Poor's or if no such ratings are available, the investment must be of comparable quality in the Sub-Adviser's opinion. At the time the Portfolio invests in any other short-term debt securities, they must be rated A or higher by Moody's or Standard & Poor's, or if unrated, the investment must be of comparable quality in the Sub-Adviser's opinion.

     In determining the suitability of investment in a particular unrated security the Sub-Adviser takes into consideration asset and debt service coverage, the purpose of the financing, history of the issuer, existence of other rated securities of the issuer, and other relevant conditions such as comparability to other issuers.

OPTIONS AND FUTURES TRANSACTIONS

EXCHANGE TRADED AND OVER THE COUNTER OPTIONS. All options purchased or sold by the Portfolios will be traded on a securities exchange or will be purchased or sold by securities dealers ("over the counter" or "OTC" options) that meet creditworthiness standards approved by the Board. While exchange-traded options are obligations of the Options Clearing Corporation, in the case of OTC options, a Portfolio relies on the dealer from which it purchased the option to perform if the option is exercised. Thus, when a Portfolio purchases an OTC option, it relies on the dealer from which it purchased the option to make or take delivery of the underlying securities. Failure by the dealer to do so would result in the loss of the premium paid by the Portfolio as well as loss of the expected benefit of the transaction.

     The staff of the Securities and Exchange Commission ("SEC") has taken the position that, in general, purchased OTC options and the underlying securities used to cover written OTC options are illiquid securities. However, a Portfolio may treat as liquid the underlying securities used to cover written OTC options, provided it has arrangements with certain qualified dealers who agree that the Portfolio may repurchase any option it writes for a maximum price to be calculated by a predetermined formula. In these cases, the OTC option itself would only be considered illiquid to the extent that maximum repurchase price under the formula exceeds the intrinsic value of the option.

FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The Portfolios may purchase or sell futures contracts and purchase put and call options and sell (write) covered put and call options on futures contracts. Futures contracts obligate the buyer to take and the seller to make delivery at a future date of a specified quantity of a financial instrument or an amount of cash based on the value of a securities index. Currently, futures contracts are available on various types of fixed-income securities, including but not limited to U.S. Treasury bonds, notes and bills, Eurodollar certificates of deposit and on indexes of fixed income securities and indexes of equity securities.

     Unlike a futures contract, which requires the parties to buy and sell a security or make a cash settlement payment based on changes in a financial instrument or securities index on an agreed date, an option on a futures contract entitles its holder to decide on or before a future date whether to enter into such a contract. If the holder decides not to exercise its option, the holder may close out the option position by entering into an offsetting transaction or may decide to let the option expire and forfeit the premium thereon. The purchaser of an option on a futures contract pays a premium for the option but makes no initial margin payments or daily payments of cash in the nature of "variation" margin payments to reflect the change in the value of the underlying contract as does a purchaser or seller of a futures contract.

     The seller of an option on a futures contract receives the premium paid by the purchaser and may be required to pay initial margin. Amounts equal to the initial margin and any additional collateral required on any options on futures contracts sold by a Portfolio are paid by the Portfolio into a segregated account, in the name of the Futures Commission Merchant ("FCM"), as required by the Act and the SEC's interpretations thereunder.

COMBINED POSITIONS. The Portfolios may purchase and write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of the overall position.

For example, a Portfolio may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

CORRELATION OF PRICE CHANGES. Because there are a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized options and futures contracts available will not match a Portfolio's current or anticipated investments exactly. A Portfolio may invest in options and futures contracts based on securities with different issuers, maturities, or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the Portfolio's other investments.

     Options and futures contracts prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match the Portfolio's investments well. Options and futures contracts prices are affected by such factors as current and anticipated short term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. A Portfolio may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in a Portfolio's options or future positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

LIQUIDITY OF OPTIONS AND FUTURES CONTRACTS. There is no assurance a liquid market will exist for any particular option or futures contract at any particular time even if the contract is traded on an exchange. In addition, exchanges may establish daily price fluctuation limits for options and futures contracts and may halt trading if a contract's price moves up or down more than the limit on a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible for a Portfolio to enter into new positions or close out existing positions. If the market for a contract is not liquid because of price fluctuation limits or otherwise, it could prevent prompt liquidation of unfavorable positions, and could potentially require a Portfolio to continue to hold a position until delivery or expiration regardless of changes in its value. As a result, the Portfolio's access to other assets held to cover its options or futures positions could also be impaired. (See "EXCHANGE TRADED AND OVER THE COUNTER OPTIONS" above for a discussion of the liquidity of options not traded on an exchange.)

POSITION LIMITS. Futures exchanges can limit the number of futures and options on futures contracts that can be held or controlled by an entity. If an adequate exemption cannot be obtained, a Portfolio or the Sub-Adviser may be required to reduce the size of its futures and options positions or may not be able to trade a certain futures or options contract in order to avoid exceeding such limits.

ASSETS COVERAGE FOR FUTURES CONTRACTS AND OPTIONS POSITIONS. The Portfolios intend to comply with Section 4.5 of the regulations under the Commodity Exchange Act, which limits the extent to which a Portfolio can commit assets to initial margin deposits and option premiums. In addition, the Portfolios will comply with guidelines established by the SEC with respect to coverage of options and futures contracts by mutual funds, and if the guidelines so require, will set aside appropriate liquid assets in a segregated custodial account in the amount prescribed. Securities held in a segregated account cannot be sold while the futures contract or option is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of a portfolio assets could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

RISK MANAGEMENT

     The Portfolios may employ non-hedging risk management techniques. Examples of such strategies include synthetically altering the duration of a portfolio or the mix of securities in a portfolio. For example, if the Sub-Adviser wishes to extend maturities in a fixed income portfolio in order to take advantage of an anticipated decline in interest rates, but does not wish to purchase the underlying long-term securities, it might cause the portfolio to purchase futures contracts on long-term debt securities. Similarly, if the Sub-Adviser wished to decrease fixed income securities or purchase equities, it could cause the portfolio to sell futures contracts on debt securities and purchase future contracts on a stock index. Such non-hedging risk management techniques are not speculative, but because they involve leverage include, as do all leveraged transactions, the possibility of losses as well as gains that are greater than if these techniques involved the purchase and sale of the securities themselves rather than their synthetic derivatives.

                            INVESTMENT RESTRICTIONS
                            -----------------------

FUNDAMENTAL INVESTMENT RESTRICTIONS

     The investment restrictions below have been adopted by the Trust with respect to each Portfolio. Except where otherwise noted, these investment restrictions are "fundamental" policies that, under the Act, may not be changed without the vote of a majority of the outstanding voting securities of the Portfolio, respectively, to which it relates. A "majority of the outstanding voting securities" is defined in the Act as the lesser of (a) 67% or more of the shares present at a shareholders meeting if the holders of more than 50% of the outstanding shares are present and represented by proxy, or (b) more than 50% of the outstanding shares. The percentage limitations contained in the restrictions below apply at the time of the purchase of securities.

Unless Sections 8(b)(1) and 13(a) of the 1940 Act or any SEC or SEC Staff interpretations thereof, are amended or modified, each of THE RESOLUTE TREASURY MONEY MARKET, BOND, EQUITY, SMALL COMPANY AND INTERNATIONAL EQUITY PORTFOLIOS may not:

1. Purchase any security if, as a result, more than 25% of the value of the Portfolios' total assets would be invested in securities of issuers having their principal business activities in the same industry. This limitation shall not apply to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

2. Borrow money, except that the Portfolio may (i) borrow money from banks for temporary or emergency purposes (not for leveraging purposes) and (ii) enter into reverse repurchase agreements for any purpose; provided that (i) and (ii) in total do not exceed 33 1/3% of the value of the Portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings). If at any time any borrowings come to exceed 33 1/3% of the value of the Portfolio's total assets, the Portfolio will reduce its borrowings within three business days to the extent necessary to comply with the 33 1/3% limitation;

3. With respect to 75% of its total assets, purchase any security if, as a result, (a) more than 5% of the value of the Portfolio's total assets would be invested in securities or other obligations of any one issuer; or (b) the Portfolio would hold more than 10% of the outstanding voting securities of that issuer. This limitation shall not apply to Government securities (as defined in the Act);

4. Make loans to other persons, except through the purchase of debt obligations (including privately placed securities), loans of portfolio securities, and participation in repurchase agreements;

5. Purchase or sell physical commodities or contracts thereon, unless acquired as a result of the ownership of securities or instruments, but the Portfolio may purchase or sell futures contracts or options (including options on futures contracts, but excluding options or futures contracts on physical commodities) may enter into foreign currency forward contracts;

6. Purchase or sell real estate, but the Portfolio may purchase or sell securities that are secured by real estate or issued by companies (including real estate investment trusts) that invest or deal in real estate;

7. Underwrite securities of other issuers, except to the extent the Portfolio, in disposing of portfolio securities, may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended; and

8. Issue senior securities, except as permitted under the Act or any rule, order or interpretation thereunder.

NON-FUNDAMENTAL INVESTMENT RESTRICTIONS

     The investment restrictions that follow are not fundamental policies of the respective Portfolios and may be changed by the Board.

THE RESOLUTE TREASURY MONEY MARKET PORTFOLIO may not:

     (i) acquire any illiquid securities if as a result thereof, more than 10% of the market value of the Portfolio's total assets would be in investments that are illiquid.

THE RESOLUTE BOND, EQUITY, SMALL COMPANY AND INTERNATIONAL EQUITY PORTFOLIOS may not:

     (i) Acquire securities of other investment companies, except as permitted by the Act or any rule, order or interpretation thereunder, or in connection with a merger, consolidation, reorganization, acquisition of assets or an offer of exchange;

     (ii) invest in warrants (other than warrants acquired by the Portfolio as part of a unit or attached to securities at the time of purchase) if, as a result, the investments (valued at the lower of cost or market) would exceed 5% of the value of the Portfolio's net assets or if, as a result, more than 2% of the Portfolio's net assets would be invested in warrants not listed on a recognized U.S. or foreign stock exchange, to the extent permitted by applicable state securities laws.

     (iii) Acquire any illiquid securities if as a result thereof, more than 15% of the market value of the Portfolio's total assets would be in investments that are illiquid;

     (iv) Purchase any security if, as a result, the Portfolio would then have more than 5% of its total assets invested in securities of companies (including predecessors) that have been in continuous operation for fewer than three years;

     (v) Sell any security short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold or unless it covers such short sales as required by the current rules or positions of the SEC or its staff. Transactions in futures contracts and options shall not constitute selling securities short;

     (vi) Purchase securities on margin, but the Portfolio may obtain such short term credits as may be necessary for the clearance of transactions;

     (vii) Purchase securities of any issuer if, to the knowledge of the Trust, any of the Trust's officers or Trustees or any officer of the Investment Manager or Sub-Adviser, would after the Portfolio's purchase of the securities of such issuer, individually own more than 1/2 of 1% of the issuer's outstanding securities and such persons owning more than 1/2 of 1% of such securities together beneficially would own more than 5% of such securities, all taken at market; or

     (viii) Invest in real estate limited partnerships or purchase interests in oil, gas or mineral exploration or development programs or leases.

                             TRUSTEES AND OFFICERS
                             ---------------------

     The Trustees and Officers of the Trust, their business addresses, and their principal occupations during the past five years are set forth below.

                             Position with              Principal Occupations
Name and Address             Trust/Portfolios           During Past Five Years
----------------             ----------------           ----------------------

Bruce R. Stefany             President                  Senior Vice President
One Granite Place,;                                     of Chubb Life;
Concord, NH 03301                                       President and Director
                                                        of Chubb America Fund,
                                                        Inc., Chubb Investment
                                                        Advisory Corporation,
                                                        Chubb Securities
                                                        Corporation and
                                                        Hampshire Funding,
                                                        Inc.; Senior Vice
                                                        President and Director
                                                        of Chubb Investment
                                                        Funds, Inc.

James R. Wagner, Jr.*        Trustee                    Senior Vice President
One Granite Place                                       of Chubb Life, Chubb
Concord, NH  03301                                      America Service
                                                        Corporation, the
                                                        Colonial Life Insurance
                                                        Company of America;
                                                        previously Agent
                                                        Manager of Crown Life

Harry H. Bird M.D.           Trustee                    Retired, previously
One Allen Lane                                          Commissioner, Office
Hanover, N.H                                            of Health and Human
                                                        Services, State of New
                                                        Hampshire, President,
                                                        the Hitchock Clinic,
                                                        Anesthesilogist

Charles E. Clough*           Trustee                    Manager, Freedom Energy
P.O. Box 2002                                           Company LLC.,
Nashua, NH  03061                                       Previously, Chairman
                                                        and Chief Executive
                                                        Officer of Nashua
                                                        Corporation


Peggy A. Stock               Trustee                    President, Colby-Sawyer
100 Main Street                                         College
New London, N.H. 03257

                             Position with               Principal Occupations
Name and Address             Trust/Portfolios            During Past Five Years
----------------             ----------------            ----------------------

Charles C. Cornelio          Vice President, and         Senior Vice President,
One Granite Place            General Counsel             Chief Administrative
Concord, N.H. 03301                                      Officer and Counsel
                                                         Chubb Life; Vice
                                                         President and General
                                                         Counsel and Secretary
                                                         Chubb Securities
                                                         Corporation and
                                                         Hampshire Funding Inc.;
                                                         Vice President and
                                                         General Counsel Chubb
                                                         Investment Funds, Inc.
                                                         and Chubb America Fund,
                                                         Inc.; and Secretary of
                                                         Chubb Investment
                                                         Advisory Corporation,
                                                         Director, UST Master
                                                         Variable Series, Inc.



Shari J. Lease               Secretary                  Assistant Vice
One Granite Place                                       President and Counsel,
Concord, N.H. 03301                                     Chubb Life; Secretary,
                                                        Chubb Investment Funds,
                                                        Inc. and Chubb America
                                                        Fund, Inc.; Assistant
                                                        Secretary, Chubb
                                                        Investment Advisory,
                                                        previously Assistant
                                                        Counsel and Assistant
                                                        Vice President, State
                                                        Bond and Mortgage
                                                        Company and affiliated
                                                        companies

                             Position with              Principal Occupations
Name and Address             Trust/Portfolios           During Past Five Years
----------------             ----------------           ----------------------

John A. Weston               Treasurer                  Assistant Vice
One Granite Place                                       President, Mutual Fund
Concord, N.H. 03301                                     Accounting Officer of
                                                        ChubbLife;  Treasurer
                                                        of Chubb Securities
                                                        Corporation, Chubb
                                                        Investment Advisory and
                                                        Hampshire Funding,
                                                        Inc.; formerly, Mutual
                                                        Fund Accounting Manager
                                                        for the Fund, Chubb
                                                        Investment Funds, Inc.
                                                        and Chubb Investment
                                                        Advisory Corporation
                                                        and Assistant Treasurer
                                                        for Chubb Securities
                                                        Corporation and
                                                        Hampshire Funding, Inc.



Thomas H. Elwood             Assistant                  Assistant Counsel of
One Granite Place            Secretary                  Chubb Life, Assistant
Concord, N.H. 03301                                     Secretary Chubb
                                                        Investment Funds, Inc.,
                                                        and Chubb America Fund,
                                                        formerly, Associate
                                                        Counsel, New York Life
                                                        Insurance Company;
                                                        Secretary New York Life
                                                        Institutional Funds,
                                                        Inc., Assistant
                                                        Secretary, MainStay
                                                        Funds, and MFA Funds

                             Position with              Principal Occupations
Name and Address             Trust/Portfolios           During Past Five Years
----------------             ----------------           ----------------------

Mark D. Landry               Assistant                  Senior Fund Accountant
One Granite Place            Treasurer                  for Chubb Life and
Concord, NH 03301,                                      Chubb Investment
                                                        Advisory Corporation;
                                                        Assistant Treasurer of
                                                        Chubb America Fund,
                                                        Inc. and Chubb
                                                        Investment Funds, Inc;
                                                        formerly Fund
                                                        Accountant for Chubb
                                                        America Fund, Inc.,
                                                        Chubb Investment Funds,
                                                        Inc. and Chubb
                                                        Investment Advisory
                                                        Corporation

 * Asterisks indicate those trustees who are "interested persons" within the meaning of Section 2(a)(19) of the Act.

                    INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT MANAGEMENT AGREEMENT AND SUB-ADVISORY AGREEMENT

     The Trust has entered into Investment Management Agreements with Chubb Investment Advisory Corporation ("Chubb Investment Advisory" or the "Investment Manager") with respect to each of the Portfolios. The Trust and Chubb Investment Advisory have also executed Sub-Advisory Agreements with Morgan Guaranty Trust Company of New York, (the "Sub-Adviser" or "Morgan") with respect to each of the Portfolios.

     The Investment Management Agreement provides that Chubb Investment Advisory, subject to control and review by the Board, is responsible for the overall management and supervision of each Portfolio and for providing certain administrative services to the Trust. See "MANAGEMENT OF THE TRUST AND PORTFOLIOS" in the Prospectus. The Sub-Advisory Agreement provides that the Sub-Adviser, subject to review by the Board and by Chubb Investment Advisory, has the day-to-day responsibility for making decisions to buy, sell or hold any particular security or other instrument for each Portfolio which it advises.

     Chubb Investment Advisory, the Sub-Adviser and its affiliates may provide investment advice to other clients, including, but not limited to, mutual funds, individuals, pension funds and other institutional investors. In addition, persons employed by Chubb Investment Advisory, who are also investment personnel of Chubb & Son, Inc., may also provide investment advice to, supervise and monitor investment portfolios for The Chubb Corporation and its affiliates, including general accounts of the insurance affiliates of The Chubb Corporation. Some of the advisory accounts of Chubb Investment Advisory, the Sub-Adviser, and their affiliates may have investment objectives and investment programs similar to those of the Portfolios. Accordingly, occasions may arise when securities that are held by other advisory accounts, or that are currently being purchased or sold for other advisory accounts, are also being selected for purchase or sale for a Portfolio. It is the practice of Chubb Investment Advisory, the Sub-Adviser and their affiliates to allocate such purchases or sales insofar as feasible among their several clients in a manner they deem equitable, to all accounts involved. Under normal circumstances, pursuant to procedures established by the Board, such transactions will be (1) done on a pro-rata basis substantially in proportion to the amounts ordered by each account, (2) entered into only if the trade is likely to produce a benefit for the Portfolios, and
(3) at the same average price for each client. While it is conceivable that in certain instances this procedure could adversely affect the price or number of shares involved in the Trust's transaction, it is believed that the procedure generally contributes to better overall execution of the Trust's portfolio transactions. It is also the policy of Chubb Investment Advisory, the Sub-Adviser, and each of their affiliates not to favor any one account over the other.

     For providing investment advisory and management services to the Trust, Chubb Investment Advisory receives monthly compensation from the Trust and has sole responsibility to provide the Sub-Adviser, with monthly compensation at annual rates computed as described under "MANAGEMENT OF THE TRUST AND PORTFOLIOS" in the Prospectus.

     The Investment Management Agreements also obligate Chubb Investment Advisory to perform certain administrative services which are described more completely in the Prospectus. Certain of these functions have been delegated to the Sub-Adviser.

     The Investment Management Agreements and the Sub-Advisory Agreements were approved by the Board on June 3, 1994 and by Chubb Life, the sole shareholder, on September 7, 1994. Unless earlier terminated, each Agreement will remain in effect as to the applicable Portfolio from year to year with respect to each such Portfolio, if approved annually (1) by the Board or by a majority of the outstanding shares of the Portfolio, and (2) by a majority of members of the Board who are not interested persons, within the meaning of the Act, of any party to such Agreement. The Agreements are not assignable and may be terminated without penalty on 60 days' written notice at the option of any party or, with respect to any Portfolio, by the requisite vote of the shareholders of that Portfolio. See "CAPITAL SHARES" in this Statement of Additional Information.

INDEPENDENT AUDITORS

     Ernst & Young, 200 Clarendon Street, Boston, Massachusetts 02116, has been selected as the independent auditors of the Trust.

CUSTODIAN

     Morgan located at 60 Wall Street, New York, New York 10260, ("Morgan") holds the Trust's assets in safekeeping consistent with requirements of the Act. Morgan is a wholly owned subsidiary of J.P. Morgan & Co. Incorporated. See "MANAGEMENT OF THE TRUST AND PORTFOLIOS" in the Prospectus. As mentioned above Morgan also acts as sub-adviser to the Portfolios. By virtue of the dual role of Morgan as custodian and sub-adviser, the Trust assets are deemed to be held in a self custodianship arrangement.

     The Trust has also appointed, with the approval of the Board, and in the future may appoint from time to time, sub- custodians, qualified under Rule 17f-5 of the Act, with respect to certain foreign securities. The Trust may authorize Morgan to enter into an agreement with any U.S. banking institution or trust company to act as a sub-custodian pursuant to a resolution of the Board. Securities owned by the Trust subject to repurchase agreements may be held in the custody of other U.S. banks.

PAYMENT OF EXPENSES

     Chubb Investment Advisory is obligated to assume the cost of certain administrative expenses for the Trust, as described in the Prospectus under the heading "MANAGEMENT OF THE TRUST AND PORTFOLIOS." The Trust pays the following expenses: brokerage commissions and transfer taxes; other state, federal and local taxes and filing fees; fees and expenses of qualification of the Trust and its shares under federal and state securities laws subsequent to the effective date of this Statement of Additional Information; compensation of Trustees who are not interested persons of the Trust ("disinterested Trustees"); travel expenses of disinterested Trustees; interest and other borrowing costs; extraordinary or nonrecurring expenses such as litigation; costs of printing and distributing communications to current policyowners; insurance premiums; charges and expenses of the custodian, independent auditors, and counsel; industry association dues; and other expenses not expressly assumed by Chubb Investment Advisory. See "OFFERING AND REDEMPTION OF SHARES" below.

     Chubb Life and Morgan have agreed to equally assume the expenses of the Trust for the first two years of its operation in excess of applicable expense caps on a per Portfolio basis ("Assumption of Expenses Agreement"). Pursuant to the Assumption of Expenses Agreement, Chubb Life and Morgan will each pay fifty percent of the Trust's ordinary and recurring expenses that exceed .60%, .75%,
 .90%, 1.15% and 1.20% of the average daily net asset value respectively of the Resolute Treasury Money Market, Bond, Equity, Small Company and International Equity Portfolios. For these purposes, ordinary and recurring expenses generally includes those expenses the Trust is reasonably expected to incur in its day-to-day operations.

               PORTFOLIO TRANSACTIONS AND BROKERAGE ALLOCATIONS

     Under the Investment Management Agreements, Chubb Investment Advisory has ultimate authority to select broker-dealers through which securities are to be purchased and sold, subject to the general control of the Board. Under the Sub-Advisory Agreement, the Sub-Adviser has the day-to-day responsibility for selecting broker-dealers through which securities are to be purchased and sold, subject to Chubb Investment Advisory's overall monitoring and supervision and any standards and procedures established by the Board. The Sub-Adviser provides the trading desk for their respective Portfolio transactions. Chubb Investment Advisory will perform daily valuation of the assets of each Portfolio.

     The Resolute Treasury Money Market Portfolio's investments usually will be purchased on a principal basis directly from issuers, underwriters or dealers. Accordingly, minimal brokerage charges are expected to be paid on such transactions. Purchases from an underwriter generally include a commission or concession paid by the issuer, and transactions with a dealer usually include the dealer's mark-up.

     Insofar as known to management, no trustee, director or officer of the Trust, Chubb Investment Advisory, the Sub-Adviser or any person affiliated with any of them has any material direct or indirect interest in any broker-dealer employed by or on behalf of the Trust.

     In selecting broker-dealers to execute transactions for the Trust, the Sub-Adviser is obligated to use its best effort to obtain for each Portfolio the most favorable overall price and execution available, considering all the circumstances. Such circumstances include the price of the security, the size of the broker-dealer's "spread" or commission, the willingness of the broker-dealer to position the trade, the reliability, financial strength and stability and operational capabilities of the broker-dealer, the ability to effect the transaction at all where a large block is involved, the availability of the broker-dealer to stand ready to execute possibly difficult transactions in the future, including broker-dealers who specialize in any Canadian or foreign securities held by the Portfolios. Such considerations are judgmental and are weighed by the Sub-Adviser in seeking the most favorable overall economic result for the Trust, including past experience as to choosing qualified broker-dealers.

     Notwithstanding the foregoing, however, and subject to appropriate policies and procedures as then approved by the Board, Chubb Investment Advisory and the Sub-Adviser are authorized to allocate portfolio transactions to broker-dealers who have provided brokerage and research services, as such services are defined in Section 28(e) of the Securities and Exchange Act of 1934, for the Portfolios or other advisory accounts as to which Chubb Investment Advisory or the Sub-Adviser may cause the Portfolios to pay a broker-dealer a commission for effecting a securities transaction in excess of the amount another broker-dealer would have charged for effecting the same transaction, if Chubb Investment Advisory or the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services, as defined above, provided by such broker-dealer viewed in terms of either that particular transaction or the overall responsibilities of Chubb Investment Advisory or the Sub-Adviser with respect to the Portfolios or their other advisory accounts. Such brokerage and research services may include, among other things, analyses and reports concerning issuers, industries, securities, economic factors and trends, and, portfolio strategy. Such brokerage and research services may be used by Chubb Investment Advisory or the Sub-Adviser in connection with any other advisory accounts managed by it. Conversely, research services for any other advisory accounts may be used by the Sub-Adviser or Chubb Investment Advisory in managing the investments of a Portfolio. Chubb Investment Advisory or a Sub-Adviser may also receive from such broker-dealers quotations for Portfolio valuation purposes, provided that this results in no additional cost to the Trust.

     The Sub-Adviser will use its best efforts to recapture all available tender offer solicitation fees and similar payments in connection with tenders of the securities of the Trust and to advise the Trust of any fees or payment of whatever type which it may be possible to obtain for the Trust's benefit in connection with the purchase or sale of Trust securities.

     The Sub-Adviser and Chubb Investment Advisory may combine transactions for the Trust with transactions for other accounts managed by them or their affiliates, including other investment companies registered under the Act, as previously described above. Transactions will be combined only when the transaction meets the Trust's requirements as to selection of brokers or dealers and negotiation of prices and commissions which the Sub-Adviser would otherwise apply.

                                CAPITAL SHARES

     The authorized capital of the Trust consists of an unlimited number of outstanding shares which are divided into five series: Resolute Treasury Money Market Portfolio, Resolute Bond Portfolio, Resolute Equity Portfolio, Resolute Small Company Portfolio, Resolute International Equity Portfolio. Each series currently consists of 100,000,000 shares. The Trust has the right to issue additional shares without the consent of shareholders, and may allocate its reissued shares to new series or to one or more of the five existing series.

     The assets received by the Trust for the issuance or sale of shares of each Portfolio and all income, earnings, profits and proceeds thereof are specifically allocated to each Portfolio. They constitute the underlying assets of each Portfolio, are required to be segregated on the books of accounts and are to be charged with the expenses of such Portfolio. Any assets which are not clearly allocable to a particular Portfolio or Portfolios are allocated in a manner determined by the Board. Accrued liabilities which are not clearly allocable to one or more Portfolios would generally be allocated among the Portfolios in proportion to their relative net assets before adjustment for such unallocated liabilities. Each issued and outstanding share in a Portfolio is entitled to participate equally in dividends and distributions declared with respect to such Portfolio and in the net assets of such Portfolio upon liquidation or dissolution remaining after satisfaction of outstanding liabilities.

     The shares of each Portfolio, when issued, will be fully paid and non-assessable, will have no preference, preemptive, conversion, exchange or similar rights, and will be freely transferable. Shares do not have cumulative voting rights.

     Chubb Life provided the initial capital for the Trust by purchasing $1,000,000 worth of shares of each of the Resolute Bond, Resolute Equity, Small Company and International Equity Portfolios for its general account. Chubb Life intends to withdraw such investment from time to time, but has agreed not to make any request for redemption if it would reduce the Trust's net worth below $100,000.

     The shares held by Chubb Life or its affiliated insurance companies, including shares for which no voting instructions have been received, shares held in a separate account representing charges imposed by Chubb Life or its affiliates and shares held by Chubb Life that are not otherwise attributable to Policies, will be voted by Chubb Life or its affiliated insurance companies in proportion to instructions received from the owners of Policies. Chubb Life and its affiliated insurance companies reserve the right to vote any or all such shares at their discretion to the extent consistent with then current interpretations of the Act and rules thereunder.

     The officers and Trustees cannot directly own shares of the Trust without purchasing a Policy. As a result, the amount of shares owned by the Trustees and officers as a group is less than 1% of each Portfolio.



                       OFFERING AND REDEMPTION OF SHARES

     The Trust offers shares of each Portfolio only for purchase by the corresponding division of separate accounts established by Chubb Life or its affiliated insurance companies. It thus will serve as an investment medium for the Policies offered by Chubb Life and its affiliated insurance companies. The offering is without a sales charge and is made at each Portfolio's net asset value per share, which is determined in the manner set forth below under "DETERMINATION OF NET ASSET VALUE." In the future, the shares of the Trust may be offered to additional separate accounts of Chubb Life, its successors or assigns, or of its affiliated insurance companies.

     The Trust redeems all full and fractional shares of the Trust at the net asset value per share applicable to each Portfolio. See "DETERMINATION OF NET ASSET VALUE" below.

     Redemptions are normally made in cash, but the Trust has authority, at its discretion, to make full or partial payment by assignment to the separate account of portfolio securities at their value used in determining the redemption price. The Trust, nevertheless, pursuant to Rule 18f-1 under the 1940 Act, has filed a notification of election on Form N-18f-1, by which the Trust has committed itself to pay to the separate account in cash, all such separate account's requests for redemption made during any 90-day period, up to the lesser of $250,000 or 1% of the applicable Portfolio's net asset value at the beginning of such period. The securities, if any, to be paid in-kind to the separate account will be selected in such manner as the Board deems fair and equitable. In such cases, the separate account would incur brokerage costs should it wish to liquidate these portfolio securities.

     The right to redeem shares or to receive payment with respect to any redemption of shares of any Portfolio may only be suspended (1) for any period during which trading on the New York Stock Exchange is restricted or such Exchange is closed, other than customary weekend and holiday closings, (2) for any period during which an emergency exists as a result of which disposal of securities or determination of the net asset value of that Portfolio is not reasonably practicable, or (3) for such other periods as the SEC may by order permit for the protection of shareholders of the Portfolio.

                       DETERMINATION OF NET ASSET VALUE

     The net asset value of the shares of each Portfolio of the Trust is determined immediately after the declaration by the Trust of dividends, if any, as of the close of regular trading on the New York Stock Exchange (presently 4:00 P.M.), on each day during which the New York Stock Exchange is open for trading. The New York Stock Exchange is open from Monday through Friday except on the following national holidays: New Years Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. In the event that any of the above holidays falls on a Sunday, it is regularly observed on the following Monday. The net asset value per share of each Portfolio is computed by dividing the sum of the value of the securities held by that Portfolio, plus any cash or other assets and minus all liabilities by the total number of outstanding shares of the Portfolio at such time. Any expenses borne by the Trust, including the investment management fee payable to Chubb Investment Advisory, are accrued daily except for extraordinary or non-recurring expenses. See "INVESTMENT ADVISORY AND OTHER SERVICES" above.

     Portfolio securities which are traded on national stock exchanges are valued at the last sale price as of the close of business of the New York Stock Exchange on the day the securities are being valued, or, lacking any sales, at the mean between the closing bid and asked prices.

     Securities traded in the over-the-counter market are valued at the closing sales price as reported on a readily available market quotation system, or, if no sale took place, the mean between the bid and asked prices. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by the Board.

     Quotations of foreign securities in foreign currencies are converted to U.S. dollar equivalents using appropriately translated foreign market closing prices.

     U.S. Treasury securities and other obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities with remaining maturities of more than 60 days, are valued at representative quoted prices from bond pricing services.

     Long-term publicly traded corporate bonds are valued at prices obtained from a bond pricing service when such prices are available or, when appropriate, from broker-dealers who make a market in those securities.

     Debt instruments with a remaining maturity of 60 days or less are valued on an amortized cost basis. Under this method of valuation, the security is initially valued at cost on the date of purchase or, in the case of securities purchased with more than 60 days remaining to maturity, the market value on the 61st day prior to maturity. Thereafter, a constant proportionate amortization in value is assumed until maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the security. The amortized cost value of the security may be either more or less than the market value at any given time. If for any reason the fair value of any security is not fairly reflected through the amortized cost method of valuation, such security will be valued by market quotations, if available, otherwise as determined in good faith by the Board.

                                     TAXES

     In order for each Portfolio of the Trust to qualify for Federal income tax treatment as a regulated investment company, at least 90% of its gross income for a taxable year must be derived from qualifying income, i.e., dividends, interest, income derived from loans of securities, and gains from the sale of securities. In addition, in general, gains realized on the sale or other disposition of securities held for less than three months must be limited to less than 30% of each Portfolio's annual gross income. It is the Trust's policy to comply with the provisions of the Internal Revenue Code of 1986, as amended (the "Code") regarding distribution of investment income and capital gains so that each Portfolio will not be subject to Federal income tax on amounts distributed and undistributed or an excise tax on certain undistributed income or capital gains. For these purposes, if a regulated investment company declares a dividend in December to shareholders of record in December and pays such dividends before the end of January they will be treated as paid in the preceding calendar year and to have been received by such shareholder in December.

     Federal Tax Matters. A policyowner's interest in earnings on assets held in a separate account and invested in the Trust are not includible in the policyowner's gross income because the Policies presently qualify as life insurance contracts for federal income tax purposes.

     The Trust intends that each Portfolio comply with Section 817(h) of the Code and the regulations thereunder. Pursuant to that Section, the only shareholders of the Trust and its Portfolios will be separate accounts funding variable annuities and variable life insurance policies established by Chubb Life, its successors and assigns or by other insurance companies with which Chubb Life is affiliated and Chubb Life's general account which provided the initial capital for the Portfolios.

     In addition, Section 817(h) of the Code and the regulations thereunder impose diversification requirements on the separate accounts and on the Portfolios. These diversification requirements are in addition to the diversification requirements imposed by the Code for the Portfolios to be treated as regulated investment companies. Failure to meet the requirements of
Section 817(h) could result in taxation to Chubb Life or its affiliated insurance companies and the immediate taxation of the owners of the Policies funded by the Trust.

     The Secretary of the Treasury may in the future issue regulations or one or more revenue rulings which would prescribe the circumstances in which a policyowner's control of the investments of a segregated asset account would cause the policy owner, rather than an insurance company, to be treated as the owner of the assets of the account. The regulations could impose requirements that are not reflected in the Policy, relating, for example, to such elements of policyowner control as premium allocation, transfer privileges and investment in a division focusing on a particular investment sector. Failure to comply with any such regulations presumably would cause earnings on a policyowner's interest in the separate account to be includible in the policyowner's gross income in the year earned.

     The Trust may, therefore, find it necessary to take action to assure that the Policy continues to qualify as a life insurance policy under Federal tax laws. The Trust, or Chubb Life, for example, may be required to alter the investment objectives of any Portfolios, or reduce the number of Portfolios, or substitute the shares of one Portfolio for those of another. No such change of investment objectives or substitution of securities will take place without notice to affected policyowners or the approval of a majority of such policyowners and without the approval of the SEC, to the extent legally required.

                       PERFORMANCE AND YIELD INFORMATION

MONEY MARKET PORTFOLIO

     The Resolute Treasury Money Market Portfolio's yield is its investment income, less expenses, expressed as a percentage of assets on an annualized basis for a seven-day period. The yield does not reflect the fees and charges imposed on the assets of a separate account.

     The simple annualized yield is computed by determining the net change (exclusive of realized gains and losses from the sale of securities and unrealized appreciation and depreciation) in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the seven-day period, dividing the net change in account value by the value of the account at the beginning of the period, and annualizing the resulting quotient (base period return) on a 365-day basis. The net change in account value reflects the value of additional shares purchased with dividends from the original shares in the account during the seven-day period, dividends declared on such additional shares during the period, and expenses accrued during the period.

     The compounded effective yield is computed by determining the unannualized base period return, adding one to the base period return, raising the sum to a power equal to 365 divided by seven, and subtracting one from the result.

NON-MONEY MARKET PORTFOLIOS

     This yield figure represents the net annualized yield based on a specified 30-day (or one month) period assuming a reinvestment semiannual compounding of income. Yield is calculated by dividing the average daily net investment income per share earned during the specified period by the maximum offering price, which is net asset value per share on the last day of the period, and annualizing the result according to the following formula:

              Yield = 2 [(A-B + 1) to the 6 power - 1]
                          ---
                         CD

where A equals dividends and interest earned during the period, B equals expenses accrued for the period (net of reimbursements), C equals the average daily number of shares outstanding during the period that were entitled to receive dividends, and D equals the maximum offering price per share on the last day of the period.

     The average annual total return figures represent the average annual compounded rate of return for the stated period. Average annual total return quotations reflect the percentage change between the beginning value of a static account in the Portfolio and the ending value of that account measured by the then current net asset value of that Portfolio assuming that all dividends and capital gains distributions during the stated period were reinvested in shares of the Portfolio when paid. Total return is calculated by finding the average annual compounded rates of return of a hypothetical investment that would compare the initial amount to the ending redeemable value of such investment according to the following formula:

                   T = (ERV/p) to the 1/n power -1

where T equals average annual total return, where ERV, the ending redeemable value, is the value, at the end of the applicable period, of a hypothetical $100,000 payment made at the beginning of the applicable period, where P equals a hypothetical initial payment of $100,000, and where N equals the number of years.

     From time to time, in reports and sales literature: (1) each Portfolio's performance or P/E ratio may be compared to: (i) the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index") and Dow Jones Industrial Average so that an investor may compare that Portfolio's results with those of a group of unmanaged securities widely regarded by investors as representative of the U.S. stock market in general; (ii) other groups of mutual funds tracked by: (A) Lipper Analytical Services, a widely-used independent research firm which ranks mutual funds by overall performance, investment objectives, and asset size; (B) Forbes Magazine's Annual Mutual Funds Survey and Mutual Fund Honor Roll; or (C) other financial or business publications, such as the Wall Street Journal, Business Week, Money Magazine, and Barron's, which provide similar information;
(iii) indexes of stocks comparable to those in which the particular Portfolio invests; (2) the Consumer Price Index (3)
other U.S. government statistics such as GNP, and net import and export figures derived from governmental publications, e.g. The Survey of Current Business, may be used to illustrate investment attributes of each Portfolio or the general economic, business, investment, or financial environment in which each Portfolio operates; and (4) the effect of tax-deferred compounding on the particular Portfolio's investment returns, or on returns in general, may be illustrated by graphs, charts, etc. where such graphs or charts would compare, at various points in time, the return from an investment in the particular Portfolio (or returns in general) on a tax-deferred basis (assuming reinvestment of capital gains and dividends and assuming one or more tax rates) with the return on a taxable basis. Each Portfolio's performance may also be compared to the performance of other mutual funds by Morningstar, Inc. which ranks mutual funds on the basis of historical risk and total return. Morningstar rankings are calculated using the mutual fund's performance relative to three-month Treasury bill monthly returns. Morningstar's rankings range from five stars (highest) to one star (lowest) and represent Morningstar's assessment of the historical risk level and total return of a mutual fund as a weighted average for 3, 5, and 10-year periods. In each category, Morningstar limits its five star rankings to 10% of the funds it follows and its four star rankings to 22.5% of the funds it follows. Rankings are not absolute or necessarily predictive of future performance.

     The performance of the Portfolios may be compared, for example, to the record of the S&P 500 Index, the Russell 2000, the Russell 2500, the NASDAQ Composite Index, the Morgan Stanley Capital International and the Europe, Australia, Far Eastern ("EAFE") Index. The S&P 500 Index is a well known measure of the price performance of 500 leading larger domestic stocks which represent approximately 80% of the market capitalization of the U.S. Equity market. The Russell 2000 Small Stock Index is designed to be a comprehensive representation of the U.S. small cap equity market. It is composed of 2,000 issues of smaller domestic stocks which represent nearly 7% of U.S. market capitalization. The Russell 2500 Index is comprised of the Russell 2000 small cap companies plus the next 500 largest companies in the Russell 3000 universe. The NASDAQ Composite Index is comprised of all stocks on NASDAQ's National Market Systems, as well as other NASDAQ domestic equity securities. The NASDAQ Composite Index has typically included smaller, less mature companies representing 10% to 15% of the capitalization of the entire domestic equity market. The EAFE Index is comprised of more than 900 companies in Europe, Australia and the Far East. All of these indexes are unmanaged and capitalization weighted. In general, the securities comprising the Russell 2500, the Russell 2000 and NASDAQ Composite Index are more growth oriented and have a somewhat higher volatility than in the S&P 500 Index.

     The total returns of all of these indexes will show the changes in prices for the stocks in each index. However, only the performance data for the S&P 500 Index assumes reinvestment of all capital gains distributions and dividends paid by the stocks in each data base. Tax consequences will not be included in such illustration, nor will brokerage or other fees or expenses of investing be reflected in the NASDAQ Composite, S&P 500, EAFE Index, Russell 2000 and Russell 2500.

                            DELAWARE BUSINESS TRUST

     The Trust is a business organization of the type commonly known as a "Delaware Business Trust" of which each Portfolio is a series. The Trust has filed a certificate of trust with the office of the Secretary of State of Delaware. Except to the extent otherwise provided in the governing instrument of the business trust, the beneficial owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

     The Trust provides for the establishment of designated series of beneficial interests (the Portfolios) having separate rights, powers or duties with respect to specified property or obligations of the Trust or profits and losses associated with specified property or obligations, and, to the extent provided in the Declaration of Trust, any such series may have a separate business purpose or investment objective.

     The Trust shall continue without limitation of time subject to the provisions in the Declaration of Trust concerning termination by action of the shareholders or by action of the Trustees upon notice to the shareholders.

                            ADDITIONAL INFORMATION

REPORTS

     Annual and semi-annual reports containing financial statements of the Trust, as well as voting instruction soliciting material for the Trust, will be sent to Policyowners.

                                  APPENDIX A

                        DESCRIPTION OF SECURITY RATINGS


STANDARD & POOR'S

Corporate and Municipal Bonds

     AAA Debt rated AAA have the highest ratings assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

     AA Debt rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree.

     A Debt rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debts in higher rated categories.

     BBB Debt rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debts in this category than for debts in higher rated categories.

     BB Debt rated BB is regarded as having less near- term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

Commercial Paper

     A Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree of safety.

     A-1 This designation indicates that the degree of safety regarding timely payment is very strong. Short-Term Tax-Exempt Notes
                                             ---------------------------

     SP-1 The short-term tax-exempt note rating of SP-1 is the highest rating assigned by Standard & Poor's and has a very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a "plus" (+) designation.

MOODY'S

Corporate and Municipal Bonds

     Aaa Bonds which are rated Aaa are judged to be the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

     A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

     Baa Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     Ba Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

Commercial Paper

     Prime-1 Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

              - Leading market positions in well established industries.
              - High rates of return on funds employed.
              - Conservative capitalization structures with moderate reliance on debt and ample asset protection.
              - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.
              - Well established access to a range of financial markets and assured sources of alternate liquidity.

CHUBB SERIES TRUST
SCHEDULE OF PORTFOLIO INVESTMENTS-(Unaudited)
RESOLUTE TREASURY MONEY MARKET PORTFOLIO
June 30, 1995

                                                                                                           Market
                                                                                        Principal          Value
                                                                                          Value           (Note B)
                                                                                       ----------        ----------
SHORT-TERM OBLIGATIONS-100.25%
U.S. Treasury Bill, 5.580%, due 08/03/95.......................................        $   27,000        $   26,860
U.S. Treasury Bill, 5.685%, due 08/03/95.......................................            38,000            37,802
U.S. Treasury Bill, 5.450%, due 09/14/95.......................................            87,000            86,042
U.S. Treasury Bill, 5.375%, due 09/21/95.......................................         1,014,000         1,001,853
U.S. Treasury Bill, 5.410%, due 09/28/95.......................................            25,000            24,671
                                                                                                         ----------
Total Short-Term Obligations
    (Cost $1,176,925)......................................                                               1,177,228
                                                                                                         ----------
TOTAL INVESTMENTS
    (Cost $1,176,925*).....................................       100.25%                                 1,177,228
Other assets, less liabilities.............................        (0.25)                                    (2,908)
                                                                  ------                                 ----------
   TOTAL NET ASSETS........................................       100.00%                                $1,174,320
                                                                  ======                                 ==========

---------------

*Aggregate cost for Federal income tax purposes.

                      See notes to financial statements.

CHUBB SERIES TRUST
SCHEDULE OF PORTFOLIO INVESTMENTS-(Unaudited)
RESOLUTE BOND PORTFOLIO
June 30, 1995

                                                                       Market
                                                    Principal          Value
Company                                               Value           (Note B)
-------                                             --------         ---------
CORPORATE BONDS-28.86%

                                 Banking-4.61%
Continental Bank, N.A., Sub
  Notes, 7.875%,
  due 02/01/03..............................        $ 55,000       $    57,881
                                                                   -----------

                           Financial Services-16.07%

Chrysler Financial Corp., 8.125%,
  due 12/15/96..............................          50,000            51,265
Ford Motor Credit Co., 8.250%,
  due 05/15/96..............................          50,000            50,872
GMAC Medium Term Note,
  5.700%, due 12/22/97......................          40,000            39,296
Greentree Financial Corp.,
  7.200%, due 04/15/19......................          60,000            60,125
                                                                   -----------
                                                                       201,558
                                                                   -----------

                          Utilities - Electric-8.18%

Pacific Gas & Electric Co.,
  7.875%, due 03/01/02......................          50,000            52,898
Texas Utilities Electric Co.,
  1st Mortgage, 7.875%
  due 04/01/24..............................          50,000            49,750
                                                                   -----------
                                                                       102,648
                                                                   -----------
   TOTAL CORPORATE BONDS
    (Cost $346,833).........................                           362,087
                                                                   -----------
U.S. GOVERNMENT AND AGENCY OBLIGATIONS-69.19%

FHLMC, 7.500%,
  due 07/01/25..............................        $ 50,000        $   50,250
U.S. Treasury Bond, 12.000%,
  due 08/15/13..............................          60,000            88,819
U.S. Treasury Bond, 9.250%,
  due 02/15/16..............................         150,000           192,797
U.S. Treasury Note, 7.625%,
  due 04/30/96..............................         190,000           192,790
U.S. Treasury Note, 4.750%,
  due 10/31/98..............................          40,000            38,562
U.S. Treasury Note, 7.750%,
  due 11/30/99..............................         140,000           149,406
U.S. Treasury Note, 7.500%,
  due 11/15/01..............................         145,000           155,558
                                                                   -----------
  TOTAL U.S. GOVERNMENT
   AND AGENCY OBLIGATIONS
   (Cost $831,062*).........................                           868,182
                                                                   -----------
SHORT-TERM OBLIGATIONS-6.53%

U.S. Treasury Bill, 5.460%,
  due 09/21/95..............................          10,000             9,880
U.S. Treasury Bill, 5.410%,
  due 09/28/95..............................          73,000            72,038
                                                                   -----------
   TOTAL SHORT-TERM
    OBLIGATIONS
    (Cost $81,899)..........................                            81,918
                                                                   -----------
   TOTAL INVESTMENTS
    (Cost $1,259,794*)......................          104.58%        1,312,187

Other assets, less liabilities..............           (4.58)          (57,447)
                                                    --------       -----------
   TOTAL NET ASSETS.........................          100.00%      $ 1,254,740
                                                    ========       -----------

---------------

*Aggregate cost for Federal income tax purposes.

                      See notes to financial statements.

CHUBB SERIES TRUST
SCHEDULE OF PORTFOLIO INVESTMENTS-(Unaudited)
RESOLUTE EQUITY PORTFOLIO
June 30, 1995

                                                     Number            Market
                                                       of              Value
Company                                              Shares           (Note B)
-------                                             --------         ---------
COMMON STOCK-99.04%

                                Aerospace-0.46%

Coltec Industries, Inc.+....................           1,000         $  17,250
                                                                   -----------

                        Automotive Manufacturing-2.40%

General Motors Corporation..................           1,900            89,062
                                                                   -----------

                     Automotive Services & Supplies-0.92%

Cooper Tire & Rubber Co.....................           1,400            34,125
                                                                   -----------

                                 Banking-6.67%

BankAmerica Corporation.....................           1,600            84,200
First Union Corp............................             800            36,200
Fleet Financial Group, Inc..................           1,400            51,975
Nationsbank Corp............................           1,400            75,075
                                                                   -----------
                                                                       247,450
                                                                   -----------

                                Chemical-3.72%

E.I. Dupont DeNemours &
 Company....................................             300            20,625
Monsanto Co.................................             300            27,037
Union Carbide Corp..........................           1,400            46,725
Wellman, Inc................................           1,600            43,800
                                                                   -----------
                                                                       138,187
                                                                   -----------

                           Commercial Services-1.62%

Services Corporation
 International..............................           1,900            60,088
                                                                   -----------

                         Computer - Peripherals-3.19%

Bay Networks, Inc.+.........................           1,600            66,200
Conner Peripherals, Inc.+...................           1,900            23,512
International Business Machines.............             300            28,800
                                                                   -----------
                                                                       118,512
                                                                   -----------

                           Computer - Software-1.88%

Novell, Inc.+...............................           3,500            69,781
                                                                   -----------

                          Electrical Equipment-1.43%

Advanced Micro-Devices, Inc.................             500         $  18,187
Magnetek, Inc.+.............................             400             5,450
W.W. Grainger, Inc..........................             500            29,375
                                                                   -----------
                                                                        53,012
                                                                   -----------

                               Electronics-2.40%

General Electric Co.........................           1,100            62,012
Motorola, Inc...............................             400            26,850
                                                                   -----------
                                                                        88,862
                                                                   -----------

                     Entertainment, Leisure & Media-7.32%

CBS, Inc....................................             500            33,500
Circus Circus Enterprises+..................           1,900            66,975
International Game Technology+..............           2,200            33,825
R.R. Donnelley & Sons Co....................           1,400            50,400
Tele Communications,
 Class A, ADR+..............................           3,700            86,719
                                                                   -----------
                                                                       271,419
                                                                   -----------

                           Financial Services-5.01%

Ambac, Inc..................................           1,100            44,137
Citicorp....................................             300            17,362
Dean Witter Discover & Co...................           1,100            51,700
Firstar Corp................................             300            10,087
Great Western Financial Corp................           1,900            39,187
ITT Corp....................................             200            23,500
                                                                   -----------
                                                                       185,973
                                                                   -----------

                             Food Processing-2.64%

Archer Daniels Midland Co...................           1,400            26,075
CPC International, Inc......................             500            30,875
General Mills, Inc..........................             800            41,100
                                                                   -----------
                                                                        98,050
                                                                   -----------

                         Furniture & Appliances-0.30%

Interco, Inc................................           1,900            11,163
                                                                   -----------

                             Health Supplies-5.24%

Bausch & Lomb, Inc..........................           2,700           112,050
Columbia/HCA Healthcare.....................           1,900            82,175
                                                                   -----------
                                                                       194,225
                                                                   -----------

                            Home Construction-1.22%

Manville Corp.+.............................           3,300            45,375
                                                                   -----------

---------------

+  Non-income producing security.

                      See notes to financial statements.

CHUBB SERIES TRUST
SCHEDULE OF PORTFOLIO INVESTMENTS-(Unaudited)
RESOLUTE EQUITY PORTFOLIO-(Continued)
June 30, 1995

                                                     Number            Market
                                                       of              Value
Company                                              Shares           (Note B)
-------                                             --------         ---------
COMMON STOCK-Continued

                           Household Products-5.48%

First Brands Corp...........................             500         $  21,437
PepsiCo, Inc................................           1,400            63,875
Philip Morris Companies, Inc................           1,100            81,813
Procter & Gamble Co.........................             500            35,938
                                                                   -----------
                                                                       203,063
                                                                   -----------

                                Insurance-2.15%

Providian Corp..............................           2,200            79,750
                                                                   -----------

                              Manufacturing-4.28%

Allied Signal, Inc..........................           1,600            71,200
Johnson Controls, Inc.......................             500            28,250
Tyco International, Ltd.....................           1,100            59,400
                                                                   -----------
                                                                       158,850
                                                                   -----------

                             Metal & Mining-2.06%

Freeport McMoran, Inc.......................           1,400            24,675
Reynolds Metals Co..........................           1,000            51,750
                                                                   -----------
                                                                        76,425
                                                                   -----------

                             Office Products-1.95%

Harris Corp.................................           1,400            72,275
                                                                   -----------

                            Oil - Production-10.85%

Anadarko Petroleum Corp.....................             600            25,875
Cooper Cameron Corp.+.......................           3,600            67,950
Diamond Shamrock, Inc.......................           1,100            28,325
Exxon Corporation...........................             500            35,312
Mobil Corporation...........................             300            28,800
Oryx Energy Company+........................           2,500            34,375
Repsol, S.A., ADR...........................           1,100            34,788
Royal Dutch Petroleum Co., ADR..............             300            36,563
Sun Company, Inc............................           1,400            38,325
Texaco, Inc.................................           1,100            72,188
                                                                   -----------
                                                                       402,501
                                                                   -----------


                         Packaging & Containers-0.41%

Crown Cork & Seal
  Company, Inc.+............................             300         $  15,037
                                                                   -----------

                              Personal Care-0.90%

Avon Products, Inc..........................             500            33,500
                                                                   -----------

                             Pharmaceuticals-3.87%

Alza Corp., Class A+........................           1,600            37,400
Eli Lilly & Co..............................             800            62,800
Warner-Lambert Co...........................             500            43,188
                                                                   -----------
                                                                       143,388
                                                                   -----------

                            Pollution Control-0.79%

Wheelabrator Technologies, Inc..............           1,900            29,213
                                                                   -----------

                                Railroad-1.05%

Conrail, Inc................................             700            38,937
                                                                   -----------

                                 Retail-6.27%

Limited, Inc................................           2,700            59,400
Melville Corp...............................           1,900            65,075
Price/Costco, Inc...........................           2,200            35,750
Wal-Mart Stores, Inc........................           2,700            72,225
                                                                   -----------
                                                                       232,450
                                                                   -----------

                           Telecommunications-6.55%

AT&T Corp...................................           1,400            74,375
BellSouth Corporation.......................             500            31,750
MCI Communications Corp.....................           2,700            59,400
Pacific Telesis Group.......................           1,100            29,425
Telefonos De Mexico, S.A., ADR..............             500            14,813
U.S. West, Inc..............................             800            33,300
                                                                   -----------
                                                                       243,063
                                                                   -----------

                                Textiles-0.91%

Fruit of the Loom, Inc., Class A+...........           1,600            33,800
                                                                   -----------

                       Trucking & Freight Carriers-2.37%

Canadian Pacific, Ltd., Ord.................           2,200            38,225
Union Pacific Corp..........................             900            49,838
                                                                   -----------
                                                                        88,063
                                                                   -----------

---------------

+  Non-income producing security.

                      See notes to financial statements.

CHUBB SERIES TRUST
SCHEDULE OF PORTFOLIO INVESTMENTS-(Unaudited)
RESOLUTE EQUITY PORTFOLIO-(Continued)
June 30, 1995

                                                     Number           Market
                                                       of             Value
Company                                              Shares          (Note B)
-------                                             --------        ----------
COMMON STOCK-Continued

                          Utilities - Electric-2.73%

Allegheny Power Systems, Inc................             500        $   11,750
Dominion Resources, Inc.....................             500            18,250
Entergy Corp................................           1,600            38,600
Scecorp.....................................           1,900            32,538
                                                                    ----------
                                                                       101,138
                                                                    ----------
   TOTAL COMMON STOCK
    (Cost $3,493,352).......................                         3,673,987
                                                                    ----------

                                                    Principal
                                                      Value
                                                    ---------
SHORT-TERM OBLIGATIONS-3.03%
U.S. Treasury Bill, 5.380%,
  due 08/03/95..............................         $73,000            72,632
U.S. Treasury Bill, 5.425%,
  due 08/03/95..............................          22,000            21,891
U.S. Treasury Bill, 5.410%,
  due 09/21/95..............................          18,000            17,784
                                                                    ----------
   TOTAL SHORT-TERM
    OBLIGATIONS
    (Cost $112,301).........................                           112,307
                                                                    ----------
   TOTAL INVESTMENTS
    (Cost $3,605,653*)......................          102.07%        3,786,294

Other assets, less liabilities..............           (2.07)          (76,840)
                                                    --------        ----------
   TOTAL NET ASSETS.........................          100.00%       $3,709,454
                                                    ========        ==========

--------------

* Aggregate cost for Federal income tax purposes.

                      See notes to financial statements.

CHUBB SERIES TRUST
SCHEDULE OF PORTFOLIO INVESTMENTS-(Unaudited)
RESOLUTE SMALL COMPANY PORTFOLIO
June 30, 1995

                                                     Number           Market
                                                       of             Value
Company                                              Shares          (Note B)
-------                                             --------        ----------
COMMON STOCK-93.91%

                               Advertising-0.15%

Advo Systems, Inc...........................             200        $    3,775
                                                                    ----------

                                Aerospace-2.78%

Coltec Industries, Inc.+....................           1,300            22,425
Kaydon Corp.................................             600            17,850
Orbital Sciences Corp.+.....................             500             9,125
Rohr Industries, Inc.+......................           1,000            14,375
Watkins-Johnson Co..........................             100             4,450
                                                                    ----------
                                                                        68,225
                                                                    ----------

                                 Airline-1.79%

Mesa Airlines, Inc.+........................           4,800            43,800
                                                                    ----------

                        Automotive Manufacturing-0.19%

Paccar, Inc.................................             100             4,675
                                                                    ----------

                     Automotive Services & Supplies-2.32%

Cooper Tile & Rubber Co.....................             500            12,188
Excel Industries, Inc.......................             600             8,700
Intermet Corp.+.............................           1,900            18,050
Simpson Industries, Inc.....................           1,600            18,000
                                                                    ----------
                                                                        56,938
                                                                    ----------

                                 Banking-5.61%

First Commerce Corp.........................           1,200            35,400
First Virginia Banks, Inc...................             300            11,250
Firstar Corp................................           1,000            33,625
Silicon Valley Bancshares+..................             200             3,600
Southern National Corp......................           1,080            25,920
Sterling Bancshares, Inc....................             150             1,988
TrustCo Bancorp NY..........................             400             8,700
Wilmington Trust Corp.......................             600            16,950
                                                                    ----------
                                                                       137,433
                                                                    ----------

                           Biopharmaceuticals-0.07%

Human Genome Sciences, Inc.+................             100             1,675
                                                                    ----------

                              Broadcasting-0.51%

Comcast UKCable Partners+...................             100        $    1,613
Emmis Broadcasting Corp.,
  Class A+..................................             100             2,725
Heartland Wireless+.........................             100             2,375
Heritage Media Corp., Class A+..............             200             5,775
                                                                    ----------
                                                                        12,488
                                                                    ----------

                                Chemical-2.59%

Albemarle Corp..............................             300             4,687
Bush Boake Allen, Inc.+.....................             100             3,038
Georgia Gulf Corp...........................             200             6,525
Wellman, Inc................................           1,800            49,275
                                                                    ----------
                                                                        63,525
                                                                    ----------

                           Commercial Services-1.28%

Measurex Corp...............................             100             3,038
Service Corporation International...........             900            28,462
                                                                    ----------
                                                                        31,500
                                                                    ----------

                         Communications Services-0.90%

America Online, Inc.+.......................             500            22,000
                                                                    ----------

                         Computer - Peripherals-1.72%

Boca Research, Inc.+........................             100             2,700
Network Computing Devices, Inc.+............             200             1,725
Nexgen+.....................................             100             2,363
Planar Systems, Inc.+.......................             100             2,225
Quantum Corp.+..............................           1,000            22,875
Tandem Computers, Inc.+.....................             200             3,225
Xcellenet, Inc.+............................             300             6,975
                                                                    ----------
                                                                        42,088
                                                                    ----------

                           Computer - Software-6.25%

Adobe Systems, Inc..........................             200            11,600
Autodesk, Inc...............................             300            12,900
Avid Technology, Inc.+......................             100             3,750
BMC Software, Inc.+.........................             100             7,725
Ceridian Corp.+.............................             100             3,687
Cheyenne Software, Inc.+....................             100             1,850
Compuware Corp.+............................             100             3,075
Davidson & Associates, Inc..................             100             3,975
Dialogic Corporation+.......................             300             5,325

---------------

+Non-income producing security.

                      See notes to financial statements.

CHUBB SERIES TRUST
SCHEDULE OF PORTFOLIO INVESTMENTS-(Unaudited)
RESOLUTE SMALL COMPANY PORTFOLIO-(Continued)
June 30, 1995

                                                     Number           Market
                                                       of             Value
Company                                              Shares          (Note B)
-------                                             --------        ----------
COMMON STOCK-Continued

                         Computer - Software-Continued

General Magic, Inc.+........................             100        $    1,350
Inso Corp.+.................................             100             5,975
Intersolv, Inc.+............................             100             2,325
Maxis, Inc.+................................             100             2,662
McAfee Associates, Inc.+....................             200             6,062
Microtec Research, Inc.+....................             500             3,875
Network General Corp.+......................             300             8,175
Network Peripherals, Inc.+..................             200             4,362
Oak Technology, Inc.+.......................             100             3,675
Parametric Technology Corp.+................             100             4,975
Phoenix Technology, Ltd.+...................             300             3,225
Pinnacle Systems, Inc.+.....................             200             4,500
Plaintree Systems, Inc.+....................             100             1,050
Project Software &
  Development, Inc.+........................             200             5,950
Quarterdeck Office Systems+.................             300             3,488
Rational Software Corp.+....................             200             2,725
Read-Rite Corp.+............................             700            18,725
Security Dynamics Tech, Inc.+...............             100             4,500
Softkey Int'l, Inc.+........................             100             3,188
Spyglass, Inc.+.............................             100             2,863
Symantec Corp.+.............................             100             2,887
UUNET Technologies, Inc.+...................             100             2,750
                                                                    ----------
                                                                       153,174
                                                                    ----------

                           Education Services-0.56%

DeVRY, Inc., Delaware+......................             200             4,000
Flightsafety International, Inc.............             200             9,750
                                                                    ----------
                                                                        13,750
                                                                    ----------

                          Electrical Equipment-0.85%

Charter Power Systems, Inc..................             200             4,800
Encore Wire Corp.+..........................             200             2,200
Kuhlman Corp................................             100             1,125
Micrel, Inc.+...............................             400             9,200
Microchip Tech, Inc.+.......................             100             3,638
                                                                    ----------
                                                                        20,963
                                                                    ----------

                               Electronics-6.08%

ADT Limited+................................           4,000        $   47,000
American Technology
  Materials, Inc.+..........................             500             5,250
Amphenol Corp.+.............................             200             5,825
Brooktree Corp.+............................             400             6,900
General Signal Corp.........................             600            23,850
Mentor Graphics Corp.+......................             300             5,175
Perkin-Elmer Corp...........................             100             3,550
S3, Incorporated+...........................             100             3,600
SDL, Inc.+..................................             200             6,000
Solectron Corp.+............................             200             6,825
Sundstrand Corp.............................             300            17,925
Symbol Technologies+........................             200             7,675
Xilinx, Inc.+...............................             100             9,400
                                                                    ----------
                                                                       148,975
                                                                    ----------

                     Entertainment, Leisure & Media-2.29%

Argosy Gaming Corp.+........................             100             1,275
Boyd Gaming Corp.+..........................           1,500            24,937
Cinergi Pictures
  Entertainment, Inc.+......................             500             3,375
IMAX Corp.+.................................             200             2,225
Johnson Worldwide
  Association, Inc., Class A+...............             300             7,050
Players International, Inc.+................             150             3,000
Royal Caribbean Cruises, Ltd................             600            13,200
Sports Club Co.+............................             200             1,025
                                                                    ----------
                                                                        56,087
                                                                    ----------

                           Financial Services-3.69%


Banknorth Group, Inc........................             400            10,750
Capital RE Corp.............................           1,200            31,200
Charter One Financial, Inc..................             400             9,800
Commerce Bancorp, Inc. NJ...................             400             7,750
Community First Bankshares..................             200             3,400
First National Bancorp GA...................             200             4,300
GBC Bancorp Calif...........................             200             2,400
HUBCO, Inc..................................             100             1,787
National Commerce
  Bancorporation............................             100             2,525
Payco American Corp.+.......................             300             2,325
Roosevelt Financial Group, Inc..............             500             8,344
Southwest Securities Group, Inc.............             700             5,775
                                                                    ----------
                                                                        90,356
                                                                    ----------

---------------

+Non-income producing security.

                      See notes to financial statements.

CHUBB SERIES TRUST
SCHEDULE OF PORTFOLIO INVESTMENTS-(Unaudited)
RESOLUTE SMALL COMPANY PORTFOLIO-(Continued)
June 30, 1995

                                                     Number           Market
                                                       of             Value
Company                                              Shares          (Note B)
-------                                             --------        ----------
COMMON STOCK-Continued

                             Food Processing-0.57%

John B. Sanfilippo & Son, Inc...............             100        $    1,025
Universal Foods Corp........................             400            12,950
                                                                    ----------
                                                                        13,975
                                                                    ----------

                         Furniture & Appliances-0.06%

Bush Industries, Inc........................             125             1,406
                                                                    ----------

                             Health Services-0.37%

Phycor, Inc.+...............................             100             3,513
Summit Care Corp.+..........................             300             5,475
                                                                    ----------
                                                                         8,988
                                                                    ----------

                            Home Construction-0.73%

Apogee Enterprises, Inc.....................             200             3,550
Congoleum Corp.+............................             100             1,338
D.R. Horton, Inc.+..........................             972            13,000
                                                                    ----------
                                                                        17,888
                                                                    ----------

                      Hospital Services & Supplies-7.04%

Bioject Medical Technologies, Inc.+.........             200               300
Biomet, Inc.+...............................             100             1,550
Caremark International, Inc.................             200             4,000
C.R. Bard, Inc..............................             200             6,000
Cellpro, Inc.+..............................             800            10,700
Community Health Systems+...................             100             3,387
Corvita Corp.+..............................             300             1,575
Fresenius USA, Inc.+........................             900            11,812
Healthcare Retirement Corp.+................             800            23,400
Health Management
  Association, Inc.+........................             900            26,325
Hooper Holmes, Inc..........................             300             2,531
ICU Medical, Inc.+..........................             100             1,412
Instent, Inc.+..............................             100             1,425
Mariner Health Group, Inc.+.................           1,000            11,250
Occusystems+................................             100             1,713
Oncor, Inc.+................................           1,200             7,275
Owens & Minor, Inc..........................           1,000            12,500
Perseptive Biosystems, Inc.+................           1,200            13,200


                   Hospital Services & Supplies-(Continued)

St. Jude Medical, Inc.......................             100        $    5,012
Stryker Corp................................             100             3,838
Sunrise Medical, Inc.+......................             100             3,113
Vital Signs, Inc............................             700            12,075
Vivra, Inc.+................................             300             8,138
                                                                    ----------
                                                                       172,531
                                                                    ----------

                           Household Products-1.84%

Dekalb Genetics Corp........................             300            13,200
Dreyers Grand Ice Cream.....................             100             3,662
First Brands Corp...........................             100             4,287
Libbey, Inc.................................             500            10,375
Nabisco Holdings Corp.......................             400            10,800
Riviana Foods, Inc..........................             200             2,663
                                                                    ----------
                                                                        44,987
                                                                    ----------

                                Insurance-3.24%

AMBAC, Inc..................................             500            20,062
First Colony Corp...........................             800            19,200
Fremont General Corp........................             180             4,342
Hilb, Rogal & Hamilton Co...................             200             2,500
MMI Companies, Inc..........................           1,000            19,625
Mid Ocean, Ltd., Ord........................             100             3,163
Partnerre Holdings, Ltd.....................             400            10,450
                                                                    ----------
                                                                        79,342
                                                                    ----------

                                 Lodging-0.09%

Doubletree Corp.+...........................             100             2,156
                                                                    ----------

                                Machinery-2.84%

Applied Power, Inc..........................             500            14,437
Asyst Technologies, Inc.+...................             100             3,712
Black & Decker, Inc.........................           1,100            33,963
Credence Systems Corp.+.....................             150             4,538
Greenfield Industries, Inc..................             100             2,900
Helix Technology Corp.......................             100             4,300
Micrion Corp.+..............................             200             2,700
Regal Beloit Corp...........................             200             3,100
                                                                    ----------
                                                                        69,650
                                                                    ----------

---------------

+Non-income producing security.

                      See notes to financial statements.

CHUBB SERIES TRUST
SCHEDULE OF PORTFOLIO INVESTMENTS-(Unaudited)
RESOLUTE SMALL COMPANY PORTFOLIO-(Continued)
June 30, 1995

                                                     Number           Market
                                                       of             Value
Company                                              Shares          (Note B)
-------                                             --------        ----------
COMMON STOCK-Continued

                              Manufacturing-1.44%

Glatfelter (P.H.) Co........................             400        $    8,050
Maverick Tube Corp.+........................             400             3,050
Safety 1st, Inc.+...........................             200             3,925
W.H. Brady Co., Class A.....................             300            20,400
                                                                    ----------
                                                                        35,425
                                                                    ----------

                             Medical Biotech-0.06%

Genetic Therapy, Inc.+......................             100             1,487
                                                                    ----------

                             Metal & Mining-4.11%

Allegheny Ludlum Corp.......................           1,800            35,550
Commercial Metals Co........................             600            16,200
Freeport-McMoran Copper &
  Gold, Class A.............................             800            16,500
Kaiser Aluminum Corp.+......................             600             8,325
Oregon Steel Mills, Inc.....................             400             6,850
Steel Technologies, Inc.....................           1,500            17,250
                                                                    ----------
                                                                       100,675
                                                                    ----------

                             Office Products-1.23%

Harris Corp.................................             500            25,812
Nu-Kote Holdings, Inc.+.....................             100             3,175
U.S. Office Products Co.+...................             100             1,200
                                                                    ----------
                                                                        30,187
                                                                    ----------

                           Oil - International-0.70%

Anadarko Petroleum Corp.....................             400            17,250
                                                                    ----------

                            Oil - Production-3.85%

Devon Energy Corp...........................             500            10,750
Holly Corp..................................             200             4,625
Oryx Energy Company+........................           2,300            31,625
Tesoro Petroleum Corp.......................             100             1,000
Texas Meridian, Inc.+.......................             200             2,150
TransCanada Pipelines, Ltd..................           1,900            25,413
Vintage Petroleum, Inc......................           1,000            18,750
                                                                    ----------
                                                                        94,313
                                                                    ----------

                             Oil - Services-1.42%

Dreco Energy Services, Ltd.+................             400        $    5,800
El Paso Natural Gas Company.................             100             2,850
Noble Affiliates, Inc.......................             100             2,550
Noble Drilling Corp.+.......................           2,000            14,750
Oceaneering International, Inc.+............           1,000             8,875
                                                                    ----------
                                                                        34,825
                                                                    ----------

                             Pharmaceuticals-2.04%

Allergan, Inc...............................             200             5,425
Athena Neurosciences, Inc.+..................            600             5,475
Inhale Therapeutic Systems+.................             300             2,400
IVAX Corp...................................             200             4,925
Mylan Laboratories, Inc.....................             100             3,075
Northfield Laboratories, Inc.+..............             200             2,975
Sangstat Medical Corp.+.....................             400             2,050
Targeted Genetics Corp.+....................             400             1,550
Univax Biologics, Inc.+.....................             600             2,850
Vertex Pharmaceuticals, Inc.+...............             400             6,550
Vical, Inc.+................................             500             4,875
Watson Pharmaceutical+......................             200             7,800
                                                                    ----------
                                                                        49,950
                                                                    ----------

                            Pollution Control-1.55%

Dames & Moore, Inc..........................           1,700            22,100
Mid-America Waste Systems, Inc.+............           1,000             4,875
Sevenson Environmental
  Services, Inc.............................             200             3,650
Tetra Technologies+.........................             600             7,275
                                                                    ----------
                                                                        37,900
                                                                    ----------

                          Publishing & Printing-0.85%

Banta Corp..................................             500            16,625
Consolidated Graphics, Inc.+................             300             4,125
                                                                    ----------
                                                                        20,750
                                                                    ----------

---------------

+Non-income producing security.

                      See notes to financial statements.

CHUBB SERIES TRUST
SCHEDULE OF PORTFOLIO INVESTMENTS-(Unaudited)
RESOLUTE SMALL COMPANY PORTFOLIO-(Continued)
June 30, 1995

                                                     Number           Market
                                                       of             Value
Company                                              Shares          (Note B)
-------                                             --------        ----------
COMMON STOCK-Continued

                               Real Estate-4.25%

Cali Realty Corp............................             100        $    1,937
Capstone Capital Trust, Inc.................             300             5,362
Chelsea GCA Realty, Inc.....................             200             5,400
Colonial Properties.........................             100             2,300
Developer Diversified Realty Corp...........             200             5,750
Equity Inns, Inc............................             200             2,150
FelCor Suite Hotels, Inc....................             100             2,550
Gables Residential Trust....................             100             2,050
Health & Retirement Properties
  Trust.....................................           1,300            19,500
Healthcare Realty...........................             600            12,150
Home Properties NY, Inc.....................             200             3,525
Liberty Property Trust......................             100             1,962
Merry Land & Investment, Inc................             100             2,038
RFS Hotel Investors, Inc....................             200             3,050
ROC Communities, Inc........................             400             8,850
Security Capital Pacific Trust..............             500             8,688
South West Property Trust...................             500             5,750
Starwood Lodging Trust+.....................             100             2,350
Storage Trust Realty........................             200             4,050
Sun Communities, Inc........................             100             2,500
Wellsford Residential Properties............             100             2,275
                                                                    ----------
                                                                       104,187
                                                                    ----------

                              Restaurants - 0.93%

Brinker International, Inc.+................             300             5,175
Sbarro, Inc.................................             600            13,950
Starbucks Corp.+............................             100             3,563
                                                                    ----------
                                                                        22,688
                                                                    ----------

                                 Retail-3.55%

Borders, Inc.+..............................             100             1,437
Brauns Fashions Corp.+......................             400               900
Catherine Stores Corp.+.....................             900            10,012
Charming Shoppes, Inc.......................           2,500            13,125
Fastenal Co.................................             200             5,462
Garden Ridge Corp.+.........................             100             2,475
Hannaford Brothers Co.......................             100             2,850
Kohls Corp.+................................             200             9,125
Leslie's Poolmart+..........................             100             1,500

                               Retail-Continued

Office Depot, Inc.+.........................             100        $    2,813
One Price Clothing Stores, Inc.+............           1,000             3,750
Penn Traffic Co., New+......................             400            14,150
Stop & Shop Companies, Inc.+................             100             2,563
TJX Companies, Inc..........................             800            10,600
Urban Outfitters+...........................             100             2,175
Vons Companies, Inc.+.......................             200             4,025
                                                                    ----------
                                                                        86,962
                                                                    ----------

                           Telecommunications-2.48%

Andrew Corp.+...............................             100             5,787
Applied Digital Access+.....................             500             6,500
Arch Communications Group+..................             100             2,225
Comdial Corp.+..............................             700             2,887
Leasing Solutions, Inc.+....................             100             1,163
MFS Communications, Inc.+...................             100             3,225
Mobilemedia, Inc.+..........................             100             2,050
Network Express, Inc.+......................             100             1,388
NYNEX Cablecomms Group+.....................             200             4,050
Paging Network+.............................             600            20,550
Tellabs, Inc.+..............................             200             9,625
Videotron Holdings, PLC+....................             100             1,400
                                                                    ----------
                                                                        60,850
                                                                    ----------

                                Textiles-1.57%

Collins & Aikman, New+......................             500             4,500
Fruit of the Loom, Inc., Class A+...........           1,000            21,125
Nine West Group, Inc.+......................             200             7,300
St. John Knits, Inc.........................             100             4,488
Worldtex, Inc.+.............................             200             1,175
                                                                    ----------
                                                                        38,588
                                                                    ----------

                           Trucking & Leasing-0.84%

American Freightways Corp.+.................             100             2,050
Heartland Express, Inc.+....................             200             5,100
USA Truck, Inc.+............................             100             1,525
Werner Enterprises, Inc.....................             600            12,000
                                                                    ----------
                                                                        20,675
                                                                    ----------

---------------

+Non-income producing security.

                      See notes to financial statements.

CHUBB SERIES TRUST
SCHEDULE OF PORTFOLIO INVESTMENTS-(Unaudited)
RESOLUTE SMALL COMPANY PORTFOLIO-(Continued)
June 30, 1995

                                                     Number           Market
                                                       of             Value
Company                                              Shares          (Note B)
-------                                             --------        ----------
COMMON STOCK-Continued

                          Utilities - Electric-3.98%

Alleghany Power Systems, Inc................             500        $   11,750
California Energy Co.+......................             500             8,188
Central Hudson Gas &
  Electric Corp.............................             700            18,900
Central Louisiana Electric, Inc.............             200             4,700
Illinova Corp...............................             200             5,075
Pinnacle West Capital Corp..................           1,100            26,950
Potomac Electric Power Co...................             200             4,300
Washington Water Power Co...................           1,100            17,600
                                                                    ----------
                                                                        97,463
                                                                    ----------

                             Utilities - Gas-1.12%

Atlantic Gas and Light......................             300            10,425
Brooklyn Union Gas Company..................             300             7,875
Providence Energy Corp......................             300             4,575
United Cities Gas Co........................             300             4,500
                                                                    ----------
                                                                        27,375
                                                                    ----------

                        Utilities - Water & Sewer-1.53%

American Water Works, Inc...................             900            28,575
Aquarion Co.................................             100             2,300
E'Town......................................             100             2,713
Southern California Water Co................             200             3,875
                                                                    ----------
                                                                        37,463
                                                                    ----------
   TOTAL COMMON STOCK
    (cost $2,071,023) ......................                         2,301,363
                                                                    ----------
PREFERRED STOCK-0.14%

                      Telecommunications Equipment-0.14%

MFS Communications, Conv.,
  Pfd, 8.000%...............................             100             3,450
                                                                    ----------
   TOTAL PREFERRED STOCK
    (cost $3,350)...........................                             3,450
                                                                    ----------

                                                                      Market
                                                    Principal         Value
Company                                               Value          (Note B)
-------                                             ---------       ----------
SHORT-TERM OBLIGATIONS-10.11%

U.S. Treasury Bill, 5.400%,
  due 08/03/95..............................        $ 20,000        $   19,901
U.S. Treasury Bill, 5.425%,
  due 08/03/95..............................          18,000            17,911
U.S. Treasury Bill, 5.510%,
  due 08/03/95..............................          12,000            11,938
U.S. Treasury Bill, 5.550%,
  due 08/03/95..............................           8,000             7,959
U.S. Treasury Bill, 5.350%,
  due 08/31/95..............................         120,000           118,948
U.S. Treasury Bill, 5.450%,
  due 09/14/95..............................          15,000            14,835
U.S. Treasury Bill, 5.375%,
  due 09/21/95..............................          20,000            19,761
U.S. Treasury Bill, 5.390%,
  due 09/21/95..............................          15,000            14,820
U.S. Treasury Bill, 5.410%,
  due 09/21/95..............................          12,000            11,856
U.S. Treasury Bill, 5.380%,
  due 09/21/95..............................          10,000             9,880
                                                                    ----------
   TOTAL SHORT-TERM
    OBLIGATIONS
    (Cost $247,751).........................                           247,809
                                                                    ----------
   TOTAL INVESTMENTS
    (Cost $2,322,124*)......................          104.16%        2,552,622

Other assets, less liabilities..............           (4.16)         (101,883)
                                                    --------        ----------

   TOTAL NET ASSETS.........................          100.00%       $2,450,739
                                                    ========        ==========

---------------

*Aggregate cost for Federal income tax purposes.

+Non-income producing security.

                      See notes to financial statements.

CHUBB SERIES TRUST
SCHEDULE OF PORTFOLIO INVESTMENTS-(Unaudited)
RESOLUTE INTERNATIONAL EQUITY PORTFOLIO
June 30, 1995

                                                     Number           Market
                                                       of             Value
Company                                              Shares          (Note B)
-------                                             --------        ----------
COMMON STOCK-96.40%

                                Australia-3.25%

Broken Hill Properties Co.,
  Ltd., Ord.................................           2,440        $   29,957
C.S.R., Ltd., Ord...........................           4,000            12,476
National Australia Bank, Ltd., Ord..........           2,800            22,071
News Corporation, Ltd., Ord.................           3,000            16,715
Southcorp Holdings, Ltd., Ord...............           7,600            15,139
TNT Limited, Ord............................           4,100             5,377
Western Mining Corp. Holdings
  Ord.,.....................................           3,500            19,179
                                                                    ----------
                                                                       120,914
                                                                    ----------

                                 Belguim-1.67%

Generale de Banque, NVP, Ord................              65            20,877
Solvay, S.A., Ord...........................              35            19,371
Tractebel Cap, NPV, Ord.....................              60            21,769
                                                                    ----------
                                                                        62,017
                                                                    ----------

                                 Denmark-1.10%

Carlsberg A.S., Ord., B.....................             160             7,465
Den Danske Bank, Ord........................             100             6,277
International Service System B
  Ord.......................................             130             3,394
Novo Nordisk, A.S., Ord.,
  Class B...................................              50             5,333
Sophus Berendsen, Ord.,
  Class B...................................             100             9,424
Tele Danmark, A.S., Ord., B.................             160             8,902
                                                                    ----------
                                                                        40,795
                                                                    ----------

                                 France-11.83%

AXA, Ord....................................             322            17,404
Air Liquide (L'), Ord.......................              75            11,991
Alcatel Alsthom, ORD........................             455            40,999
Bouygues, Ord...............................             175            20,975
Carrefour, Ord..............................              50            25,632
Christian Dior, S.A., Ord...................             190            16,744
Cie Generale des Eaux, Ord..................             130            14,482
Compagnie Financiere de
  Paribas, Ord..............................             360            21,656
Dollfus-Mieg & Cie, Ord.....................             200            11,263
Elf Aquitane, Ord...........................             410            30,322
Groupe Danone, Ord..........................             192            32,320

                               France-Continued

Lafarge-Coppee, Ord.........................             155        $   12,061
Lagardere Groupe, Ord.......................             430             8,915
Lyonnaise des Eaux, Ord.....................              60             5,679
Promodes, Ord...............................              80            18,236
Renault, S.A., Ord..........................             400            12,542
Rhone Poulenc, S.A., Ord., A................             700            15,783
Sanofi, Ord.................................             250            13,847
Seita, Ord..................................             400            12,031
Societe Generale, Ord.......................             280            32,751
Synthelabo, Ord.............................             380            21,581
Television Francaise, Ord...................             130            13,111
Total, S.A., Ord, `B' Shares................             400            24,095
Ugine, S.A., Ord............................              80             5,628
                                                                    ----------
                                                                       440,048
                                                                    ----------

                                 Germany-7.89%

AVA Allegemeine Handels-Der
  Verbr., Ord...............................              10             4,010
Bayer, A.G., Ord............................             150            37,248
Deutsche Bank, A.G., Ord....................             500            24,312
Deutsche Pfandbrief &
  Hypothekenbank, Ord.......................              40            20,244
M.A.N., A.G., Ord...........................              60            15,411
Munchener Ruckversicherungs,
  Ord.......................................              20            43,783
SKW Trostbert, Ord. +.......................             200             4,191
Schering, A.G., Ord.........................             400            27,946
Seimens, A.G., Ord..........................              40            19,805
Thyssen, A.G., Ord..........................             110            20,481
Veba, A.G., Ord.............................             120            47,077
Volkswagen, A.G., Ord.......................             100            28,791
                                                                    ----------
                                                                       293,299
                                                                    ----------

                                Hong Kong-5.22%

Citic Pacific, Ltd., Ord....................          15,000            37,706
HSBC Holdings, PLC, Ord.....................           1,600            20,524
Hong Kong Telecommunication
  Ord.......................................          13,600            26,892
Hong Kong Electric Holdings, Ltd.,
  Ord.......................................           7,000            23,793
Sun Hung Kai Properties, Ltd.,
  Ord.......................................           5,000            36,995
Swire Pacific, Ltd., Ord.,
  `A' Shares................................           4,000            30,501
Television Broadcast, Ltd., Ord.............           5,000            17,577
                                                                    ----------
                                                                       193,988
                                                                    ----------

---------------

+Non-income producing security.

                      See notes to financial statements.

CHUBB SERIES TRUST
SCHEDULE OF PORTFOLIO INVESTMENTS-(Unaudited)
RESOLUTE INTERNATIONAL EQUITY PORTFOLIO-(Continued)
June 30, 1995

                                                     Number           Market
                                                       of             Value
Company                                              Shares          (Note B)
-------                                             --------        ----------
COMMON STOCK-Continued

                                 Japan-28.93%

Chugai Pharmaceutical Co.,
  Ord.......................................           3,000         $  30,318
Chuo Trust and Banking Co.,
  Ord.......................................           1,000            11,307
Cosmo Oil Co., Ltd., Ord....................           5,000            28,210
Dai-Ichi Kangyo Bank, Ltd., Ord.............           2,000            36,043
Daiei, Inc., Ord............................           1,000            12,132
Daishi Bank, Ord............................           3,000            20,742
Daito Trust Construction Co.,
  Ltd., Ord.................................           2,000            18,845
Daiwa Bank, Ord.............................           3,000            28,906
East Japan Railway Co., Ord.................               5            25,618
Fuji Denki Reiki, Ord.......................           1,000            10,848
Fuji Electric Co., Ltd., Ord................           3,000            15,088
Fuji Heavey Industries, Ord.................           3,000            11,131
Gunze Sangyo, Inc., Ord.....................           5,000            20,671
Hitachi, Ord................................           5,000            49,765
Hokkaido Takushoku Bank, Ord................           5,000            13,663
Honda Motor Co., Ord........................           2,000            30,624
Industrial Bank of Japan,
  Ltd., Ord.................................           1,000            26,031
Ishikawa Jima-Harima Industries,
  Ord.......................................           6,000            23,534
Japan Tobacco, Ord..........................               1             8,928
Joroku Bank, Ord............................           2,000            12,909
Kanematsu Corp., Ord........................           5,000            18,846
Komatsu Forklift Co.,
  Ltd., Ord.................................           4,000            22,144
Kurabo Industries, Ord......................           5,000            18,021
Matsushita Electric Industries
  Ord.......................................           2,000            31,095
Mineba Co., Ltd., Ord.......................           2,000            12,815
Mitsubishi Cable Industries, Ord............           2,000            11,519
Mitsui Fudosan Co., Ltd., Ord...............           1,000            11,437
Mitsui Toatsu Chemicals, Inc.,
  Ord.......................................           3,000            11,025
NEC Corp., Ord..............................           3,000            32,827
NKK Corporation, Ord........................           5,000            11,720
Nagasakiya Co., Ord.........................           2,000             8,975

                                Japan-Continued

Nichiban Co., Ord...........................           5,000         $  26,973
Nichii Co., Ltd., Ord., Tokyo...............           1,000            10,848
Nikkiso Co., Ord............................           2,000            13,639
Nippon Credit Bank, Ord.....................           4,000            19,788
Nippon Kinzoku Co., Ord.....................           2,000             8,598
Nippon Paper Industries, Ord................           2,000            12,956
Nippon Road Co., Ltd., Ord..................           1,000             9,894
Nippon Suisan Kaisha, Ord...................           2,000             9,446
Nissan Diesel Motor Co., Ord................           1,000             4,511
Nissin Corp. Ord............................           4,000            16,537
Nomura Securities Corp., Ltd.,
  Ord.......................................           2,000            34,865
Ricoh Co., Ord..............................           2,000            17,150
Ryobi, Ltd., Ord............................           3,000            14,841
Sakura Bank, Ltd., Ord......................           3,000            31,272
Snow Brand Milk Products Co.,
  Ltd., Ord.................................           2,000            15,666
Sony Corp., Ord.............................             500            23,969
Sumitomo Forestry Co., Ord..................           1,000            16,608
Sumitomo Metal Industries, Ord..............          10,000            26,031
Takashimaya Co., Ltd., Ord..................           1,000            13,428
Toho Gas Co., Ltd. Ord......................           5,000            17,786
Tohoku Electric Power Co., Inc.,
  Ord.......................................           1,000            27,680
Tokio Marine & Fire Insurance Co.,
 Ord........................................           1,000            11,449
Toyo Construction Co., Ord..................           3,000            15,654
Toyota Motor Co., Ltd., Ord.................           1,000            19,788
UBE Industries, Ltd., Ord...................           5,000            17,432
Zexel Corp., Ord............................           2,000            13,475
                                                                    ----------
                                                                     1,076,021
                                                                    ----------

                                Malaysia-2.38%

Public Bank, Bhd., Ord......................          14,000            31,298
Tan Chong Motor Holdings,
  Bhd., Ord.................................          18,000            20,526
Tanjong Co., Ord............................           4,000            13,782
Telekom Malaysia, Bhd., Ord.................           3,000            22,766
                                                                    ----------
                                                                        88,372
                                                                    ----------

                      See notes to financial statements.

CHUBB SERIES TRUST
SCHEDULE OF PORTFOLIO INVESTMENTS-(Unaudited)
RESOLUTE INTERNATIONAL EQUITY PORTFOLIO-(Continued)
June 30, 1995

                                                     Number           Market
                                                       of             Value
Company                                              Shares          (Note B)
-------                                             --------        ----------
COMMON STOCK-Continued

                               Netherlands-2.69%

ABN Amro Holding, NV, Ord...................             250        $    9,642
Dutchstate Mines, NV, Ord...................             140            12,054
Elsevier, N.V., Ord.........................           1,040            12,274
Internationale Nederlanden Groep,
  NV, Ord...................................             150             8,291
Philips Electronics, Ord....................             310            13,116
Royal Dutch Petroleum, Ord..................             260            31,726
Unilever, N.V., CVA, Ord....................             100            13,002
                                                                    ----------
                                                                       100,105
                                                                    ----------

                                 Norway-2.66%

Hafslund Nycomed, Ord.,
  Series B..................................             700            16,180
Kvaerner, A.S., Ord., Series B..............             500            21,898
Norsk Hydro, A.S., Ord......................           1,000            41,930
Orkla, A.S., Ord., Series B.................             450            19,051
                                                                    ----------
                                                                        99,059
                                                                    ----------

                                Singapore-2.43%

Cycle and Carriage, Ltd. Ord................           1,000             8,944
DBS LAND, Ltd., Ord.........................           5,000            15,671
Development Bank of Singapore,
  Ord.......................................           2,000            22,755
Sembawang Corp., Ltd., Ord..................           1,000             6,082
Sime Darby, Bhd., Ord.......................          10,000            27,764
Singapore Airlines, Ltd., Ord...............           1,000             9,231
                                                                    ----------
                                                                        90,447
                                                                    ----------

                                  Spain-0.86%

Bankinter, Ord..............................             230            20,704
Iberdrola, S.A., Ord........................           1,500            11,297
                                                                    ----------
                                                                        32,001
                                                                    ----------

                               Switzerland-6.93%

BBC, Brown, Boveri and Cie,
  A.G., Ord.................................              83            16,642
CS Holding, Bearer, Ord.....................              75             6,868
Ciba Geigy, A.G., Ord.......................              51            37,361

                             Switzerland-Continued

Compagnie Finaciere
  Richemont-Units, Ord., "A"................           5,000        $    6,163
Holderbank Financiere Glaris, Ord.,
  Warrants+.................................               2                 3
Holderbank Financiere Glaris, A.G.,
  Ord.......................................              10             8,202
Nestle, S.A. Ord............................              33            34,343
Roche Holdings Genusscheine,
  NPV, Ord..................................               5            32,202
Sandoz, A.G., Ord...........................              55            37,905
Schweizerische Ruckversicherungs,
  Ord.......................................              15            11,548
Schweizerischer Bank Gesellschaft,
  Ord.......................................              16            16,568
Schweizerischer Bankverein, Ord.............              70            24,789
Swissair, A.G., Ord., Zurich................              18            12,452
Zurich Versicherungs, Ord...................              10            12,560
                                                                    ----------
                                                                       257,606
                                                                    ----------

                             United Kingdom-18.38%

Abbey National, PLC, Ord....................           2,200            16,382
Agryll Group, PLC, Ord......................           2,400            12,830
Allied Colloids Group, PLC, Ord.............           4,900             9,746
Argos, Ord..................................           1,900            13,060
B.A.T. Industries, PLC, Ord.................           2,000            15,306
B.I.C.C., Ord...............................           1,500             7,088
BOC Group, PLC, Ord.........................             500             6,388
BTR, PLC, Ord...............................           2,600            13,217
British Gas, PLC, Ord.......................           2,200            10,134
British Petroleum, PLC, Ord.................           2,207            15,819
British Telecommunications
  PLC, Ord..................................           6,400            39,917
Cable & Wireless, PLC, Ord..................           2,100            14,368
Chubb Security, Ord.........................           1,900             9,492
Forte, Ord..................................           3,000            10,859
General Electric, PLC, Ord..................           1,900             9,281
Glaxo, PLC, Ord.............................           3,335            40,938
Glynwed, PLC, Ord...........................           1,000             5,179
Granada Group, PLC, Ord.....................             800             7,739
Grand Metropolitan, PLC, Ord................           2,300            14,107

                      See notes to financial statements.

CHUBB SERIES TRUST
SCHEDULE OF PORTFOLIO INVESTMENTS-(Unaudited)
RESOLUTE INTERNATIONAL EQUITY PORTFOLIO-(Continued)
June 30, 1995

                                                     Number           Market
                                                       of             Value
Company                                              Shares          (Note B)
-------                                             --------        ----------
COMMON STOCK-Continued

                           United Kingdom-Continued

Guardian Royal Exchange, PLC,
  Ord.......................................           3,800        $   12,515
Guinness, PLC, Ord..........................           2,100            15,804
HSBC Holdings, Ord..........................           1,050            13,557
Hanson Trust, PLC, Ord......................           5,500            19,252
Hillsdown Holding, PLC, Ord.................           4,500            12,888
Inchape, PLC, Ord...........................           1,620             7,578
Kingfisher, Ord.............................           2,200            14,877
Kwik Save Group, Ord........................             550             5,679
Lloyds Bank, PLC, Ord.......................           1,750            17,375
MEPC, Ord...................................           1,800            10,969
Pearson, PLC, Ord...........................             700             6,627
Peninsular & Oriental Steam
  Navigation, Ord...........................             800             7,370
RTZ Corp., PLC, Ord.........................           1,000            13,047
Reckitt and Coleman, Ord....................             890             9,389
Redland, PLC, Ord...........................           1,300             8,522
Reuter's Holding, Ord.......................           2,000            16,674
Rexam, PLC, Ord.............................           1,400            10,759
Rolls Royce, Ord............................           5,000            13,882
Royal Bank of Scotland, PLC,
  Ord.......................................           2,000            13,604
Scottish Hydro-Electric, PLC,
  Ord.......................................           2,000            10,183
Scottish and Newcastle, PLC,
  Ord.......................................           1,500            13,198
Sears Holdings, Ord.........................           6,700            10,607
Shell Transport and Trading Co.,
  Ord.......................................           2,100            25,093
Smithkline Beecham, Ord.,
  Equity Units..............................             800             7,103
Smithkline Beecham, Ord.....................             750             6,790
Standard Chartered Bank, Ord................           2,600            13,941
Sun Alliance Group, PLC, Ord................           2,000            10,660
Tarmac, PLC, Ord............................           8,000            14,320
Thorn EMI, PLC, Ord.........................             400             8,306
Tomkins, Ord................................           2,700             9,666
United Buiscuts (Hldgs), PLC,
  Ord.......................................           2,600            13,279
Vickers, PLC, Ord...........................           1,300        $    4,282
Willis Corroon Group, PLC, Ord..............           2,800             6,683
Yorkshire Electricity Group, Ord............           1,000            11,042
Yorkshire Water, Ord........................           1,200            10,998
Zeneca Group, Ord...........................             300             5,069
                                                                    ----------
                                                                       683,438
                                                                    ----------

                              United States-0.18%

Repsol, ADR.................................             200             6,325
U.S. Industries, Inc.+......................              31               423
                                                                    ----------
                                                                         6,748
                                                                    ----------
   TOTAL COMMON STOCK
    (Cost $3,565,079).......................                         3,584,858
                                                                    ----------
   TOTAL INVESTMENTS
    (Cost $3,565,079*)......................           96.40%        3,584,858
Other assets, less liabilities..............            3.60           133,875
                                                    --------        ----------
   TOTAL NET ASSETS.........................          100.00%       $3,718,733
                                                    ========        ==========

---------------

*Aggregate cost for Federal income tax purposes.

+Non-income producing security.

                      See notes to financial statements.

CHUBB SERIES TRUST
STATEMENT OF ASSETS AND LIABILITIES-(Unaudited)
June 30, 1995

                                                           Resolute
                                                           Treasury                                     Resolute        Resolute
                                                             Money         Resolute       Resolute        Small      International
                                                            Market           Bond          Equity        Company         Equity
                                                           Portfolio       Portfolio      Portfolio     Portfolio      Portfolio
                                                          -----------     -----------    -----------   -----------   -------------
ASSETS
Investments, at cost-see accompanying
 portfolios..........................................     $ 1,176,925     $ 1,259,794    $ 3,605,653   $ 2,322,124    $ 3,565,079
                                                          ===========     ===========    ===========   ===========    ===========
 Investments, at value (Note B)......................     $ 1,177,228     $ 1,312,187    $ 3,786,294   $ 2,552,622    $ 3,584,858
 Cash................................................             170           3,069          8,159           334        865,796
 Accrued investment income...........................                          18,425          4,211         3,713         22,272
 Receivable for portfolio securities sold............                         138,197         85,355        10,284         41,774
 Deferred organization costs (Note F)................           8,884           8,884          8,884         8,884          8,884
                                                          -----------     -----------    -----------   -----------    -----------
       Total Assets..................................       1,186,282       1,480,762      3,892,903     2,575,837      4,523,584
LIABILITIES
 Due to Chubb Life Insurance Company
  of America.........................................              41          11,119         42,646        13,287         44,669
 Payable for portfolio securities purchased..........                         201,834        125,372        90,721        737,885
 Accrued expenses....................................          11,921          13,069         15,431        21,090         22,297
                                                          -----------     -----------    -----------   -----------    -----------
       Total Liabilities.............................          11,962         226,022        183,449       125,098        804,851
                                                          -----------     -----------    -----------   -----------    -----------
NET ASSETS...........................................     $ 1,174,320     $ 1,254,740    $ 3,709,454   $ 2,450,739    $ 3,718,733
                                                          ===========     ===========    ===========   ===========    ===========
NET ASSETS CONSIST OF:
 Paid in capital.....................................     $ 1,148,575     $ 1,144,176    $ 3,461,607   $ 2,089,738    $ 3,679,175
 Undistributed net investment income.................          25,491          35,738         13,819        12,164         22,922
 Accumulated net realized gain (loss)
  from investments...................................             (49)         22,433         53,387       118,339         38,147
 Undistributed net realized loss from
  foreign currency transactions......................                                                                     (39,322)
 Net unrealized gain on investments (Note C).........             303          52,393        180,641       230,498         19,779
 Net unrealized loss on translation of assets
  and liabilities in foreign currencies (Note C).....                                                                      (1,968)
                                                          -----------     -----------    -----------   -----------    -----------
NET ASSETS...........................................     $ 1,174,320     $ 1,254,740    $ 3,709,454   $ 2,450,739    $ 3,718,733
                                                          ===========     ===========    ===========   ===========    ===========
Shares of common stock outstanding
 (unlimited shares authorized).......................         114,579         114,039        310,730       208,434        361,245
                                                          ===========     ===========    ===========   ===========    ===========
Net asset value and offering price per share.........     $     10.25     $     11.00    $     11.94   $     11.76    $     10.29
                                                          ===========     ===========    ===========   ===========    ===========

                      See notes to financial statements.

CHUBB SERIES TRUST
STATEMENT OF OPERATIONS-(Unaudited)
For the period January 3, 1995 to June 30, 1995

                                                           Resolute
                                                           Treasury                                     Resolute        Resolute
                                                             Money         Resolute       Resolute        Small      International
                                                            Market           Bond          Equity        Company         Equity
                                                           Portfolio       Portfolio      Portfolio     Portfolio      Portfolio
                                                          -----------     -----------    -----------   -----------   -------------
INVESTMENT INCOME
Income:
 Interest.........................................        $   28,528      $   39,923     $    5,120    $    6,562    $    2,720
 Dividends........................................                                           15,251        17,821        34,857
 Foreign taxes withheld...........................                                               (5)                     (1,242)
                                                          ----------      ----------     ----------    ----------    ----------
   Total investment
    income........................................            28,528          39,923         20,366        24,383        36,335
Expenses:
 Advisory fees (Note D)...........................             2,024           2,790          4,365         8,500         8,942
 Director's fees..................................             5,044           5,503          9,770        10,541        10,809
 Professional fees................................             4,771           5,195          6,319         9,958        10,173
 Security valuation...............................             1,880           2,053          2,543         3,931         4,040
 Shareholder reports..............................             1,433           1,556          1,867         2,986         3,037
 Amortization of deferred organization
  costs (Note F)..................................               949             949            949           949           949
 Insurance expense................................               839             917          1,135         1,754         1,803
 Custodian fees...................................               254             558          1,091         2,125         2,794
 Miscellaneous expenses...........................               780             783            793           813           816
                                                          ----------      ----------     ----------    ----------    ----------
   Total expenses.................................            17,974          20,304         28,832        41,557        43,363
 Expenses reimbursed by Chubb Life
  and Morgan (Note D).............................           (14,937)        (16,119)       (22,285)      (29,338)      (29,950)
                                                          ----------      ----------     ----------    ----------    ----------
   Net expenses...................................             3,037           4,185          6,547        12,219        13,413
                                                          ----------      ----------     ----------    ----------    ----------
   Net investment income..........................            25,491          35,738         13,819        12,164        22,922
REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS AND FOREIGN CURRENCY
 Net realized gain (loss) on investments..........               (49)         22,433         53,387       118,339        38,147
 Net realized loss from foreign
  currency transactions...........................                                                                      (39,322)
 Net unrealized gain on investments...............               303          52,393        180,641       230,498        19,779
 Net change in unrealized loss on translation of
  assets and liabilities in foreign currencies....                                                                       (1,968)
                                                          ----------      ----------     ----------    ----------    ----------
   Net realized and unrealized gain on
    investments and foreign currency..............               254          74,826        234,028       348,837        16,636
                                                          ----------      ----------     ----------    ----------    ----------
Net increase in net assets
 resulting from operations........................        $   25,745      $  110,564     $  247,847    $  361,001    $   39,558
                                                          ==========      ==========     ==========    ==========    ==========

                      See notes to financial statements.

CHUBB SERIES TRUST
STATEMENT OF CHANGES IN NET ASSETS-(Unaudited)
For the period January 3, 1995 to June 30, 1995

                                                           Resolute
                                                           Treasury                                     Resolute        Resolute
                                                             Money         Resolute       Resolute        Small      International
                                                            Market           Bond          Equity        Company         Equity
                                                           Portfolio       Portfolio      Portfolio     Portfolio      Portfolio
                                                          -----------     -----------    -----------   -----------   -------------
Increase (decrease) in net assets
From operations:
 Net investment income................................    $    25,491     $    35,738    $    13,819   $    12,164   $    22,922
 Net realized gain (loss) on
  investments.........................................            (49)         22,433         53,387       118,339        38,147
 Net realized foreign exchange loss...................                                                                   (39,322)
 Net change in unrealized gain
  on investments......................................            303          52,393        180,641       230,498        19,779
 Net change in unrealized loss on translation of
  assets and liabilities in foreign currencies........                                                                    (1,968)
                                                          -----------     -----------    -----------   -----------   -----------
 Net increase in net assets
  resulting from operations...........................         25,745         110,564        247,847       361,001        39,558
 Increase in net assets derived from
  shareholder transactions (Note E)...................      1,148,565       1,144,166      3,461,597     2,089,728     3,679,165
                                                          -----------     -----------    -----------   -----------   -----------
 Net increase in
  net assets..........................................      1,174,310       1,254,730      3,709,444     2,450,729     3,718,723
 Net Assets:
  Beginning of period.................................             10              10             10            10            10
                                                          -----------     -----------    -----------   -----------   -----------
  End of period (1)...................................    $ 1,174,320     $ 1,254,740    $ 3,709,454   $ 2,450,739   $ 3,718,733
                                                          -----------     -----------    -----------   -----------   -----------
 (1) Including undistributed net investment income....    $    25,491     $    35,738    $    13,819   $    12,164   $    22,922
                                                          ===========     ===========    ===========   ===========   ===========

                      See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
CHUBB SERIES TRUST
June 30, 1994

NOTE A--ORGANIZATION

Chubb Series Trust (the "Trust") is an open-end management investment company registered under the Investment Company Act of 1940. The Trust was organized as a Delaware Business Trust on October 28, 1993 for the purpose of funding Flexible Premium Variable Life Insurance Policies issued by Chubb Life Insurance Company of America ("Chubb Life") and its affiliated insurance companies. The Trust is composed of five separate portfolios (the "Portfolios"): the Resolute Treasury Money Market Portfolio, the Resolute Bond Portfolio, the Resolute Equity Portfolio, the Resolute Small Company Portfolio and the Resolute International Equity Portfolio. Chubb Life's ownership at June 30, 1995 is as follows:

                                                                             Percentage of
      Portfolio                                            Shares Owned   Shares Outstanding
      Resolute Treasury Money Market Portfolio........       100,001            87.28%
      Resolute Bond Portfolio.........................       100,001            87.69%
      Resolute Equity Portfolio.......................       100,001            32.18%
      Resolute Small Company Portfolio................       200,001            95.95%
      Resolute International Equity Portfolio.........       200,001            55.36%

NOTE B--SIGNIFICANT ACCOUNTING POLICIES

Valuation of Investments: An equity security listed on a stock exchange is valued at the closing sale price on the exchange on which such security is principally traded. If no sale took place, the mean of the bid and asked prices at the close of trading is used. A security not listed on a stock exchange is valued at the closing sale price as reported on a readily available market quotation system, or, if no sales took place, the mean of the bid and asked prices at the close of trading in the over-the-counter market. Quotations of foreign securities in foreign currencies are converted to U.S. dollar equivalents using appropriately translated foreign market closing prices. Securities listed on a foreign exchange are valued at the last quoted sale price available before the time when net assets are valued. Securities or other assets for which market quotations are not readily available are valued at fair value in accordance with procedures established by the Portfolios' Trustees. All portfolio securities with a remaining maturity of less than 60 days are valued by the amortized cost method.

Trading in securities on most foreign exchanges and over-the-counter markets is normally completed before the close of the domestic market and may also take place on days on which the domestic market is closed. If events materially affecting the value of foreign securities occur between the time when the exchange on which they are traded closes and the time when the Portfolio's net asset value is calculated, such securities will be valued at fair value in accordance with procedures established by and under the general supervision of the Portfolios' Trustees.

The books and records of the Portfolios are maintained in U.S. dollars. The market values of investment securities, other assets and liabilities and forward contracts stated in foreign currencies are translated at the prevailing exchange rates at the end of the period. Purchases, sales, income and expense are translated at the exchange rate prevailing on the respective dates of such transactions. Translation gains and losses resulting from changes in the exchange rate during the reporting period and gains and losses realized upon settlement of foreign currency transactions are reported in the Statement of Operations.

NOTES TO FINANCIAL STATEMENTS
CHUBB SERIES TRUST
June 30, 1995

NOTE B--SIGNIFICANT ACCOUNTING POLICIES--(Continued)

Since the net assets of the Portfolios are presented at the exchange rates and market values prevailing at the end of the period, the Portfolios do not isolate the portion of the results of operations arising as a result of changes in foreign exchange rates from the fluctuations arising from changes in the market prices of securities during the period.

The Portfolios may enter into forward foreign currency contracts to protect securities and related receivables and payables against fluctuations in future foreign currency rates. A forward contract is an agreement to buy or sell currencies of different countries on a specified future date at a specified rate. Risks associated with such contracts include the movement in the value of the foreign currency relative to the U.S. dollar and the ability of the counterparty to perform. The market value of the contract will fluctuate with changes in currency exchange rates. Contracts are valued daily and the change in the market value is recorded by the Portfolio as unrealized appreciation or depreciation of foreign currency translations. At June 30, 1995, the Resolute International Equity Portfolio had the following open forward foreign currency contracts:

Summary of Open Contracts

                                                                                U.S. Dollar      Net Unrealized
Foreign Currency                                  Contracts to                   Value at         Appreciation/
Purchase Contracts        Settlement Date           Receive         Cost         06/30/95        (Depreciation)
-------------------      -----------------        ------------    --------      -----------      --------------
French Franc             07/03/95-07/04/95          909,897       $186,480       $187,705            $1,225
Great British Pound      07/03/95-07/04/95          193,671        309,981        308,147            (1,834)
Hong Kong Dollar         07/03/95-07/04/95          258,269         33,379         33,381                 2
Italian Lira                      07/03/95       46,114,500         27,098         28,169             1,071
Japanese Yen             07/03/95-07/04/95        6,949,271         82,390         81,852              (538)
Malysian Ringgit                  07/05/95           83,635         34,329         34,306               (23)
Singapore Dollar                  07/04/95           52,495         37,590         37,563               (27)
Spanish Pesata                    07/04/95        1,438,919         11,912         11,883               (29)
Swiss Franc                       07/04/95           14,418         12,573         12,514               (59)
                                                                  --------       --------            ------
                                                                  $735,732       $735,520             ($212)
                                                                  ========       ========            ======

                                                                                U.S. Dollar
Foreign Currency                                  Contracts to                   Value at        Net Unrealized
 Sale Contracts           Settlement Date           Deliver         Cost         06/30/95        (Depreciation)
-------------------      -----------------        ------------    --------      -----------      --------------
French Franc                      07/03/95            72,553      $ 14,908       $ 14,967              ($59)
Great British Pound               08/01/95        43,882,955        26,679         26,807              (128)
Japanese Yen                      07/10/95        25,515,100       339,706        341,762            (2,056)
                                                                  --------       --------           -------
                                                                  $381,293       $383,536           ($2,243)
                                                                  ========       ========           =======

Security Transactions and Investment Income: Security transactions are recorded on a trade date basis. Realized gains and losses on investments sold are recorded on the basis of the first-in, first-out method. Interest income, including where applicable, amortization of discount on investments, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date, except for

NOTES TO FINANCIAL STATEMENTS
CHUBB SERIES TRUST
June 30,1995

certain dividends from foreign securities, which are recorded as soon as the Portfolios are informed of the dividend.

Repurchase Agreements: The Trust may purchase Portfolio securities from financial institutions deemed to be creditworthy by the investment adviser subject to the seller's agreement to repurchase and the Trust's agreement to resell such securities at mutually agreed upon prices. Securities purchased subject to such repurchase agreements are deposited with the Trust's custodian or are maintained in the Federal Reserve/Treasury book-entry system and must have, at all times, an aggregate market value greater than 101% of the repurchase price (including accrued interest).

If the value of the underlying security, including accrued interest, falls below the value of 101% of the repurchase price plus accrued interest, the Trust will require the seller to deposit the additional collateral by the next business day. Default or bankruptcy of the seller may, however, expose the applicable Portfolio of the Trust to possible delay in connection with the disposition of the underlying securities of loss to the extent that proceeds from a sale of the underlying securities were less than the repurchase price under the agreement.

Dividends and Distributions to Shareholders: Distribution to shareholders from ordinary income and net realized capital gains are declared and distributed at least once annually. Dividends and distributions are recorded on the ex-dividend date.

Federal Taxes: It is the policy of the Trust that each Portfolio continue to qualify as a regulated investment company, by complying with the requirements of the Internal Revenue Code applicable to regulated investment companies, and by distributing substantially all of its taxable earnings to its shareholders. Therefore, no Federal tax provision is required.

NOTE C--INVESTMENTS

Net realized gains and losses on investment securities sold are determined by using the first-in, first-out method. The aggregate cost of investments owned for Federal income tax purposes is the same as for financial reporting purposes.

As of June 30, 1995, gross unrealized gains and losses were as follows:

                                                         Gross         Gross           Net
                                                       Unrealized    Unrealized     Unrealized
                                                         Gains         Losses      Gain/(Loss)
                                                       ----------    ----------    -----------
Resolute Treasury Money Market Portfolio..........     $    303      $      0      $     303
Resolute Bond Portfolio...........................       53,063           670         52,393
Resolute Equity Portfolio.........................      198,893        18,252        180,641
Resolute Small Company Portfolio..................      284,258        53,760        230,498
Resolute International Equity Portfolio...........      138,694       118,915         19,779

As of June 30, 1995, the International Equity Portfolio had unrealized foreign currency losses of $1,968.

NOTES TO FINANCIAL STATEMENTS
CHUBB SERIES TRUST
June 30, 1995

Purchases and sales of investment securities for the period ended June 30, 1995, other than short-term obligations, were as follows:

                                                                       Proceeds
                                                       Cost of           from
                                                      Investment      Investment
                                                      Securities      Securities
                                                      Purchased          Sold
                                                      ----------      ----------
Resolute Bond Portfolio.........................      $3,056,023      $1,894,136
Resolute Equity Portfolio.......................       4,034,693         594,709
Resolute Small Company Portfolio................       2,900,324         944,245
Resolute International Equity Portfolio.........       4,668,621       1,146,826

NOTE D--INVESTMENT ADVISORY FEES, MANAGEMENT AGREEMENTS

The Trust has entered into an investment management agreement with Chubb Investment Advisory Corporation, ("Chubb Investment"), a wholly-owned subsidiary of Chubb Life. Under the agreement, Chubb Investment provides investment management, administrative and transfer agency services for the Trust. Chubb Investment is paid a fee for its services, computed daily and paid monthly, at the annual rate of: .40% of average daily net assets of the Resolute Treasury Money Market Portfolio; .50% of average daily net assets of the Resolute Bond Portfolio; .60% of average daily net assets of the Resolute Equity Portfolio;
 .80% of average daily net assets of the Resolute Small Company Portfolio, and .80% of average daily net assets of the Resolute International Equity Portfolio.

Morgan Guaranty Trust Company of New York ("Morgan") serves as sub-investment manager to the Trust, providing investment advice and management services for each Portfolio. As compensation for its services, Morgan is entitled to receive fees from Chubb Investment (and not from the Portfolios), computed daily and paid monthly, at an annual rate of: .20% of average daily net assets of the Resolute Treasury Money Market Portfolio; .30% of average daily net assets of the Resolute Bond Portfolio; .40% of average daily net assets of the Resolute Equity Portfolio; .60% of average daily net assets of the Resolute Small Company Portfolio, and .60% of the average daily net assets of the Resolute International Equity Portfolio.

Chubb Life and Morgan have agreed that for the first two years of the Trust's existence they will each assume 50% of the expenses of each Portfolio of the Trust in excess of .60%, .75%, .90%, 1.15% and 1.20% of the average daily net assets value respectively of the Treasury Money Market, Bond, Equity, Small Company and Resolute International Equity Portfolios.

NOTES TO FINANCIAL STATEMENTS
CHUBB SERIES TRUST
June 30, 1995

NOTE E--SHAREHOLDERS' TRANSACTIONS

Following is a summary of transactions with shareholders for each portfolio for the period January 3, 1995 to June 30, 1995.

                                                           Resolute Treasury Money Market Portfolio
                                                        ----------------------------------------------
                                                                  Shares             Dollars
                                                                 --------          ----------
Shares sold...........................................           116,971           $1,173,002
Shares redeemed.......................................            (2,393)             (24,437)
                                                                 -------           ----------
    Net increase......................................           114,578           $1,148,565
                                                                 =======           ==========

                                                                    Resolute Bond Portfolio
                                                        ----------------------------------------------
                                                                  Shares             Dollars
                                                                 --------          ----------
Shares sold...........................................           116,680           $1,172,243
Shares redeemed.......................................            (2,642)             (28,077)
                                                                 -------           ----------
    Net increase......................................           114,038           $1,144,166
                                                                 =======           ==========

                                                                   Resolute Equity Portfolio
                                                        ----------------------------------------------
                                                                  Shares             Dollars
                                                                 --------          ----------
Shares sold...........................................           314,531           $3,506,269
Shares redeemed.......................................            (3,802)             (44,672)
                                                                 -------           ----------
    Net increase......................................           310,729           $3,461,597
                                                                 =======           ==========

NOTES TO FINANCIAL STATEMENTS
CHUBB SERIES TRUST
June 30, 1995

NOTE E--SHAREHOLDERS' TRANSACTIONS-(Continued)

                                                               Resolute Small Company Portfolio
                                                        ----------------------------------------------
                                                                  Shares             Dollars
                                                                 --------          ----------
Shares sold...........................................           209,688           $2,104,065
Shares redeemed.......................................           (1,255)              (14,337)
                                                                 -------           ----------
    Net increase......................................           208,433           $2,089,728
                                                                 =======           ==========

                                                           Resolute International Equity Portfolio
                                                        ----------------------------------------------
                                                                  Shares             Dollars
                                                                 --------          ----------
Shares sold...........................................           366,687           $3,734,726
Shares redeemed.......................................           (5,443)              (55,561)
                                                                 -------           ----------
    Net increase......................................           361,244           $3,679,165
                                                                 =======           ==========

NOTE F--ORGANIZATION COSTS

Costs incurred in connection with the initial organization of the Trust are being amortized on the straight-line basis over a period of five years.